                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                              DIGITAL ISLAND, INC.

                            OCEAN ACQUISITION CORP.

                                      and

                                SOFTAWARE, INC.




                                 JULY 17, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                   Page
                                                                                   ----
ARTICLE I THE MERGER..............................................................   2

      1.1    The Merger...........................................................   2
      1.2    Closing; Effective Time..............................................   2
      1.3    Effect of the Merger.................................................   2
      1.4    Articles of Incorporation; Bylaws....................................   2
      1.5    Directors and Officers...............................................   3
      1.6    Effect on Capital Stock..............................................   3
      1.7    Surrender of Certificates............................................   5
      1.8    No Further Ownership Rights in Company Capital Stock.................   7
      1.9    Lost, Stolen or Destroyed Certificates...............................   7
      1.10   Withholding..........................................................   8
      1.11   Exemption from Registration..........................................   8
      1.12   Taking of Necessary Action; Further Action...........................   9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY..............................  10

      2.1    Organization, Standing and Power.....................................  10
      2.2    Capital Structure....................................................  10
      2.3    Authority............................................................  11
      2.4    Financial Statements.................................................  12
      2.5    Absence of Certain Changes...........................................  13
      2.6    Absence of Undisclosed Liabilities...................................  13
      2.7    Litigation...........................................................  13
      2.8    Restrictions on Business Activities..................................  13
      2.9    Governmental Authorization...........................................  14
      2.10   Title to Property....................................................  14
      2.11   Intellectual Property................................................  14
      2.12   Environmental Matters................................................  15
      2.13   Taxes................................................................  16
      2.14   Employee Benefit Plans...............................................  17
      2.15   Certain Agreements Affected by the Merger............................  20
      2.16   Employee Matters.....................................................  20
      2.17   Interested Party Transactions........................................  20
      2.18   Insurance............................................................  21
      2.19   Compliance With Laws.................................................  21
      2.20   Minute Books.........................................................  21
      2.21   Customers and Suppliers..............................................  21
      2.22   Material Contracts...................................................  21
      2.23   No Breach of Material Contracts......................................  22
      2.24   Complete Copies of Materials.........................................  22
      2.25   Shareholder Agreement; Irrevocable Proxies...........................  22

      2.26   Vote Required........................................................   23
      2.27   Board Approval.......................................................   23
      2.28   Tax Treatment........................................................   23
      2.29   Information Statement and Proxy Statement............................   23
      2.30   Company Affiliates...................................................   23
      2.31   Brokers' and Finders' Fees...........................................   24
      2.32   Representations Complete.............................................   24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT..............................   24

      3.1    Organization, Standing and Power.....................................   24
      3.2    Capital Structure....................................................   24
      3.3    Authority............................................................   25
      3.4    SEC Documents; Financial Statements..................................   26
      3.5    No Breach of Material Agreements.....................................   26
      3.6    Absence of Undisclosed Liabilities...................................   26
      3.7    Litigation...........................................................   27
      3.8    Board Approval.......................................................   27
      3.9    Information Statement and Proxy Statement............................   27
      3.10   Tax Treatment........................................................   27
      3.11   Broker's and Finders' Fees...........................................   27
      3.12   Complete Copies of Materials.........................................   27
      3.13   Representations Complete.............................................   28

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME....................................   28

      4.1    General Conduct of Business..........................................   28
      4.2    Conduct of Business of Company.......................................   28
      4.3    Conduct of Parent....................................................   31
      4.4    No Solicitation......................................................   31
      4.5    Reorganization.......................................................   32

ARTICLE V ADDITIONAL AGREEMENTS...................................................   32

      5.1    Information Statement................................................   32
      5.2    Meeting of Securityholders...........................................   33
      5.3    Access to Information................................................   33
      5.4    Confidentiality......................................................   33
      5.5    Public Disclosure....................................................   33
      5.6    Consents; Cooperation................................................   34
      5.7    Further Assurances...................................................   34
      5.8    Company Shareholder Agreements.......................................   34
      5.9    Blue Sky Laws........................................................   35
      5.10   Employee Benefit Plans...............................................   35
      5.11   Form S-8.............................................................   37
      5.12   Listing of Additional Shares.........................................   37
      5.13   Employees............................................................   37

      5.14   Escrow Agreements....................................................   37
      5.15   Expenses.............................................................   37
      5.16   Director and Officer Indemnification.................................   38
      5.17   Preferred Stock; Warrants............................................   38

ARTICLE VI CONDITIONS TO THE MERGER...............................................   39

      6.1    Conditions to Obligations of Each Party to Effect the Merger.........   39
      6.2    Additional Conditions to Obligations of Company......................   40
      6.3    Additional Conditions to the Obligations of Parent and Merger Sub....   40

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.....................................   43

      7.1    Termination..........................................................   43
      7.2    Effect of Termination................................................   44
      7.3    Expenses and Termination Fees........................................   44
      7.4    Amendment............................................................   45
      7.5    Extension; Waiver....................................................   46

ARTICLE VIII ESCROW AND INDEMNIFICATION...........................................   46

      8.1    Escrow Fund..........................................................   46
      8.2    Indemnification......................................................   46
      8.3    Escrow Period........................................................   47
      8.4    Claims upon Escrow Funds.............................................   47
      8.5    Objections to Claims.................................................   47
      8.6    Resolution of Conflicts; Arbitration.................................   48
      8.7    Shareholders' Agent..................................................   48
      8.8    Actions of the Shareholders' Agent...................................   49
      8.9    Third-Party Claims...................................................   49

ARTICLE IX GENERAL PROVISIONS.....................................................   50

      9.1    Non-Survival at Effective Time.......................................   50
      9.2    Notices..............................................................   50
      9.3    Interpretation.......................................................   51
      9.4    Counterparts.........................................................   51
      9.5    Entire Agreement; Nonassignability; Parties in Interest..............   51
      9.6    Severability.........................................................   52
      9.7    Remedies Cumulative..................................................   52
      9.8    Governing Law........................................................   52
      9.9    Rules of Construction................................................   52
      9.10   Definitions..........................................................   52

Exhibits
--------

Exhibit A       Form of Agreement of Merger
Exhibit B       Exchange Ratio
Exhibit C       Form of Shareholder Agreement
Exhibit D       Form of Shareholder Representation Agreement
Exhibit E-1     Form of Stock Escrow Agreement
Exhibit E-2     Form of Cash Escrow Agreement
Exhibit F       Form of Employment and Non-Competition Agreement
Exhibit G       Form of Parent Tax Representation Certificate
Exhibit H       Form of Company Tax Representation Certificate
Exhibit I       Form of Option Acceleration Waiver
Exhibit J       Form of 280G Waiver


Schedules
---------

Company Disclosure Schedule
Parent Disclosure Schedule
Schedule 2.2    Capital Structure
Schedule 2.7    Litigation
Schedule 2.10   Real Property
Schedule 2.11   Intellectual Property
Schedule 2.14   Employee Benefit Plans
Schedule 2.22   Material Contracts
Schedule 2.30   Company Affiliates
Schedule 5.10   Company Options
Schedule 5.13   Employment Agreement Employees
Schedule 6.3    Accelerated Vesting Waivers
Schedule 9.10   List of Senior Company Employees

                      AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July 17, 2000, by and among DIGITAL ISLAND, INC., a Delaware corporation ("Parent"), OCEAN ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and SOFTAWARE, INC., a California corporation ("Company").

                                    RECITALS

          A. The Board of Directors of Company has unanimously (i) determined that it is advisable and fair to, and in the best interests of, Company and its shareholders that, upon the terms and subject to the conditions of this Agreement, Merger Sub merge with and into Company, with Company being the surviving corporation (the "Merger"), (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) determined to recommend the approval of this Agreement and the Merger by the shareholders of Company.

          B. The Board of Directors of Parent has (i) determined that the Merger is advisable and fair to, and in the best interests, of Parent and its stockholders and, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby.

          C. Pursuant to the Merger, among other things, the outstanding shares of Common Stock, no par value, of Company ("Company Common Stock"), shall be converted into the right to receive cash and shares of Common Stock, par value $.001 per share, of Parent ("Parent Common Stock") at the rates set forth herein.

          D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

          E. Concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, certain affiliates of Company have on the date hereof entered into Shareholder Agreements in the form attached hereto as Exhibit C (the "Shareholder
                                          ---------
Agreements") pursuant to which they have agreed, among other things, to vote the shares of Company Common Stock over which such persons have voting power to approve this Agreement and the Merger.

          NOW, THEREFORE, in consideration of the foregoing, the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

          1.1  The Merger. At the Effective Time (as defined in Section 1.2
               ----------
below) and upon the terms and subject to the conditions of this Agreement, the Agreement of Merger attached hereto as Exhibit A (the "Agreement of Merger") and
                                       ---------
the applicable provisions of the California Corporations Code ("California Law"), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger. Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2  Closing; Effective Time. Unless this Agreement shall have been
               -----------------------
terminated and the transactions contemplated herein shall have been abandoned pursuant to Section 7.1, the closing of the Merger (the "Closing") shall take place as soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI or at such other time as the parties hereto may agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, or at such other location as the parties hereto may agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of such filing or such later time as may be agreed upon by the parties as set forth in the Merger Agreement being the "Effective Time").

          1.3  Effect of the Merger. At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Articles of Incorporation; Bylaws.
               ---------------------------------

               (a) At the Effective Time, the Articles of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation; provided,
                                                                  --------
however, that immediately after the Effective Time the Articles of
-------
Incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety like the Articles of Incorporation of Merger Sub with
Article I of the Articles of Incorporation amended to read as follows: "The name of the corporation is SOFTAWARE, Inc."

               (b) At the Effective Time, the Bylaws of Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended; provided, however, that immediately
                                      --------  -------
after the Effective Time the Bylaws of
the Surviving Corporation shall be amended and restated in their entirety so as to read like the Bylaws of Merger Sub.

          1.5  Directors and Officers. At the Effective Time, (a) the directors
               ----------------------
of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified, and (b) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

          1.6  Effect on Capital Stock. At the Effective Time, by virtue of the
               -----------------------
Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

               (a)  Conversion of Company Capital Stock.  Subject to reduction
                    -----------------------------------
as a result of any Dissenting Shares (as defined below), the maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of options ("Company Options") and warrants ("Company Warrants") to acquire shares of Company Common Stock assumed by Parent) in exchange for the acquisition by Parent of all outstanding shares of capital stock of Company ("Company Capital Stock"), all unexercised and outstanding warrants to acquire Company Capital Stock and all unexpired, unexercised or outstanding options, vested or unvested, to acquire Company Capital Stock (collectively, "Company Securities") shall be (i) 9,375,000 shares of Parent Common Stock, subject to adjustment pursuant to Section 1.6(f) below (as so adjusted, the "Merger Shares"), and (ii) the additional number of shares of Parent Common Stock issuable in lieu of Merger Cash upon exercise following the Effective Time of Company Options to be assumed pursuant to Section 5.10 of this Agreement, subject to adjustment pursuant to Section 1.6(f) below. The maximum amount of cash to be paid in consideration for the acquisition by Parent of the Company Securities shall be $20,000,000 (less (i) the amount of any Excess Costs, as defined in Section 5.15 below and (ii) all applicable federal and state income and employment taxes (including but not limited to FICA, FUTA, Medicare, and state disability insurance) imposed in connection with the issuance by the Company of all securities as set forth in Schedule 4.2 hereof), subject to adjustment pursuant to Section 1.6(f) below (as so adjusted, the "Merger Cash" and together with the Merger Shares, the "Merger Consideration") and subject to reduction as a result of any Dissenting Shares. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock, each share of Company Capital Stock outstanding immediately prior to the Effective Time (other than shares, if any, held by persons who shall have perfected, and not withdrawn or otherwise forfeited at or prior to the Effective Time, dissenters' or appraisal rights in accordance with California Law ("Dissenting Shares")) shall be converted into and exchanged for the right to receive such number of Merger Shares and such portion of the Merger Cash as shall be determined in accordance with Exhibit B hereof (the "Exchange Ratio");
                                       ---------
it being understood that the Company Options shall be taken into account in calculating the portion of the Merger Cash Payable per share of Company Capital Stock, even though no Merger Cash will be paid on the Company Options.

               (b)  Cancellation of Company Capital Stock Owned by Parent,
                    ------------------------------------------------------
Merger Sub or Company. At the Effective Time, all shares of Company Capital
---------------------
Stock that are owned by

Company as treasury stock, and each share of Company Capital Stock
(if any) owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or of Company immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof.

          (c)  Company Stock Option Plan.  At the Effective Time, Company's
               -------------------------
Stock Option Plan, (the "Company Stock Option Plan"), and all Company Options outstanding under the Company Stock Option Plan immediately prior to the Effective Time, shall be assumed by Parent in accordance with Section 5.10 and thereafter constitute the right to purchase such number of shares of Parent Common Stock determined in accordance with Section 5.10. Notwithstanding anything to the contrary, no Merger Cash shall be payable with respect to the Company Options so assumed.

          (d)  Unvested Company Common Stock.  If any shares of Company Common
               -----------------------------
Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under the Company Stock Option Plan, any applicable restricted stock purchase agreement, or other agreement with Company or under which Company has any rights, then (unless such condition terminates by virtue of the Merger pursuant to the express terms of such agreement) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly bear any appropriate legends. In addition, the Merger Cash consideration paid on those unvested shares in the Merger shall be held in escrow by Parent (and invested in the same money market fund specified in the Cash Escrow Agreement, pending distribution thereof) and shall be paid out (together with any income thereon) as those shares subsequently vest in accordance with the vesting schedule in effect for those shares immediately prior to the Effective Time. Any cash held in escrow on unvested shares repurchased by Parent pursuant to such repurchase options or otherwise forfeited by the holders of those unvested shares shall revert to the Parent. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (e)  Capital Stock of Merger Sub.  At the Effective Time, each share
               ---------------------------
of common stock, par value $.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f)  Adjustments to Merger Shares.  The number of Merger Shares shall
               ----------------------------
be appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time, so as to provide Parent and the shareholders of the Company the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, like change or increase.

          (g)  Fractional Shares.  No fraction of a share of Parent Common Stock
               -----------------
will be issued hereunder, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing bid prices for a share of Parent Common Stock as quoted on the Nasdaq National Market for the twenty (20) trading days immediately preceding (but not including) the last full trading day prior to date on which the Effective Time occurs (the "Closing Market Value").

          (h)  Dissenters' Rights.  Any Dissenting Shares shall not be
               ------------------
converted into Merger Consideration or the right to receive Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Company agrees that, except with the prior written consent of Parent, or as required under California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of California law, becomes entitled to payment of the fair value for shares of Company Capital Stock shall receive payment therefor from the Company (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Company Capital Stock, the amount of Merger Consideration to which such shareholder would otherwise be entitled under this
Section 1.6 less (i) the number of shares allocable to such shareholder that have been deposited in the Stock Escrow Fund (as defined below) in respect of such shares of Parent Common Stock pursuant to Section 1.7 and Article VIII hereof and (ii) the amount of cash allocable to such shareholders that has been deposited in the Cash Escrow Fund (as defined below) pursuant to Section 1.7 and
Article VIII hereof.

          1.7  Surrender of Certificates.
               -------------------------

               (a)  Exchange Agent.  Parent's transfer agent or another
                    --------------
institution selected by Parent and reasonably acceptable to Company shall act as exchange agent (the "Exchange Agent") in the Merger.

               (b)  Parent to Provide Common Stock and Cash.  As soon as
                    ---------------------------------------
practicable, but in no event later than ten (10) days, after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, (i) the shares of Parent Common Stock issuable, and the cash payable, pursuant to
Section 1.6(a) in exchange for shares of Company Capital Stock outstanding immediately prior to the Effective Time, less the number of shares of Parent Common Stock to be deposited in a stock escrow fund (the "Stock Escrow Fund") and the portion of the Merger Cash to be deposited into a cash escrow fund (the "Cash Escrow Fund" and, together with the

Stock Escrow Fund, the "Escrow Funds") pursuant to the requirements of Article VIII, and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g).

               (c)  Exchange Procedures.  Promptly after the Effective Time,
                    -------------------
Parent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Capital Stock, whose shares were converted into the right to receive Merger Consideration (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash consideration to which such holder is entitled (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment of cash consideration which such holder has the right to receive pursuant to
Section 1.6, less the number of shares of Parent Common Stock and cash to be deposited in the Escrow Funds on such holder's behalf pursuant to Article VIII hereof, and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Parent shall cooperate in good faith in making available the letter of transmittal and related instructions on a timely basis so that the holders can effect such surrender at the Closing. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock, and the right to receive the cash consideration in accordance with Section 1.6, into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII hereof) a certificate or certificates representing fifteen percent (15%) of the sum of the Merger Shares which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this
Section 1.7, together with fifteen percent (15%) of the Merger Cash, both to be held in the respective Escrow Funds in accordance with Article VIII. Such shares and cash shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Parent for certain damages as provided in
Article VIII hereof. During the period in which the Merger Shares are retained in the Stock Escrow Fund (i) the Company's shareholders shall be entitled to vote such Merger Shares and receive any dividends paid thereon, and (ii) Parent will show Merger Shares in the Stock Escrow Fund as outstanding on its balance sheet. To the extent not used for such purposes, such shares and cash shall be released, all as provided in Article VIII hereof.

               (d)  Distributions With Respect to Unexchanged Shares.  No
                    ------------------------------------------------
dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Parent Common Stock.

               (e)  Transfers of Ownership.  If any certificate for shares of
                    ----------------------
Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (f)  No Liability.  Notwithstanding anything to the contrary in
                    ------------
this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (g)  Dissenting Shares.  The provisions of this Section 1.7
                    -----------------
shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Parent Common Stock and amount of Merger Cash to which such holder is entitled pursuant to Section
1.6 hereof.

          1.8  No Further Ownership Rights in Company Capital Stock. All shares
               ----------------------------------------------------
of Parent Common Stock issued, and cash consideration paid, upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          1.9  Lost, Stolen or Destroyed Certificates. In the event any
               --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash consideration and cash in lieu of fractional shares as may be required pursuant to Section 1.6; provided, however, that Parent may, in its
                                  --------  -------
discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Exchange Agent or the Escrow Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.10  Withholding. Each of the Surviving Corporation, Parent and the
                -----------
Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that any amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

          1.11  Exemption from Registration.
                ---------------------------

                (a) The shares of Parent Common Stock to be issued in the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof or, to the extent Section 1.11(b) is applicable, pursuant to
Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder. Subject to the provisions hereof, the shares of Parent Common Stock to be issued in the Merger will be qualified under the California Corporations Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law, and (if deemed necessary by Parent in its good faith judgment) such fairness hearing shall also address the assumption by Parent of all Company Options pursuant to this Agreement. Parent and Company shall each use all requisite commercially reasonable efforts (i) to file, as promptly as practicable following the execution and delivery of this Agreement an application for issuance of a permit pursuant to Section 25121 of the California Corporations Code to issue such securities (and, if deemed necessary by Parent in its good faith judgment, to assume such Company Options) (the "California Permit") and (ii) to obtain the California Permit as promptly as practicable.

                (b) In the event that the California Permit cannot be obtained on or before September 15, 2000, or without the imposition of burdensome conditions, then Parent and Company shall use commercially reasonable efforts to effect the issuance of the shares of Parent Common Stock to be issued in the Merger, in a private placement pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder, on terms and conditions that are reasonably satisfactory to Parent and Company. The parties hereto acknowledge and agree that in the event of such a private placement: (i) as a condition to effecting such issuance as a private placement pursuant to Section 4(2) of the Securities Act, Parent shall be entitled to obtain from each shareholder of Company a Shareholder Representation Agreement in the form attached hereto as Exhibit D (or such other form as shall be reasonably
                   ---------
satisfactory to Parent and Company) and that Parent will be relying upon the representations made by each shareholder of Company in the applicable Shareholder Representation Agreement in connection with the issuance of Parent Common Stock to such shareholder, (ii) until registered on Form S-3 as provided below, the shares of Parent Common Stock so issued pursuant to Section 1.6 will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act, and
(iii) the certificates representing the shares of Parent Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

                (c)  In the event of a private placement as described in
Section 1.11(b) above, Parent shall use commercially reasonable efforts to prepare and file with the SEC, as soon as practicable (and in any event within 30 days) after the Effective Time, a registration statement on Form S-3 covering the resale of such shares of Parent Common Stock issued prior thereto in connection with the Merger and Parent shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until twelve (12) months after the Effective Time or such earlier date on which the shares covered thereby are sold or transferred by the original holders thereof. Parent's obligation in the preceding sentence to file the registration statement within thirty (30) days is subject to the condition that the holders of Company Capital Stock provide Parent promptly, but in no event more than fifteen (15) days after the Closing, all information relating to them for inclusion in the registration statement. While the foregoing registration statement is effective, Parent shall use commercially reasonable efforts to ensure that the registration statement, as amended or supplemented, does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding anything herein to the contrary, the holders of shares covered by any such registration statement shall only resell securities pursuant to such registration statement subject to (i) Blackout Period Restrictions (as defined below) and (ii) in the case of holders who are officers, employees or consultants of Parent, Company or any of their affiliates, any trading window restrictions applicable to similarly situated Parent officers, employees or consultants. "Blackout Period Restrictions" shall mean the restrictions on sale of registered shares of Parent Common Stock pursuant to the registration statement permitted to be imposed by Parent as follows: in the event that, at any time while the registration statement remains effective, Parent determines in its reasonable judgment and in good faith that the sale of securities pursuant to such registration statement would require disclosure of material information that Parent has a bona fide business purpose for preserving as confidential, upon giving written notice to the selling securityholders of such good faith determination, Parent shall be entitled to suspend sales of the registered securities pursuant to the registration statement for a period beginning on the date of receipt of such notice and expiring on the earlier of
(i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) ninety (90) days after the receipt of such notice from Parent; provided, however, that Parent shall not be permitted to impose
             --------  -------
such restrictions provided herein on more than two (2) occasions.

          1.12  Taking of Necessary Action; Further Action. If, at any time
                ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of

Company immediately prior to the Effective Time are fully authorized to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                   -----------------------------------------

          Except as disclosed in that section of the document of even date herewith delivered by Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") corresponding to the Section of this Agreement to which any of the representations and warranties specifically relate or as disclosed in another section of the Company Disclosure
Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Company hereby represents and warrants to each of Parent and Merger Sub as follows:

          2.1  Organization, Standing and Power. Company is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of California. Company has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined below) on Company. Company has made available to Parent a true and complete copy of the Articles of Incorporation or other charter or organizational documents, as amended, of Company. Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or other charter or organizational documents, each as amended. Company does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          2.2  Capital Structure. The authorized capital stock of Company
               -----------------
consists solely of 309,566,242 shares of Company Common Stock, no par value, of which 20,492,945 shares are issued and outstanding, and 4,593,023 shares of Preferred Stock, no par value, all of which shares have been designated Series A Preferred Stock, and all of which are issued and outstanding. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, other than pursuant to the exercise of Company Options outstanding under the Company Stock Option Plan. Schedule 2.2 sets forth a true and complete list (including
                   ------------
numbers of shares and/or rights) of holders of Company's capital stock and voting securities, and any persons with rights to acquire Company's capital stock and voting securities, which list will be promptly updated prior to Closing to reflect any changes thereto (which changes are in any event subject to the restrictions imposed under Section 4.2 below). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws, each as amended, of Company or any agreement to which Company is a party or by which it is bound. Company has reserved 6,500,000 shares of Company Common Stock for issuance pursuant to the Company Stock Option Plan, of which

750,678 shares have been issued pursuant to option exercises and 2,153 shares are subject to outstanding, unexercised options (none of which such shares are vested). Except for (i) the rights created pursuant to this Agreement, (ii) the outstanding options under the Company Stock Option Plan, and (iii) Company's right to repurchase any unvested shares under the Company Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock or voting securities of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock or voting securities (i) between or among Company and any of its securityholders or (ii) to Company's knowledge, between or among any of Company's securityholders. None of the options previously granted by Company permit any accelerated vesting or exercisability of those options or the shares of Company Common Stock subject to those options by reason of the Merger or any other transactions contemplated by this Agreement (except as otherwise set forth on Schedule 6.3 hereto), and the terms of the
                                  ------------
Company Stock Option Plan and the outstanding option agreements thereunder each permit the Parent's assumption of those options as options to purchase Parent Common Stock as provided in Section 5.10 of this Agreement (including the substitution of additional shares of Parent Common Stock for the Merger Cash), without the consent or approval of the holders of those options, Company's shareholders, or otherwise, and without any accelerated vesting of the options or the underlying option shares. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plan have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent. All outstanding shares of Company Capital Stock and all Company Options and warrants to acquire Company Capital Stock from Company were issued in compliance with all applicable federal and state securities laws. Schedule 2.2
                                                                  ------------
sets forth all notes, bonds, debentures or other evidences of indebtedness of Company, including the name of the holder, the date of issuance, and the principal amount and interest rate of each such debt, as well as the aggregate amount owed to the holder of each such instrument as of May 31, 2000 (including accrued and unpaid interest, and any premiums).

          2.3  Authority. Company has all requisite corporate power and
               ---------
authority to enter into this Agreement and the other agreements attached as exhibits hereto (the "Ancillary Agreements") to which Company is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval of the Merger by Company's shareholders as contemplated by
Section 6.1(a). Each of this Agreement and the Ancillary Agreements to which Company is a party has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforcement may be limited by
(i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement or any Ancillary Agreement by Company does not, and the performance of Company's obligations hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit, or result in any other consequence, under
(i) any provision of the Articles of Incorporation or Bylaws or other charter or organizational documents, each as amended, of Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its respective properties or assets, except in the case of clause (ii) for any conflicts, violations, defaults or other occurrences that would not (A) individually or in the aggregate have a Material Adverse Effect on Company or (B) prevent or materially impair or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or any Ancillary Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, self-regulatory organization or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement, the performance of Company's obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except for
(i) the filing of the Agreement of Merger, as provided in Section 1.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws or the securities laws of any foreign country, and (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent or materially alter or delay the Merger or any of the other transactions contemplated by this Agreement or any Ancillary Agreement.

          2.4  Financial Statements. Company has delivered to Parent the
               --------------------
audited financial statements (including, without limitation, balance sheets, statements of operations and statements of cash flows) of Company for the fiscal years ended December 31, 1997, 1998 and 1999, and the unaudited financial statements (including, without limitation, balance sheet, statement of operations and statement of cash flows) of Company as at, and for the five-month period ended May 31, 2000 (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the financial statements which are not audited do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Company Financial Statements fairly present the financial condition and operating results of Company as of the dates, and for the periods, indicated therein, subject to normal and recurring year-end audit adjustments. Company maintains and will continue to maintain until the Closing an adequate system of internal financial and accounting controls for Company. There has been no change in Company's accounting policies since January 1, 1997 except as described in the notes to the Company Financial Statements.

          2.5  Absence of Certain Changes. Since May 31, 2000 (the "Company
               --------------------------
Balance Sheet Date"), Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any Material Adverse Effect on Company or, to the knowledge of Company, any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Company; (ii) any acquisition, sale or transfer of any material asset of Company which shall not include sales of inventory in the ordinary course of business; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock or other securities; (v) other than in the ordinary course of business, any Material Contract entered into by Company, or any material amendment or termination of, or default under, any Material Contract to which Company is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws or other charter or organizational documents of Company; (vii) other than in the ordinary course of business, any increase in or modification of the compensation or benefits payable or to become payable by Company to any of its directors or employees,
(viii) any acts or omissions of the types contemplated by Section 4.2, except to the extent otherwise contemplated in this Section 2.5 or permitted under Section 4.2, or (ix) any negotiation or agreement by Company to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

          2.6  Absence of Undisclosed Liabilities. Company has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the consolidated balance sheet included in the Company Financial Statements as of the Company Balance Sheet Date (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date which have not had and could not reasonably be expected to have a Material Adverse Effect on Company, and (iv) those incurred in connection with the execution and performance of this Agreement.

          2.7  Litigation. There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or investigation pending or, to the knowledge of Company, threatened by or before any agency, court or tribunal, foreign or domestic, against Company or any of its respective properties or officers or directors (in their capacities as such) which have had or could reasonably be expected to have a Material Adverse Effect on Company. There is no judgment, decree or order binding upon or against Company, or, to the knowledge of Company, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay the Merger or any of the other transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company. Schedule
                                                                     --------
2.7 contains a true and complete list of all actions, suits, proceedings,
---
claims, arbitrations or other litigation that Company has pending or threatened against other parties.

          2.8  Restrictions on Business Activities. There is no agreement,
               -----------------------------------
judgment, injunction, order or decree binding upon Company which has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted or as currently proposed to be conducted by Company.

          2.9  Governmental Authorization. Company has obtained each federal,
               --------------------------
state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the business of Company or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on Company.

          2.10  Title to Property. Company has good and marketable title to all
                -----------------
of its respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Balance Sheet. To the knowledge of Company, the plants, property and equipment of Company that are used in the operations of their respective businesses are in operable condition and repair, subject to normal wear and tear. All properties used in the operations of Company are reflected in the Company Balance Sheet to the extent GAAP requires the same to be reflected. Schedule 2.10 identifies each parcel of real property owned or
              -------------
leased by Company.

          2.11  Intellectual Property.
                ---------------------

                (a) Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, domain names and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Company as currently conducted or as proposed to be conducted by Company. Company has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property with any party.

                (b)  Schedule 2.11 lists (i) all patents and patent
                     -------------
applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, domain names and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product of Company other than shrink-wrap, off-the-shelf software commercially available to the public generally.

                (c) To the knowledge of Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Company, or any Intellectual Property right of any third party to the extent licensed by or through Company, by any third party, including any employee or former employee of Company. Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

                (d) Company is not, nor will it be as a result of the execution and delivery of this Agreement or the Ancillary Agreements or the performance of any of their obligations under this Agreement or the Ancillary Agreements, in breach of any license, sublicense or other agreement relating to any Intellectual Property or Third Party Intellectual Property Rights.

                (e) All patents, registered trademarks, service marks and copyrights held by Company are valid and subsisting. Company (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. Company has not infringed on any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                (f) Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property.

                (g) Company has taken commercially reasonable steps consistent with prevailing industry practice to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Company by or to a third party has been pursuant to the terms of an applicable written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company has been pursuant to the terms of an applicable written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

          2.12  Environmental Matters.
                ---------------------

                (a)  The following terms shall be defined as follows:

                     (i) "Environmental Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants.

                     (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined as "hazardous materials", or regulated, under applicable Environmental and Safety Laws.

                     (iii) "Property" shall mean all real property leased or owned by Company either currently or in the past.

                     (iv) "Facilities" shall mean all buildings and improvements on the Property of Company.

                (b) Company represents and warrants as follows: (i) to the knowledge of Company, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) to the knowledge of Company, all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Company has not received any notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to the knowledge of Company, threatened against Company relating to a violation of any Environmental and Safety Laws; (v) to the knowledge of Company, Company has not been named as a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring at or prior to the Effective Time; (vi) to the knowledge of Company, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) to the knowledge of Company, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells, the presence of which could reasonably be expected to result in a Material Adverse Effect on Company; (viii) to the knowledge of Company, there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to the knowledge of Company, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities, the presence of which could reasonably be expected to result in a Material Adverse Effect on Company; (x) the Facilities and Company's uses and activities therein are in compliance with all Environmental and Safety Laws; and (xi) Company has all the permits and licenses required to be issued under Federal, State or local laws regarding Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits, except where the failure to comply has not had and will not have a Material Adverse Effect on Company.

          2.13  Taxes. Company has timely filed all material Tax Returns
                -----
required to be filed by them and have paid all Taxes shown thereon to be due. The Company Financial Statements, as of May 31, 2000, reflect any unpaid Taxes of Company in periods through such date, whether or not shown as being due on any Tax Returns. Company has not accrued any material tax liabilities for periods after May 31, 2000. There is (i) no claim for Taxes that is a lien against the property of Company other than liens for Taxes not yet due and payable, (ii) no audit of any material Tax Return of Company being conducted or threatened by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company and currently in effect, and (iv) no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of Sections 404 of the Code. Company has not been and will not be required to include any material adjustment in Taxable income for any Taxable period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign income Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Company has not filed nor will it file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company. Company is not now nor has it ever been a party to any Tax sharing or Tax allocation agreement. Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Company has not ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign). Company does not have any liability for the payment of any Taxes as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or any liability for the payment of any Taxes as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and returns) required to be filed with respect to Taxes. Company has not been a "United States real property holding corporation" within the meaning of Section 897 of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

          2.14  Employee Benefit Plans.
                ----------------------

                (a)  Schedule 2.14 contains a true and complete list, with
                     -------------
respect to Company and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, of (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of five thousand dollars ($5,000), and loans to officers and directors, (iii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Company and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Company of greater than five thousand dollars ($5,000) remain for the benefit of, or relating to, any present or former employee, consultant or director of Company (together, the "Company Employee Plans").

                (b) Company has made available upon Parent's request, a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material written employee communications relating thereto that have been distributed by Company to its employees) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, made available upon Parent's request copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Company has made available upon Parent's request the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code
Section 401(a). Company has also made available upon Parent's request all registration statements and prospectuses prepared in connection with each Company Employee Plan.

                (c) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) to the knowledge of Company, there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect on Company and for which there is no applicable exemption; (iii) each Company Employee Plan has been administered in material accordance with its terms and in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Company, and Company and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) neither Company nor any of its ERISA Affiliates is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by Company or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the notice requirement has been waived) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither Company nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms. With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought or, to the knowledge of Company, is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. No payment or benefit which will or may be made or provided by Company to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                (d) With respect to each Company Employee Plan, Company has materially complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that any such failure to comply would not, in the aggregate, have a Material Adverse Effect on Company.

                (e) The consummation of the transactions contemplated by this Agreement or any Ancillary Agreement will not (i) entitle any current or former employee or other service provider of Company or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement or the Ancillary Agreements, or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or service provider.

                (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Company or any other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Company's financial statements.

                (g) Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                (h) Neither Company nor any other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          2.15  Certain Agreements Affected by the Merger. Subject to Section
                -----------------------------------------
1.6, neither the execution and delivery of this Agreement or any Ancillary Agreements nor the performance of any of Company's obligations hereunder or thereunder or the consummation of the transaction contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Company, (ii) materially increase any benefits otherwise payable by Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.16  Employee Matters. Company is in compliance with all currently
                ----------------
applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, except where the failure to comply has not had and will not have a Material Adverse Effect, and is not engaged in any unfair labor practice. Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees (including with respect to stock grants or issuances to employees); and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of Company, threatened, between Company, on one hand, and any of their employees, on the other hand, which controversies have resulted in or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic, except as has not had and will not have a Material Adverse Effect on Company. Company is not a party to any collective bargaining agreement or other labor union contract nor does Company know of any activities or proceedings of any labor union to organize any such employees. To Company's knowledge, no employees of Company are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company because of the nature of the business conduced or presently proposed to be conducted by Company or to the use of trade secrets or proprietary information of others. Company is not a party to or bound by any employment contract with any of its officers or other employees. No key employee of Company, other than any employee whose duties are primarily secretarial or clerical, has given notice to Company, nor is Company otherwise aware, that any such employee intends to terminate his or her employment with Company.

          2.17  Interested Party Transactions. Company is not indebted to any
                -----------------------------
director, officer, employee or agent of Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Company.

          2.18  Insurance. Company has policies of insurance and bonds of the
                ---------
type and in amounts customarily carried by persons conducting business or owning assets similar to those of Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company is otherwise in compliance with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.19  Compliance With Laws. Company has complied, and is in
                --------------------
compliance, with all applicable federal, state, local, and foreign laws, statutes, rules and regulations, except where the failure to comply has not had and will not have a Material Adverse Effect on Company. Company has, and is in compliance with, all Company Authorizations necessary to conduct its business or to own and operate its assets, except where the failure to comply has not had and will not have a Material Adverse Effect on Company.

          2.20  Minute Books. The minute books of Company made available to
                ------------
Parent contain a fair summary of all meetings or actions by written consent of directors and shareholders since the time of incorporation of Company, and reflect all actions referred to in such minutes accurately in all material respects.

          2.21  Customers and Suppliers. No customer which individually
                -----------------------
accounted for more than five percent (5%) of Company's consolidated gross revenues during the 12-month period preceding the date hereof, and no material supplier of Company, has canceled or otherwise terminated, or made any written threat to Company to cancel or otherwise terminate its relationship with Company, or has decreased materially its services or supplies to Company in the case of any such supplier, or its usage of the services or products of Company in the case of such customer, and to Company's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Company or to decrease materially its services or supplies to Company or its usage of the services or products of Company, as the case may be. Company has not knowingly breached, so as to provide a benefit to Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Company.

          2.22  Material Contracts. Except for the material contracts
                ------------------
described in Schedule 2.22, Company is not a party to or bound by any material
             -------------
contract or agreement (a "Material Contract"), including without limitation:

                (a) any distributor, sales, advertising, agency or similar contract involving in the case of any such contract more than $100,000 in payments by or to Company;

                (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $150,000 over the term of the contract;

                (c) any contract that expires, or may be renewed at the option of any person other than the Company so as to expire, more than one year after the date of this Agreement;

                (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                (e) any contract for capital expenditures in excess of $150,000 in the aggregate;

                (f) any contract limiting the freedom of Company to engage in any line of business or to compete with any other Person as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any confidentiality, secrecy or non-disclosure contract;

                (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property for more than $150,000 over the term of the contract;

                (h) any contract with any person with whom the Company would be obligated to disclose pursuant to Item 404 of Regulation S-K of the Securities Act if it were subject thereto; or

                (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

          2.23  No Breach of Material Contracts. Company has performed all of
                -------------------------------
the material obligations required to be performed by it and is entitled to all accrued benefits under, and, to Company's knowledge, is not alleged to be in default in any material respect of any Material Contract. Each of the Material Contracts is in full force and effect (assuming the due performance thereof by parties thereto other than Company, unless Company knows otherwise), and there exists no default or event of default or event, occurrence, condition or act, with respect to Company or to Company's knowledge with respect to the other contracting party or parties, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. Company has provided true and complete copies of all Material Contracts to Parent.

          2.24  Complete Copies of Materials. Company has delivered or made
                ----------------------------
available to Parent true and complete copies of each material document that has been requested in writing by, Parent or its counsel in connection with their legal, financial and accounting review of Company.

          2.25  Shareholder Agreement; Irrevocable Proxies. Holders of more
                ------------------------------------------
than 75% in the aggregate of all of the issued and outstanding Company Capital Stock have agreed in writing to vote for approval of the Merger pursuant to the Shareholder Agreements and

Irrevocable Proxies in the form attached as an annex thereto ("Irrevocable Proxies"). Each person or entity who has executed a Shareholders Agreement or Irrevocable Proxy is an "Affiliate" (as defined below) of Company.

          2.26  Vote Required. The affirmative vote of the holders of more than
                -------------
fifty percent (50%) of the shares of Company Common Stock and Company Preferred Stock outstanding on the record date set for the Company Shareholders Meeting is the only vote of the holders of any of Company's Capital Stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

          2.27  Board Approval. The Board of Directors of Company has (i)
                --------------
approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) determined that the Merger is advisable and on terms fair to, and is in the best interests of, the shareholders of Company and (iii) recommended that the shareholders of Company approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement.

          2.28  Tax Treatment. Neither Company nor, to Company's knowledge, any
                -------------
of its directors or officers has taken any action that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. Neither Company nor, to Company's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          2.29  Information Statement and Proxy Statement. The information
                -----------------------------------------
supplied by Company for inclusion in the information statement (as amended or supplemented, the "Information Statement") to be sent to the shareholders of Company in connection with the meeting of Company's shareholders to consider and vote upon this Agreement, the Merger and the other transactions contemplated hereby (the "Company Shareholders Meeting") shall not, on the date the Information Statement is first sent to Company's shareholders, at the time of the Company Shareholders Meeting, or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to matters to be voted on at the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Company which should be set forth in a supplement to the Information Statement, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in the Information Statement.

          2.30  Company Affiliates. Schedule 2.30 contains a true and complete
                ------------------  -------------
list of all persons who, to Company's knowledge, may be deemed to be an Affiliate (as defined below) of Company. For purposes of this Agreement, persons and/or entities deemed affiliates of an entity within the meaning of Rule 144 and Rule 145 of the Rules and Regulations of the SEC promulgated under the Securities Act for purposes of Accounting Series, Releases 130 and 135, as amended, of the SEC are referred to as "Affiliates."

          2.31  Brokers' and Finders' Fees. Company has not incurred, nor will
                --------------------------
it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than to Donaldson Lufkin & Jenrette Securities Corporation. Company has previously furnished to Parent a complete and correct copy of all agreements between Company and Donaldson Lufkin & Jenrette Securities Corporation pursuant to which such firm would be entitled to any payment relating to the Merger.

          2.32  Representations Complete. None of the representations or
                ------------------------
warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PARENT
                   ----------------------------------------

          Except as disclosed in that section of the document of even date herewith delivered by Parent to Company prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Parent Disclosure
Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, or as disclosed in the statements, reports, registration statements (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statements, and other filings filed with the Securities and Exchange Commission (the "SEC") by Parent (collectively, the "Parent SEC Documents"), Parent hereby represents and warrants to Company as follows:

          3.1  Organization, Standing and Power. Each of Parent and Merger Sub
               --------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          3.2  Capital Structure.
               -----------------

               (a) The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which there were issued and outstanding as of the close of business on May 31, 2000, 67,772,761 shares of Common Stock and no shares of Preferred Stock. All outstanding shares of Parent have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable.

               (b) The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, par value $.001 per share ("Merger Sub Common Stock"), of which 1,000 shares are issued and outstanding. Parent owns directly all the outstanding shares of Merger Sub Common Stock. The outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

          3.3  Authority. The execution and delivery of this Agreement and the
               ---------
Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement and each Ancillary Agreement has been duly executed and delivered by each of Parent and Merger Sub, as applicable, and constitutes the valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless or whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement or any Ancillary Agreement do not, and the performance of Parent's obligations hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit, or result in any other consequence, under (i) any provision of the Certificate of Incorporation or Bylaws of Parent, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Sub or their respective properties or assets, except in the case of clause (ii) for any conflicts, violations, defaults or other occurrences that would not (A) individually or in the aggregate have a Material Adverse Effect on Parent or (B) prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or any Ancillary Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or any Ancillary Agreement by Parent and Merger Sub, the performance of Parent's obligations hereunder or thereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby, except for (i) the California State filings, procedures and approvals contemplated in Section 1.11(a) and the filing of the Agreement of Merger, as provided in Section 1.2,
(ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws or the securities laws of any foreign country, (iii) such filings as may be required under the HSR Act, (iv) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Capital Stock in the Merger and upon exercise of the options under the Company Stock Option Plan and warrants assumed by Parent, (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or any Ancillary Agreement, (vi) the filing with the SEC of a registration statement on Form S-3, covering the Merger Shares (pursuant to Section 1.11(b) if applicable), and (vii) the filing with the SEC of a registration statement on Form S-8, or other applicable form, covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Option Plan assumed by Parent.

          3.4  SEC Documents; Financial Statements. Parent has made available
               -----------------------------------
to Company, in the form filed with the SEC (including via EDGAR and EDGAR II), the Parent SEC Documents. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in all material respects in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as permitted by Form 10-Q or Form 8-K of the
SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          3.5  No Breach of Material Agreements. Parent has performed all
               --------------------------------
of the material obligations required to be performed by it and is entitled to all accrued benefits under, and, to Parent's knowledge, is not alleged to be in default in any material respect of any agreement which is required to be filed by Parent as an exhibit to any Parent SEC Documents (each, a "Parent Material Contract"). Each of the Parent Material Contracts is in full force and effect (assuming the due performance by the parties thereto other than Parent, unless Parent knows otherwise), and there exists no default or event of default or event, occurrence, condition or act, with respect to Parent or to Parent's knowledge, with respect to any other contracting party or parties, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Parent Material Contract.

          3.6  Absence of Undisclosed Liabilities. Since March 31, 2000, there
               ----------------------------------
has not occurred any Material Adverse Effect on Parent. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in Parent's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (the "Parent Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under

GAAP, (iii) those incurred in the ordinary course of business consistent with past practice since the Parent Balance Sheet Date which have not had and could not reasonably be expected to have a Material Adverse Effect on Parent and (iv) those incurred in connection with the execution and performance of this Agreement.

          3.7  Litigation. There is no judgment, decree or order against Parent
               ----------
or Merger Sub or any of their respective subsidiaries or, to the knowledge of Parent, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay the Merger or any of the other transactions contemplated by this Agreement or any Ancillary Agreement.

          3.8  Board Approval. The Board of Directors of Parent has (i)
               --------------
approved this Agreement and the transactions contemplated hereby and (ii) determined that the Merger is advisable and on terms fair to, and is in the best interest of, the stockholders of Parent.

          3.9  Information Statement and Proxy Statement. The information
               -----------------------------------------
supplied by Parent for inclusion in the Information Statement shall not, on the date the Information Statement is first sent to Company's shareholders, at the time of the Company Shareholders Meeting, or at the Effective Time, contain any statement which at such time is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to matters to be voted on at the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent which should be set forth in a supplement to the information Statement. Parent shall promptly inform Company. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Company which is contained in the Information Statement.

          3.10  Tax Treatment.  Neither Parent nor any of its directors or
                -------------
officers has taken any action that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. Neither Parent nor, to Parent's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

          3.11  Broker's and Finders' Fees. Parent and Merger Sub have not
                --------------------------
incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than to Lehman Brothers (the fees and expenses of which will be borne by Parent).

          3.12  Complete Copies of Materials. Parent has delivered or made
                ----------------------------
available to Company true and complete copies of each material document that has been requested in writing by, Company or its counsel in connection with their legal, financial and accounting review of Parent.

     3.13  Representations Complete.  None of the representations or warranties
           ------------------------
made by Parent herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by Parent pursuant to this Agreement contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit (when read in conjunction with the Parent SEC Documents) at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

     4.1   General Conduct of Business.  During the period from the date of this
           ---------------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent) shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Company further agrees to pay debts and Taxes when due (subject to good faith disputes over such debts or Taxes), pay or perform other obligations when due, and use reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it so that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Company shall promptly notify Parent of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Company.

     4.2  Conduct of Business of Company. During the period from the date of
          ------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or specified otherwise in Section 4.2 of the Company Disclosure Schedule, Company shall not do, cause or permit any of the following without the prior written consent of Parent:

          (a)  Charter Documents.  Amend, modify, alter or rescind its Articles
               -----------------
of Incorporation or Bylaws or other charter or organizational documents;

          (b)  Dividends; Changes in Capital Stock.  Declare or pay any
               -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

          (c)  Stock Option Plans.  Grant any options or other rights to acquire
               ------------------
securities or accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans.

          (d)  Material Contracts. Enter into any Material Contract or
               ------------------
commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

          (e)  Issuance of Securities.  Issue, deliver or sell or authorize or
               ----------------------
propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Common Stock pursuant to the exercise of Company Options outstanding under the Company Stock Option Plan (or upon the exercise of Company Warrants) as of the date of this Agreement;

          (f)  Intellectual Property.  Transfer to any person or entity any
               ---------------------
rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (g)  Exclusive Rights.  Enter into or amend any agreements pursuant to
               ----------------
which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (h)  Dispositions.  Sell, lease, license or otherwise dispose of or
               ------------
encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole except for sales, leases or licenses of products in the ordinary course of business consistent with past practice;

          (i)  Indebtedness.  Incur any indebtedness for borrowed money in
               ------------
excess of $150,000 or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (j)  Leases.  Other than in the ordinary course of business consistent
               ------
with past practice, enter into any operating lease involving payments in excess of $150,000 per year;

          (k)  Payment of Obligations.  Pay, discharge or satisfy in an amount
               ----------------------
in excess of $150,000 in any one case or $500,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

          (l)  Capital Expenditures.  Make any capital expenditures, capital
               --------------------
additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $150,000 in any single case or $500,000 in the aggregate;

          (m)  Insurance.  Materially reduce the amount of any insurance
               ---------
coverage provided by existing insurance policies;

          (n)  Termination or Waiver.  Terminate or waive any right of
               ---------------------
substantial value, other than in the ordinary course of business;

          (o)  Employee Benefit Plans; New Hires; Pay Increases.  Except as
               ------------------------------------------------
required by applicable law, adopt or amend any employee benefit or stock purchase or option plan, elect or appoint any new director, or hire any new officer level employee, pay any special bonus or special remuneration to any officer-level employee or director or, other than in the ordinary course of business consistent with past practice, increase the salaries or wage rates of its employees;

          (p)  Severance Arrangements.  Grant any severance or termination pay
               ----------------------
(i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof, identified specifically on the Company Disclosure Schedule and furnished to Parent and its counsel prior to execution hereof;

          (q)  Acquisitions.  Acquire or agree to acquire by merging or
               ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole; otherwise form or permit to exist any subsidiary of Company or own any equity interest in another entity;

          (r)  Taxes.  Make or change any material election in respect of Taxes,
               -----
adopt or change any accounting method in respect of Taxes, amend any material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

          (s)  Notices.  Fail to give all notices and other information required
               -------
to be given by Company to the employees of Company, any collective bargaining unit representing any group of employees of Company, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

          (t)  Revaluation.  Revalue any of its assets, including without
               -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (u)  Domain Names.  Change domain names or fail to renew existing
               ------------
domain name registrations on a timely basis, or

          (v)  Other.  Take or agree in writing or otherwise to take, any of the
               -----
actions described in Sections 4.2(a) through (v) above or (i) any action which would make any of its representations or warranties contained in this Agreement materially untrue or materially incorrect, or prevent it from performing or cause it not to perform its covenants hereunder in any material respect, (ii) any action that will result in any of the conditions to the Merger as set forth in Article VI not being satisfied or in violation of any provision of this Agreement, or any Ancillary Agreement, except, in every case, as may be required by applicable law, or (iii) any other action that would materially adversely delay or materially adversely impair the ability of Company to consummate the Merger or the other transactions contemplated by this Agreement.

          4.3  Conduct of Parent.  During the period from the date of this
               -----------------
Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or any Ancillary Agreement or with Company's prior written consent, Parent shall not: (a) take any action which would make any of its representations or warranties contained in this Agreement materially untrue or materially incorrect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect; (b) take any action that will result in any of the conditions to the Merger set forth in
Article VI not being satisfied or in a violation of any provision of this Agreement or Ancillary Agreement, except, in every case, as may be required by applicable law; or (c) take any other action that would materially adversely delay or materially adversely impair the ability of Parent to consummate the Merger or the other transactions contemplated by this Agreement.

          4.4  No Solicitation.
               ---------------

          (a) Company agrees that neither it nor any of its respective officers, directors, employees, agents and representatives, (including without limitation any investment banker, attorney or accountant retained by it) (collectively, "Representatives"), will, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any Takeover Proposal (as defined below). Company further agrees that neither it nor any of its Representatives will, directly or indirectly, engage in any negotiations concerning, or provide any confidential or non-public information or data to, afford access to the properties, books or records of Company to, have any discussions with, any Person relating to a Takeover Proposal, enter into any agreement or instrument relating to a Takeover Proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal. Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Company agrees that it will take the necessary steps to promptly inform each of its Representatives of the obligations undertaken in this Section 4.4 and in the Confidentiality Agreement (as defined in Section 5.4). Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall provide Parent with a true and complete copy of such Takeover Proposal communication (if it is in writing) and otherwise keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring it to return to Company all confidential information heretofore furnished to such Person by or on behalf of it. At the Closing, Company shall assign to Parent the non-exclusive right to enforce the rights of Company under any and all confidentiality or non-disclosure agreements entered into between Company and prospective acquirors of Company.

          (b) The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.4 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 4.4 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

          (c) For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Company or the acquisition of ten percent (10%) or more of the outstanding shares of capital stock of Company, or a material portion of the assets of, Company (other than the transactions contemplated by this Agreement), or any other transaction inconsistent with consummation of the transactions contemplated hereby, but shall not include a private placement of up to twenty-five percent (25%) of the Company's equity securities outstanding on the date hereof following the termination of this Agreement in accordance with the terms herewith.

     4.5  Reorganization.  Each of Company, Parent and Merger Sub shall use
          --------------
their respective reasonable best efforts to cause the Merger to qualify, and shall not knowingly take any action and shall not knowingly fail to take any action which action or failure to act could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368(a) of the Code.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------

     5.1  Information Statement.  As soon as practicable after the execution of
          ---------------------
this Agreement, Company shall prepare, with the cooperation of Parent, and furnish to its shareholders an Information Statement for the shareholders of Company to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger and a proxy statement for solicitation of shareholder consent to or approval of this Agreement, the Merger and the other transactions contemplated hereby. Parent and Company shall each use its reasonable best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and Company agrees to provide promptly to the other such information concerning it and its respective affiliates, directors, officers and securityholders as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Company that the Company shareholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable and in the best interests of Company and its shareholders. Anything to the contrary contained herein notwithstanding, Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been expressly approved by Parent prior to such inclusion.

     5.2  Meeting of Securityholders.  Company shall promptly after the date
          --------------------------
hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Company Shareholders Meeting or to secure the written consent of its shareholders within thirty (30) days after the date of the fairness hearing described in Section 1.11 above. Company shall consult with Parent regarding the date of the Company Shareholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of Parent, which consent will not be unreasonably withheld or delayed. Company shall use its reasonable best efforts to solicit from shareholders of Company proxies or consent in favor of approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and shall take all other action necessary or advisable to secure the vote or consent of securityholders required to effect the Merger and the other transactions contemplated hereby.

     5.3  Access to Information.
          ---------------------

          (a) Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Company's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Company as Parent may reasonably request. Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements, budgets, operating plans and projections promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report material operational matters and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  Confidentiality.  The parties acknowledge that Parent and Company have
          ---------------
previously executed a mutual Confidentiality Agreement dated June 6, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     5.5  Public Disclosure.  Unless otherwise permitted by this Agreement,
          -----------------
Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD after consultation with Company.

     5.6  Consents; Cooperation.  Each of Parent, Merger Sub and Company will,
          ---------------------
and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement or any Ancillary Agreement, including without limitation under the HSR Act. Parent and Company shall have the right to review in advance, and to the extent practicable each will consult with the other as to, in each case subject to applicable laws relating to the exchange of information, all of the information which will appear in any filing made with, or written materials submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement. In the event an injunction or other order shall have been issued which prevents, alters or delays the Merger or any other transaction contemplated hereby, each party agrees to use its reasonable best efforts to have such injunction or other order lifted. Parent and Company and their respective subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement or any Ancillary Agreement, and to consult with the other party with respect to obtaining such permits, consents, approvals and authorizations. Each of Parent and Company agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any third party or Governmental Entity.

     5.7  Further Assurances.  Each of the parties to this Agreement shall use
          ------------------
its reasonable best efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.8  Company Shareholder Agreements.
          ------------------------------

          (a) Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing the list of Affiliates contained in Schedule 2.34 and promptly advise Parent of any person who becomes
             -------------
an Affiliate of Company hereafter.

          (b) Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any event prior to the time that the Information Statement is mailed to shareholders of Company), from each director, officer (other than those listed on Schedule 5.8) or other Affiliate of Company, an executed Shareholder
   ------------
Agreement substantially in the form attached hereto as Exhibit C and an
                                                       ---------
Irrevocable Proxy substantially in the form attached as an annex thereto.

          (c) Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in each case prior to the Effective Time), from each securityholder of Company (whether or not an Affiliate thereof), an executed Shareholder Representation Agreement substantially in the form attached hereto as Exhibit D
                                                                      ---------
(the "Shareholder Representation Agreement") and a duly completed Investor Suitability Questionnaire in the form attached as an annex thereto (an "Investor Suitability Questionnaire").

          (d) Company shall not permit the transfer of any shares of Company Capital Stock beneficially owned or held of record by any Company shareholder who has executed a Shareholder Agreement pursuant to Section 5.8(b) above, issue a new certificate representing any such shares or record the vote with respect to any such shares unless and until such Company shareholder shall have complied with the terms of such Shareholder Agreement.

     5.9  Blue Sky Laws. Parent shall take such steps as may be necessary to
          -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Merger Shares in connection with the Merger. Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the Merger Shares in connection with the Merger.

     5.10  Employee Benefit Plans.
           ----------------------

           (a)  Assumption of Options.  At the Effective Time, the Company Stock
                ---------------------
Option Plan, and each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plan, whether vested or unvested, will be assumed by Parent. Notwithstanding anything to the contrary, no Merger Cash shall be paid with respect to the options so assumed. Company hereby represents and warrants to Parent that Schedule 5.10 hereto sets forth a true and complete
                            -------------
list as of the date hereof of all holders of outstanding options under the Company Stock Option Plan, including the number of shares of Company Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the day immediately preceding the Closing Date, Company shall deliver to Parent an updated Schedule 5.10, current as of the Closing Date. Each such option so
        -------------
assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and the applicable stock option agreement as in effect immediately prior to the Effective Time, except that:

                       (i) the number of whole shares of Parent Common Stock for which the option will be exercisable immediately after the assumption shall be equal to the sum of (A) the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time multiplied by the per share exchange ratio in effect for the conversion of one share of Company Common Stock into a fractional share of Parent Common Stock in the Merger plus (B) the additional number of shares of Parent Common Stock determined by dividing (x) the total amount of Merger Cash which would have otherwise been payable at the Effective Time for the number of shares of Company Common Stock subject to the option immediately prior to the Effective Time had those shares been actually issued and outstanding at the Effective Time by (y) the Closing Market Value, with the resulting number of shares of Parent Common Stock subject to the assumed option to be rounded down to the next whole number of shares of Parent Common Stock, and

                       (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the total exercise price payable for the shares of Company Common Stock subject to such option immediately prior to the Effective Time by the number of shares of Parent Common Stock subject to the option immediately after the assumption (as determined pursuant to subparagraph
(i) immediately above), with such adjusted per share exercise price to be rounded up to the next whole cent.

          Consistent with the terms of the Company Stock Option Plan and the documents governing the outstanding options under such Plan, the Merger will not terminate any of the outstanding options under the Company Stock Option Plan or accelerate the exercisability or vesting of such options or the shares of Parent Common Stock which will be subject to those options upon the Parent's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Parent qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. As soon as practicable after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plan, a document in form and substance reasonably satisfactory to the Shareholders' Agent (as defined below) evidencing the foregoing assumption of such option by Parent.

          (b)  Assignment of Repurchase Options. All outstanding rights of
               --------------------------------
Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio. Upon the exercise of the Repurchase Options for any unvested shares, the Merger Cash held in escrow on those repurchased shares shall revert to the Parent.

          (c)  Employee Service Credit.  Company employees who become employed
               -----------------------
by Parent or the Surviving Corporation upon or immediately following the Closing shall be given full credit for their Company service under Parent employee benefit plans for purposes of seniority, eligibility and vesting to the extent allowable by law and the applicable plan documents. Parent agrees that for purposes of accrual of vacation, PTO benefits or other such benefits, Parent will use the effective date of Company's employees' respective employment with Company. Such Company employees shall, to the extent then otherwise eligible, be allowed to participate in Parent's employee stock purchase plan on the first entry date under such plan following the Closing.

          (d)  Plan Termination.  Unless Parent consents otherwise in writing,
               ----------------
Company shall take all action necessary to terminate, or cause to terminate, at or before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan or employee stock purchase plan.

     5.11  Form S-8.  Parent shall use its reasonable best efforts to file, as
           --------
soon as practicable (and in any event not later than twenty (20) days) after the Effective Time, a registration statement on Form S-8 covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Option Plan assumed by Parent. As soon as practicable after the date hereof and prior to the Closing, Company will use its reasonable best efforts to cause all holders of assumed Company Options to agree in writing not to exercise their options pursuant to Section 1.6 until Parent has filed a registration statement on Form S-8 in accordance with this Section. Company shall cooperate with and assist Parent in the preparation of such registration statement.

     5.12  Listing of Additional Shares.  As soon as practicable (and in any
           ----------------------------
event not more than five (5) days) after the Closing, to the extent required under Nasdaq rules, Parent shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Parent Capital Stock issuable upon conversion of the Company Capital Stock in the Merger and upon exercise of options and warrants to acquire Company's Capital Stock assumed by Parent as a result of the Merger.

     5.13  Employees.  Set forth on Schedule 5.13 is a list of employees of
           ---------                -------------
Company to whom Parent will make an offer of employment pursuant to a an Employment and Non-Competition Agreement, substantially in the forms of Exhibit
                                                                        -------
F-1 or Exhibit F-2 hereto. Parent will negotiate in good faith to enter into
---    -----------
such an agreement with such employees. Company shall cooperate with Parent to assist Parent in entering into such an agreement with such employees. Parent shall have no obligation to make an offer of employment to any employee of Company except those listed on Schedule 5.13.
                               -------------

     5.14  Escrow Agreements.  At or before the Effective Time, the parties will
           -----------------
cause the Escrow Agent and the Shareholders' Agent to execute the Stock Escrow Agreement and the Cash Escrow Agreement contemplated by Article VIII in substantially the forms attached hereto as Exhibit E-1 and Exhibit E-2,
                                           -----------     -----------
respectively (collectively, the "Escrow Agreements").

     5.15  Expenses.  Whether or not the Merger is consummated, all costs and
           --------
expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however, that any out-of-pocket expenses
                        --------  -------
incurred by Company in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of financial advisors (other than up to the $6,000,000 of fees and expenses payable to Donaldson Lufkin & Jenrette Securities Corp., in accordance with Company's agreement with such firm, a true and complete copy of which has been furnished to Parent), legal counsel and accountants, in excess of $1,000,000 ("Excess Costs") shall be the obligation of Company's shareholders; further provided that the foregoing
                                      ------- --------
$6,000,000 or $1,000,000 expense thresholds shall be reduced dollar-for-dollar by any and all amounts paid or payable by Company to or for the account of Providence Equity Partners or Josh Steinberg, it being understood that such reductions shall be applied to the $6,000,000 or $1,000,000 expense threshold in whatever combination will result in the lowest total Excess Costs based on the relative amounts of fees and expenses. Any Excess Costs shall offset the Merger Consideration as provided above. If Parent or Company receives any invoices for Excess Costs, Parent or Company, with Parent's written approval, may pay such fees; provided, however, that such payment shall, if not promptly reimbursed by
      --------  -------
Company's shareholders at Parent's request, be deductible from the Merger Consideration or constitute "Damages" recoverable under the Escrow Agreements.

     5.16  Director and Officer Indemnification.  (a)  Parent agrees not to
           ------------------------------------
cause or allow the Surviving Corporation to modify, and to cause the Surviving Corporation to honor, any rights to indemnification or exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the officers and directors of Company as provided in its Articles of Incorporation or Bylaws, as currently in effect.

     (b) For a period of three (3) years after the Effective Time, Parent shall maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Company's directors' and officers' liability insurance policy (true and complete copies of which have been heretofore delivered by Company to Parent) with coverage in the amount and scope at least as favorable as Company's existing coverage; provided that in no event shall Parent be required to expend in the aggregate in excess of 200% of the annual premium currently paid by Company for such coverage; and if such premium would at any time exceed 200% of such amount, then Parent shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount.

     5.17  Preferred Stock; Warrants.  Company shall (i) ensure that either all
           -------------------------
of Company's outstanding Preferred Stock shall have been converted into Company Common Stock in accordance with the Articles of Incorporation of Company or that the Articles of Incorporation of Company shall provide that the Merger shall cause a liquidation event with respect to the Company Preferred Stock, so that shares of Company Preferred Stock shall be converted into the right to receive Merger Consideration in the Merger, and (ii) ensure that all outstanding Company Warrants have been exercised at or prior to the Effective Time.

     5.18  Stock Option Waivers.   Company shall use its reasonable best efforts
           --------------------
to obtain waivers in the form attached hereto as Exhibit I from the individuals
                                                 ---------
listed on Schedule 6.3(b).
          ---------------

                                  ARTICLE VI

                            CONDITIONS TO THE MERGER
                            ------------------------
     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a)  Securityholder Approval.  This Agreement and the Merger shall
               -----------------------
have been duly approved and adopted by the requisite vote of the holders of Company Capital Stock, and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of shareholders of Company as is required by the terms of Section 280G(b)(5)(B) and shall be obtained in a manner which satisfies all applicable requirements of such Code Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ---------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

          (c)  Governmental Approval.  Parent, Company and their respective
               ---------------------
subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the other transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Exchange Act and the HSR Act; provided, however, that none of the preceding
                              --------  -------
shall be deemed obtained or made for purposes of satisfying the foregoing condition to Parent's obligation to effect the Merger if it shall impose a non-customary condition or restriction that Parent reasonably determines in good faith could reasonably be expected to result in a Material Adverse Effect on Parent or the Surviving Corporation.

          (d)  Escrow Agreements.  Parent, Company, Escrow Agent and the
               -----------------
Shareholders' Agent shall have entered into the Escrow Agreements.

          (e) Issuance of Shares. The fairness hearing with respect to the Merger shall have been held, and the terms of the Merger shall have been determined to be fair, by the Commissioner of Corporations of the State of California and the California Permit shall have been issued by the State of California. In the alternative, each securityholder of Company shall have duly executed and delivered to Company the Shareholder Representation Agreement, and the parties shall be reasonably satisfied that the shares of Parent Common Stock to be issued in connection with the Merger pursuant to
Section 1.6(a) are issuable without registration pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder as set forth in Section 1.11(c).

          6.2  Additional Conditions to Obligations of Company. The obligations
               -----------------------------------------------
of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of Parent in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to Material Adverse Effect or materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time (other than representations and warranties expressly made as of an earlier date, which shall have been so true and correct as of such earlier date) and (ii) Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement and the Ancillary Agreements required to be performed and complied with by it as of or prior to the Effective Time.

          (b)  Certificate of Parent.  Company shall have been provided with a
               ---------------------
certificate executed on behalf of Parent by its President and its Chief Financial Officer to the effect that the condition set forth in Section 6.2(a) has been satisfied.

          (c)  Tax Opinion.  Company shall have received a written opinion of
               -----------
Latham & Watkins, dated as of the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and Company, substantially in the form of Exhibits G and H (allowing for such amendments to the representations as Latham & Watkins deems necessary).

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub.
          -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to Material Adverse Effect or materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time (other than representations and warranties expressly made as of an earlier date, which shall have been so true and correct as of such earlier date) and (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement and the Ancillary Agreements to which it is a party required to be performed and complied with by it as of or prior to the Effective Time.

          (b)  Certificate of Company.  Parent shall have been provided with a
               ----------------------
certificate executed on behalf of Company by its President and Chief Financial Officer to the effect that the condition set forth in Section 6.3(a) has been satisfied.

          (c)  Third Party Consents. Parent shall have been furnished with
               --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any Material Contract of Company or otherwise, the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on Parent or the Surviving Corporation. Without limiting the foregoing, Parent shall have been furnished with satisfactory evidence of the approval by the "Investor Nominee" under the Stockholders' Agreement, dated September 10, 1999, among Company and its shareholders identified therein, of any "Change of Management" (as defined therein) resulting from the transactions contemplated hereby, or of the inapplicability thereof to such transactions.

          (d)  Shareholder Agreements. Parent shall have received from each
               ----------------------
director, officer (other than those listed in Schedule 5.8) and other Affiliate of Company a duly executed Shareholder Agreement in substantially the form attached hereto as Exhibit C, together with a duly executed Irrevocable Proxy, which agreements and instruments shall be in full force and effect, provided that the holders of Series A Preferred Stock of Company shall not be required to execute a Market Standoff Letter Agreement.

          (e)  Shareholder Representation Agreements. To the extent applicable
               -------------------------------------
under Section 1.11(b), Parent shall have received from each securityholder of Company a duly executed Shareholder Representation Agreement in substantially the form attached hereto as Exhibit D, together with a duly completed Investor Suitability Questionnaire, which agreements shall be in full force and effect.

          (f)  FIRPTA Certificate.  Company shall, prior to the Closing Date,
               ------------------
provide Parent with a properly executed FIRPTA Certificate, in form and substance reasonably acceptable to Parent, which states that shares of capital stock of Company do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Certificate, Company shall have provided to Parent, as agent for Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and in form and substance reasonably acceptable to Parent along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of Company upon the Closing of the Merger.

          (g)  Resignation of Directors and Officers.  The directors and
               -------------------------------------
officers of Company in office immediately prior to the Effective Time shall have resigned as directors and officers, as applicable, of Company effective as of the Effective Time.

          (h)  Employment and Non-Competition Agreements. Each of the employees
               -----------------------------------------
of Company set forth on Schedule 5.13 shall have accepted employment with
                        -------------
Parent and shall have entered into an Employment and Non-Competition Agreement substantially in the form attached hereto as Exhibit F, which Agreement shall be
                                             ---------
in full force and effect.

          (i)  Waivers.  Each of the employees of the Company set forth on
               -------
Schedule 6.3(a) shall have waived acceleration of vesting or exercisability of
---------------
Company Options or acceleration of vesting of restricted shares of Company Capital Stock which are currently subject to Company's right of repurchase as a result of the Merger, pursuant to a written instrument in form and substance reasonably satisfactory to Parent. In addition, sixty percent (60%) of the individuals set forth on Schedule 6.3(b) shall have executed and delivered to
                         ---------------
Parent a waiver in the form attached hereto as Exhibit I. Each person identified
                                               ---------
as a disqualified individual by Parent and Company who may otherwise have an excess parachute payment under Code Section 280(G) as a result of the grant and/or the accelerated vesting of his or her stock options, unvested shares of common stock, and/or vested shares of common stock shall execute and deliver to the Company, prior to the initiation of requisite shareholder approval procedure under Section 6.1(a) of this Agreement, a waiver in substantially the form attached as Exhibit J by which such person agrees to waive any right or entitlement to the grant of and/or the accelerated vesting of his or her stock options, unvested shares of common stock, and/or vested shares of common stock unless the requisite shareholder approval of that grant and acceleration is obtained pursuant to all applicable requirements of Code Section 280G.

          (j)  Certificates.  Company shall, prior to the Closing Date, provide
               ------------
Parent a certificate from the Secretary of State of California and the California Franchise Tax Board as to Company's good standing and payment of all applicable taxes, and such other certificates and closing documents as are reasonably requested by Parent and customary for transactions of the type contemplated hereby.

          (k)  Submission of Expenses.  Not less than two (2) business days
               ----------------------
prior to the Closing Date, Parent shall have received final statements of all fees and expenses paid or payable by Company in connection with the Merger and this Agreement (including, without limitation, the fees and expenses of any financial advisors, legal counsel, accountants or other service providers engaged by Company).

          (l)  Dissenters Rights.  Not more than five percent (5%) of the shares
               -----------------
of Company Capital Stock outstanding on the date hereof shall be Dissenting Shares.

          (m)  Tax Opinion.  Parent shall have received a written opinion of
               -----------
Brobeck, Phleger & Harrison LLP, dated as of the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and Company, substantially in the form of Exhibits G and H (allowing for such amendment to the representations as Brobeck, Phleger & Harrison LLP deems necessary)

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          7.1  Termination. At any time prior to the Effective Time, whether
               -----------
before or after approval of the matters presented in connection with the Merger by the shareholders of Company, this Agreement may be terminated:

               (a) by mutual consent duly authorized by the Boards of Directors of Parent and Company;

               (b) by either Parent or Company, if the Closing shall not have occurred on or before September 30, 2000 (provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement);

               (c) by Parent, if (i) Company shall breach any representation, warranty, obligation or agreement hereunder in a manner causing conditions precedent to the Closing not to be satisfied and such breach shall not have been cured within twenty (20) business days of receipt by Company of written notice of such breach, provided that the right to terminate this Agreement by Parent under this Section 7.1(c)(i) shall not be available to Parent where Parent is at that time in material breach of this Agreement, (ii) the Board of Directors of Company shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Parent or recommended, endorsed, accepted or agreed to a Takeover Proposal or shall have resolved to do any of the foregoing, or (iii) for any reason Company fails to call and hold the Company Shareholders Meeting or obtain the requisite written consents of its securityholders in lieu of such meeting by the later of August 30, 2000 or within 30 days following the fairness hearing referred to in Section 1.11;

               (d) by Company, if Parent shall breach any representation, warranty, obligation or agreement hereunder in a manner causing conditions precedent to the Closing not to be satisfied and such breach shall not have been cured within twenty (20) business days following receipt by Parent of written notice of such breach, provided that the right to terminate this Agreement by Company under this Section 7.1(d) shall not be available to Company where Company is at that time in material breach of this Agreement;

               (e) by Parent if a Takeover Proposal shall have occurred and the Board of Directors of Company in connection therewith, after consultation with its legal counsel, does not within five (5) business days of such occurrence (i) reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby and (ii) reject such Takeover Proposal;

               (f) by Parent if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof; or

               (g) by Company if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) any required approval of the shareholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

          7.2  Effect of Termination. In the event of termination of this
               ---------------------
Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Company or their respective officers, directors, securityholders or affiliates, except as provided in Section 7.3 and/or except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement involving fraud, bad faith or willful misconduct; provided that the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section
7.2 shall remain in full force and effect and survive any termination of this Agreement.

          7.3  Expenses and Termination Fees.
               -----------------------------

               (a)  Subject to Sections 5.15, 7.3(b), 7.3(c), 7.3(d) and 7.3(e)
whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

               (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 7.1(e), 7.1(c)(ii) or 7.1(c)(iii), (ii) Parent shall terminate this Agreement pursuant to Section 7.1(f)(ii), or Company shall terminate this Agreement pursuant to Section 7.1(g)(ii), following a failure of the shareholders of Company to approve this Agreement and, prior to the time of the meeting of Company's shareholders, there shall have been a Takeover Proposal which at the time of the meeting of Company's shareholders shall not have been
(A) rejected by Company or (B) withdrawn by the third party making such Takeover Proposal, or (iii) Parent shall terminate this Agreement pursuant to Section 7.1(c)(i) and prior thereto there shall have been a Takeover Proposal which shall not have been (x) rejected by Company or (y) withdrawn by the third party making such Takeover Proposal then, in any such event, Company shall reimburse Parent for all of the out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel), and, in addition to any other remedies Parent may have, Company shall promptly pay to Parent the sum of twenty million dollars ($20,000,000); provided however, that in the event such Takeover Proposal is the
               -------- -------
initial public offering of the Company's equity securities pursuant to a registration statement under the Securities Act, the Company shall instead promptly pay to the Parent the sum of four million dollars ($4,000,000).

               (c) In the event that Parent shall terminate this Agreement pursuant to Section 7.1(c)(i) or Section 7.1(f)(ii), or Company shall terminate this Agreement pursuant to Section 7.1(g)(ii), and, in either such event, Parent is not then entitled to receive the sum set forth in Section 7.3(b), then Company shall promptly reimburse Parent for all of the out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel); and, in the event any Takeover Proposal is consummated within twelve months of the later of (x) such termination of this Agreement and (y) the payment of the above-described expenses, Company shall promptly pay to Parent the additional sum of twenty million dollars ($20,000,000); provided however, that in the event such Takeover
                               -------- -------
Proposal is the initial public offering of the Company's equity securities pursuant to a registration statement under the Securities Act, the Company shall instead promptly pay to the Parent the sum of four million dollars ($4,000,000).

               (d) In the event that Company shall terminate this Agreement pursuant to Section 7.1(d) and prior to the breach giving rise to such termination, a Parent Takeover Proposal shall have been publicly announced, then, in any such event, Parent shall reimburse Company for all of the out-of-pocket costs and expenses incurred by Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) and in addition to any other remedies Company may have, Parent shall promptly pay to Company the sum of four million dollars ($4,000,000), and, in the event that a Parent Takeover Proposal is consummated within twelve months after such termination of this Agreement, Parent shall pay to Company the additional sum of sixteen million dollars ($16,000,000) upon the consummation of such Parent Takeover Proposal. "Parent Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Parent or the acquisition of a majority of the outstanding shares of capital stock of Parent, or all or substantially all of the assets of, Parent, or any other transaction inconsistent with consummation of the transactions contemplated hereby.

               (e) In the event that Company shall terminate this Agreement pursuant to Section 7.1(d), and Company is not then entitled to receive the sum set forth in Section 7.3(e), then Parent shall promptly reimburse Company for all of the out-of-pocket costs and expenses incurred by Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel); and, in the event any Parent Takeover Proposal is consummated within twelve (12) months of the later of (x) such termination of this Agreement and
(y) the payment of the above-described expenses, Parent shall promptly pay to the Company the additional sum of twenty million dollars ($20,000,000).

          7.4  Amendment. The boards of directors of the parties hereto may
               ---------
cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to approval of the Merger by the shareholders of Company shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Company Capital Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company Capital Stock, or (iv) otherwise require the re-solicitation of approval of the Merger by the shareholders of the Company.

          7.5  Extension; Waiver. At any time prior to the Effective Time any
               -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                           ESCROW AND INDEMNIFICATION
                           --------------------------

          8.1  Escrow Fund. As soon as practicable after the Effective Time,
               -----------
fifteen percent (15%) of the Merger Shares (the "Escrow Shares") shall be registered in the name of, and be deposited with, State Street Bank and Trust Company of California, N.A. (or another institution selected by Parent with the reasonable consent of Company) as escrow agent (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the Stock Escrow Fund and fifteen percent (15%) of the Merger Cash (together with interest and other income thereon) (the "Escrow Cash") to constitute the Cash Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreements attached hereto as Exhibit E-1 and Exhibit E-2. The Escrow Funds
                              -----------     -----------
shall be available to compensate Parent pursuant to the indemnification obligations of the shareholders of Company.

          8.2  Indemnification. Subject to the limitations set forth in this
               ---------------
Article VIII, the shareholders of Company will indemnify and hold harmless Parent and its officers, directors, agents and employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities (including without limit, GAAP liabilities) and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries by Parent under existing insurance policies or indemnities from third parties (collectively, "Damages") arising out of any misrepresentation or breach of or default in any of the representations, warranties, covenants and agreements given or made by Company in or pursuant to this Agreement, the Company Disclosure Schedules or any exhibit or schedule to this Agreement, including any agreement entered into by Parent and Company in connection with this Agreement and any certificates delivered pursuant to Article VI hereof, except for the certificate delivered to Latham & Watkins pursuant to Section 6.2(c) hereof. The Escrow Funds shall be security and the exclusive remedy for this indemnity obligation subject to the limitations in this Agreement. Parent and Company each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares Parent would have agreed to issue in connection with the Merger. Nothing in this Agreement shall limit the liability

(i) of Company for any breach of any representation, warranty or covenant if the Merger is not consummated, or (ii) of any Company shareholder in connection with any breach by such shareholder of the Shareholder Representation Agreement or Irrevocable Proxy. No claim for indemnification after the Effective Time shall be made under this Article VIII unless and until aggregate Damages (including Damages pursuant to all prior claims) exceed one million dollars ($1,000,000), in which event the Indemnified Persons shall be entitled to indemnification for all Damages, including amounts below such threshold amount; provided, however,
                                                            --------  -------
that the Indemnified Persons shall be entitled to indemnification for all Damages arising from any inaccuracy in the representations and warranties made in Section 2.2 (if such inaccuracy involves the existence of any options, warrants or other rights to acquire Company Capital Stock that are not disclosed therein), irrespective of the foregoing threshold amount; and provided further,
                                                              -------- -------
that in no event shall the Indemnified Persons be entitled to indemnification for any Damages in excess of the property in the Escrow Funds (except to the extent that such indemnification is for the foregoing inaccuracies in the representations and warranties made in Section 2.2, which shall be indemnified without limit hereunder. Absent fraud, bad faith, or willful misconduct, the provisions set forth in this Section 8.2 shall be the sole remedy of the Indemnified Persons for any breach of the representations and warranties in this Agreement.

          8.3  Escrow Period. The Escrow Period shall terminate upon the
               -------------
expiration of twelve (12) months after the Effective Time; provided, however,
                                                           --------  -------
that a portion of the Escrow Cash and Escrow Shares, which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Funds until such claims have been resolved. Parent shall deliver to the Escrow Agent a certificate specifying the Effective Time.

          8.4  Claims upon Escrow Funds. Upon receipt by the Escrow Agent on or
               ------------------------
before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"), setting forth the estimate of Damages and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.5 and 8.6 below, deliver to Parent out of the Cash Escrow Fund, as promptly as practicable, the Escrow Cash held in the Cash Escrow Fund having a value equal to such Damages. In the event the Damages exceed the aggregate amount of assets held in the Cash Escrow Fund, the Escrow Agent shall deliver to Parent out of the Stock Escrow Fund, shares of Parent Common Stock or other assets held in the Stock Escrow Fund having a value equal to such Damages not previously covered by the Cash Escrow Fund. For the purpose of compensating Parent for its Damages pursuant to this Agreement, the Parent Common Stock in the Stock Escrow Fund shall be valued at $32 per share of Parent Common Stock (the "Escrow Value").

          8.5  Objections to Claims. At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section 8.7 below) and for a period of thirty (30) days after such delivery to the Shareholders' Agent of such Officer's Certificate, the Escrow Agent shall make no delivery of Parent Common Stock or other property pursuant to Section 8.4 hereof unless the

Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock or other property in the Escrow Funds in accordance with Section 8.4 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period.

          8.6  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have ten (10) days after receipt by the Escrow Agent of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. If after such ten (10) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for ten (10) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Escrow Funds in accordance with the terms thereof.

               (b) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Funds in accordance therewith.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, San Mateo or San Francisco County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.6(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party unless the arbitrators award Parent more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Company shareholders for whom shares of Parent Common Stock otherwise issuable to them have been deposited in the Escrow Funds shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

          8.7  Shareholders' Agent.
               -------------------

               (a) Mark Cronan shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Company shareholders to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Stock or other property from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company shareholders.

               (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company shareholders shall jointly and severally indemnify the Shareholders Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (c) The Shareholders' Agent shall have reasonable access to information about Company and the reasonable assistance of Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          8.8  Actions of the Shareholders' Agent. A decision, act, consent or
               ----------------------------------
instruction of the Shareholders' Agent shall constitute a decision of all Company shareholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Company shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

          8.9  Third-Party Claims. In the event Parent becomes aware of a third-
               ------------------
party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Company shareholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that Parent may not effect the settlement of any such claim without the written consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. If the amount of any such claim exceeds the amounts then on deposit in the Escrow Fund, the Company shareholders (acting through the Shareholders' Agent) shall be entitled to assume the defense of such claim; provided, however, that they shall not, in whole or in part, settle such claim without the prior written consent of Parent (not to be unreasonably withheld or delayed). In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Parent against the Escrow Fund for indemnity with respect to such settlement.

                                  ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

          9.1  Non-Survival at Effective Time. The representations and
               ------------------------------
warranties set forth herein shall survive until the expiration of twelve (12) months after the Effective Time. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in
Article I, Section 5.4 (Confidentiality), 5.7 (Further Assurances), 5.8 (Company Shareholder Agreements), 5.9 (Blue Sky Laws), 5.10 (Employee Benefit Plans),
5.11 (Form S-8), 5.12 (Listing of Additional Shares), 5.15 (Expenses), 5.16 (Director and Officer Indemnification), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), Article VIII and this Article IX shall survive the Effective Date and the Closing.

          9.2  Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or by reputable overnight courier or sent via facsimile (with confirmation of receipt and followed by delivery by one of the other methods described in this Section) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent, to:

                    Digital Island, Inc.
                    45 Fremont Street, 12th Floor
                    San Francisco, CA 94105
                    Attention:  T.L. Thompson
                    Facsimile No.:  (415) 738-4141
                    Telephone No.:  (415) 738-4100

               with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, CA  94303
                    Attention:  Curtis L. Mo, Esq.
                    Facsimile No.:  (650) 496-2736
                    Telephone No.:  (650) 424-0160

               (b)  if to Company, to:

                    SoftAware, Inc.
                    4640 Admiralty Way, 12th Floor
                    Marina Del Rey, CA 90292
                    Attention:  Mark Cronan
                    Facsimile No.:  (310) 305-9165
                    Telephone No.:  (310) 448-5866

               with a copy to:

                    Latham & Watkins
                    650 Town Center Drive
                    Suite 2000
                    Costa Mesa, CA 92626
                    Attention:  David C. Flattum
                    Facsimile No.:  (714) 755-8290
                    Telephone No.:  (714) 540-1235

          9.3  Interpretation. When a reference is made in this Agreement to
               --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.4  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.5  Entire Agreement; Nonassignability; Parties in Interest. This
               -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Company Disclosure Schedule, the Parent Disclosure Schedule and the other Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a), (e), (f) and (g), 1.7, 1.9, 1.11, 5.10, 5.11 and 5.16; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          9.6  Severability. In the event that any provision of this Agreement,
               ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.7  Remedies Cumulative. Except as otherwise provided herein, any and
               -------------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          9.8  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of California without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. The parties further agree that any dispute regarding the interpretation or validity of, or otherwise arising out of this Agreement, shall be subject to the exclusive jurisdiction of the California State Courts in and for Santa Clara or San Francisco County, California or, in the event of federal jurisdiction, the United States District Court for the Northern District of California sitting in Santa Clara or San Francisco County, California, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts and not to seek the transfer of any case or proceeding out of such courts.

          9.9  Rules of Construction. The parties hereto agree that they have
               ---------------------
been represented by legal counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.10  Definitions. For purposes of this Agreement, (a) "Material
               -----------
Adverse Effect" means, with respect to any person or entity, any event, change or effect (other than, in the case of Parent, any of the same to the extent arising from changes in the trading price of Parent Common Stock) that is materially adverse to the business, operations, personnel, condition (financial or otherwise), properties, assets (including intangible assets), liabilities, or results of operations of such person or entity and its subsidiaries, taken as a whole, and (b) "knowledge" means, with respect to any party, the actual knowledge of the directors and officers of such party, and in the case of the Company, such employees as listed on Schedule 9.10.
                                     -------------

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its respective officer thereunto duly authorized, all as of the date first written above.

                                 DIGITAL ISLAND, INC.



                                 By:  /s/ T.L. Thompson
                                      ------------------
                                      Name: T.L. Thompson
                                      Title:  Chief Financial Officer



                                 OCEAN ACQUISITION CORP.



                                 By:  /s/ T.L. Thompson
                                      ------------------
                                      Name:  T.L. Thompson
                                      Title:  Chief Financial Officer



                                 SOFTAWARE, INC.


                                 By:  /s/ Marshall Rockwell
                                      ---------------------
                                      Name:  Marshall Rockwell
                                      Title:  Chief Executive Officer


            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A
                                    ---------

                               AGREEMENT OF MERGER
                               -------------------

                                       OF

                              DIGITAL ISLAND, INC.

                             OCEAN ACQUISITION CORP.

                                       AND

                                 SOFTAWARE, INC.

          This Agreement of Merger, dated as of the _____ day of ___________, 2000 ("Merger Agreement"), among Digital Island, Inc. a Delaware corporation ("Parent"), Ocean Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and SoftAware, Inc., a California corporation ("Company").

                                    RECITALS
                                    --------

          A. Company was incorporated in the State of California on December 23, 1993 and on the date hereof has issued and outstanding 20,492,945 shares of Common Stock ("Company Common Stock") and 4,593,023 shares of Preferred Stock ("Company Preferred Stock"). Company Common Stock and Company Preferred Stock are collectively referred to herein as "Company Capital Stock".

          B. Parent, Merger Sub and Company have entered into an Agreement and Plan of Reorganization, dated as of July ____, 2000, (the "Agreement and Plan of Reorganization") providing for the merger ("Merger") of Merger Sub with and into Company.

          C. The Boards of Directors of Parent, Company and Merger Sub and the shareholders of Company have approved the Merger.

                                   AGREEMENTS
                                   ----------

          The parties hereto hereby agree as follows:

          1. Merger Sub shall be merged with and into Company, and Company shall be the surviving corporation (the "Surviving Corporation").

          2. The Merger shall become effective at such time (the "Effective Time") as this Merger Agreement and the officers' certificate of Company is filed with the Secretary of State of the State of California pursuant to Section 1103 of the Corporations Code of the State of California.

          3. At the Effective Time (i) all shares of Company Capital Stock that are owned directly or indirectly by Company, Parent, Merger Sub or any other subsidiary of Parent shall be cancelled, and no securities of Parent or other consideration shall be delivered in exchange therefor, (ii) each of the issued and outstanding shares of Company Capital Stock (other than shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Section 1300 et seq. of the California Corporations Code, referred to hereinafter as "Dissenting Shares") shall be converted automatically into the right to receive ________ of a share of Parent Common Stock, rounded down to the nearest whole number of shares, and $_______ in cash. Those shares of Parent Common Stock to be issued as provided in this Section 3 are referred to herein as the "Parent Shares."

          4. Any Dissenting Shares shall not be converted into Parent Common Stock but shall be converted into the right to receive from the Company such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the State of California. If after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Parent Common Stock in accordance with Section 3.

          5. Notwithstanding any other term or provision hereof, no fractional shares of Parent Common Stock shall be issued, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise, but for rounding as provided herein, be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash equal to the per share market value of Parent Common Stock (deemed to be $32) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled. The fractional share interests of each Company shareholder shall be aggregated, so that no Company shareholder shall receive cash in an amount greater than the value of one full share of Parent Common Stock.

          6. The conversion of Company Capital Stock into Parent Common Stock as provided by this Merger Agreement shall occur automatically at the Effective Time without action by the holders thereof. Each holder of Company Capital Stock shall thereupon be entitled to receive shares of Parent Common Stock in accordance with the Agreement and Plan of Reorganization.

          7. Also, at the Effective Time, each share of Common Stock of Merger Sub outstanding immediately prior to the Effective Time shall automatically be converted into and exchanged for one share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          8. At the Effective Time, the separate existence of Merger Sub shall cease, and Company shall succeed, without other transfer, to all of the rights and properties of Merger Sub and shall be subject to all the debts and liabilities thereof in the same manner as if Company had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired.

         9. At the Effective Time, Company's Stock Option Plan, as amended (the "Company Stock Option Plan"), and all options to purchase Company Common Stock then outstanding under the Company Stock Option Plan shall be assumed by Parent.

        10. At the Effective Time, each warrant to acquire shares of Company's Capital Stock then outstanding (each a "Company Warrant") shall be converted and exchanged for warrants to purchase such number of shares of Parent Common Stock in accordance with the Agreement and Plan of Reorganization.

        11. This Merger Agreement is intended as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

        12. (a) The Articles of Incorporation of Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation unless and until thereafter amended, provided however, that immediately after the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety like the Articles of Incorporation of Merger Sub with Article 1 of the Articles of Incorporation amended to read as follows: "The name of the corporation is SoftAware, Inc."

             (b) The Bylaws of Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

             (c) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

        13. (a) Notwithstanding the approval of this Merger Agreement by the shareholders of Company, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of Parent and Company.

             (b) Notwithstanding the approval of this Merger Agreement by the shareholders of Company, this Merger Agreement shall terminate in the event that the Agreement and Plan of Reorganization shall be terminated as therein provided.

             (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Company or Parent or their respective officers, directors or shareholders, except as otherwise provided in the Agreement and Plan of Reorganization.

             (d) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

             (e) This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of Company, but, after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

                         DIGITAL ISLAND, INC.


                         By:
                              ----------------------------------------------
                              Ruann F. Ernst
                              Chief Executive Officer

                         By:
                              ----------------------------------------------
                              T.L. Thompson
                              Secretary


                         OCEAN ACQUISITION CORP.


                         By:
                              ----------------------------------------------
                              Ruann F. Ernst
                              President

                         By:
                              ----------------------------------------------
                              T.L. Thompson
                              Secretary


                         SOFTAWARE, INC.


                         By:
                              ----------------------------------------------
                              Marshall Rockwell
                              Chief Executive Officer

                         By:
                              ----------------------------------------------
                              Mark Yamashita
                              Secretary


                    [SIGNATURE PAGE TO AGREEMENT OF MERGER]

                              OFFICERS' CERTIFICATE

                                       OF

                                 SOFTAWARE, INC.

          Marshall Rockwell, Chief Executive Officer, and Mark Yamashita, Secretary, of SoftAware, Inc., a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify:

          1. That they are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

          2. There are two authorized class of shares, consisting of 309,556,242 shares of Common Stock, of which 20,492,945 shares are outstanding and entitled to vote on the Agreement of Merger in the form attached and 4,593,023 shares of Preferred Stock, all of which shares are outstanding and entitled to vote on such Agreement of Merger.

          3. The Agreement of Merger in the form attached was duly approved by the Board of Directors of the Corporation in accordance with the California Corporations Code.

          4. Approval of the Agreement of Merger by the holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock, voting as a single class, was required. The percentage of the outstanding shares of each such class of the Corporation's shares entitled to vote on the Agreement of Merger which voted to approve the Agreement of Merger equaled or exceeded the vote required.

          Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in _________________, California, on _______ ____, 2000.



                         By:
                              ----------------------------------------------
                              Marshall Rockwell
                              Chief Executive Officer



                         By:
                              ----------------------------------------------
                              Mark Yamashita
                              Secretary

                              OFFICERS' CERTIFICATE

                                       OF

                              DIGITAL ISLAND, INC.



          Ruann F. Ernst, Chief Executive Officer, and T.L. Thompson, Secretary, of Digital Island, Inc. a Delaware corporation ("Parent"), hereby certify that:

          1. That they are duly elected, acting and qualified President and Secretary, respectively, of Parent.

          2. There are two authorized classes of shares, consisting of (i) 100,000,000 shares of Common Stock, of which 67,772,761 shares were issued and outstanding on May 31, 2000, and (ii) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding.

          3. The Agreement of Merger in the form attached hereto was approved by the Board of Directors of Parent in accordance with the Delaware General Corporation Law.

          4. No vote of the shareholders of Parent was required pursuant to
Section 1201(b) of the California Corporations Code and Section 252 of the Delaware General Corporation Law with respect to the merger under the Agreement of Merger. No vote of the holders of the outstanding shares of Common Stock was required for the issuance of Common Stock pursuant to the merger.

          Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in San Francisco, California on _______________, 2000.



                                    --------------------------------------------
                                    Ruann F. Ernst
                                    Chief Executive Officer



                                    --------------------------------------------
                                    T.L. Thompson
                                    Secretary

                              OFFICERS' CERTIFICATE

                                       OF

                             OCEAN ACQUISITION CORP



          Ruann F. Ernst, President, and T.L. Thompson, Secretary, of Ocean Acquisition Corp. ("Merger Sub"), a California corporation and wholly owned subsidiary of Digital Island, Inc., a Delaware corporation ("Parent"), hereby certify that:

          1. That they are duly elected, acting and qualified President and Secretary, respectively, of Merger Sub.

          2. There is one authorized class of shares, consisting of 1,000 shares of Common Stock, of which 1,000 shares are issued and outstanding.

          3. The Agreement of Merger in the form attached hereto was approved by the Board of Directors of Merger Sub in accordance with the California Corporation Law.

          4. The unanimous vote of the shareholders of Merger Sub was required and obtained pursuant to Section 1201(b) of the California Corporations Code and
Section 252 of the Delaware General Corporation Law with respect to the merger under the Agreement of Merger.

          5. No vote of the shareholders of Parent was required.

          Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in San Francisco, California on _________________, 2000.




                                    --------------------------------------------
                                    Ruann F. Ernst
                                    President



                                    --------------------------------------------
                                    T.L. Thompson
                                    Secretary

                                   EXHIBIT B
                                   ---------

                                 EXCHANGE RATIO

     Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

          (i) At the Effective Time, each share of Company Preferred Stock issued and outstanding at the Effective Time (other than Dissenting Shares) shall be converted and exchanged into the right to receive such number of Merger Shares and amount of Merger Cash as shall be determined in accordance with the liquidation preferences set forth in Section 2 of the Amended and Restated Articles of Incorporation of Company. The total number of Merger Shares and amount of Merger Cash to be exchanged for Company Preferred Stock is referred to herein as the "Preferred Component." The "Preferred Stock Exchange Ratio" shall be determined by dividing the stock portion of the Preferred Component by the number of shares of Company Preferred Stock outstanding immediately prior to the effective time. The "Preferred Cash Exchange Ratio" shall be determined by dividing the cash portion of the Preferred Component by the number of shares of Company Preferred Stock outstanding immediately prior to the effective time. In the event that shares of different series of Company Preferred Stock remain outstanding prior to the Effective Time, there will be separate exchange ratios for each such series.

          (ii) At the Effective Time, each share of Company Common Stock (after giving effect to the conversion, exchange or exercise, as the case may be, of all securities convertible into, or exercisable or exchangeable for, Company Common Stock (other than Company Preferred Stock), including all unexpired outstanding options, warrants or other rights which are so converted, exercised or exchanged at or prior to the Effective Time) issued and outstanding prior to the Effective Time (other than Dissenting Shares) shall be converted and exchanged for the right to receive (a) such number of Merger Shares as shall be determined by subtracting the number of shares comprising the stock portion of the Preferred Component from the Merger Shares and dividing the result by the sum of (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding any shares cancelled in accordance with Section 1.6(b)), (ii) the number of shares of Company Common Stock underlying all outstanding Company Options, and (iii) the number of Shares of Company Common Stock underlying any Company Securities other than Company Options and Company Preferred Stock (the "Fully Diluted Common Stock") and (b) an amount of Merger Cash as shall be determined by subtracting the cash portion of the Preferred Component from the Merger Cash and dividing the result by the Fully Diluted Common Stock. The "Common Stock Exchange Ratio" shall be determined by subtracting the stock portion of the Preferred Component from the Merger Shares and dividing the result by the Fully Diluted Common Stock. The "Common Cash Exchange Ratio" shall be determined by subtracting the cash portion of the Preferred Component from the Merger Cash and dividing the result by the Fully Diluted Common Stock.

          (iii) At the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall be converted and exchanged for an option to purchase such number of shares of Parent Common Stock and on such terms as set forth in Section 5.10(a) of the Agreement.

                                   EXHIBIT C
                                   ---------

                             SHAREHOLDER AGREEMENT

          This Shareholder Agreement (this "Agreement") is made and entered into as of ________________, 2000 by and among Digital Island, Inc., a Delaware corporation ("Parent"), SoftAware, Inc., a California corporation ("Company"), and the undersigned shareholder of Company ("Shareholder"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                    RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of July _____, 2000 by and among Parent, Ocean Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company (such agreement as it may be amended is hereinafter referred to as the "Reorganization Agreement"), Merger Sub will be merged with and into Company (the "Merger"); the outstanding shares of capital stock of Company (the "Company Capital Stock") will be converted into, among other things, the right to receive common stock of Parent at the effective time of the Merger (the "Parent Shares") at the applicable exchange ratio set forth in the Reorganization Agreement; and the Company will become a wholly owned subsidiary of Parent (the "Transaction");

          WHEREAS, it is a condition of Parent's willingness to enter into the Transaction that certain shareholders of Company have executed and delivered to Parent a Shareholder Agreement upon the terms set forth herein; and

          WHEREAS, Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement (the "Shares");

          NOW, THEREFORE, the parties agree as follows:

    1.   Share Ownership and Agreement to Retain Shares.
         ----------------------------------------------

          1.1    Transfer and Encumbrance.
                 ------------------------

                   (a) Shareholder represents and warrants to Parent that: (i) Shareholder is the beneficial owner of the Shares and, except as otherwise set forth on the signature page hereto, did not acquire any shares of Company Capital Stock in contemplation of the Merger; (ii) the Shares constitute Shareholder's entire beneficial ownership interest in the outstanding capital stock and voting securities of Company; (iii) no other person or entity that is not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares (except, with respect to Shareholders which are partnerships, partners of such Shareholders); (iv) the Shares are and will be at all times until the Expiration (as defined below) free and clear of any liens, claims, options, charges or other encumbrances (except with respect to federal or state securities laws); and (v) Shareholder's principal residence or place of business is set forth on the signature page hereto.

                   (b) Other than as provided by this Agreement, at all times prior to the Expiration, Shareholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of or encumber (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Shares or New Shares (as defined below) or any interest therein or enter into any contract, option, or other arrangement (including any profit sharing or other derivative arrangement) with respect to any Shares or any New Shares or any interest therein with any person other than pursuant to the Reorganization Agreement, unless prior to any such Transfer the transferee of such Shares or New Shares enters into and is bound by a shareholders agreement with Parent on terms substantially identical to the terms of this Agreement, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, (1) any Acquisition Proposal (as defined below) or transaction or occurrence which if publicly proposed and offered to Company and its shareholders (or any of them) would be the subject of an Acquisition Proposal (collectively, "Alternative Transactions") or (2) any amendment of Company's Articles of Incorporation or Bylaws or other proposal, action or transaction involving Company or any of its subsidiaries, which amendment or other proposal, action or transaction would or could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger, or change in any manner the voting rights of any class or shares of Company Capital Stock (collectively, "Frustrating Transactions"). As used herein, the term "Expiration" shall mean the earlier to occur of (x) the Effective Time or (y) the valid termination of the Reorganization Agreement in accordance with its terms.

          1.2  New Shares. Shareholder agrees that any shares of capital stock
               ----------
or voting securities of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

    2.  Agreement to Vote Shares. Prior to the Expiration, Shareholder covenants
        ------------------------
and agrees as follows:

                   (a) At each meeting of the shareholders of Company called to vote upon the Merger, the Reorganization Agreement or any of the transactions contemplated by the Reorganization Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger, the Reorganization Agreement or any of the transactions contemplated by the Reorganization Agreement, is sought, such Shareholder shall, including by executing a shareholder's written consent if requested by Parent, vote (or cause to be voted) such Shareholder's Shares or New Shares in favor of the adoption and approval by Company of the Reorganization Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Reorganization Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, including any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of
Section 280G of the Internal Revenue Code of 1986, as amended.

                   (b) At any meeting of the shareholders of Company or at any adjournment thereof or in any other circumstances upon which such Shareholder's vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) the Shares or New Shares of such Shareholder against, and shall not consent to (and shall cause not to be consented to), any Alternative Transaction or Frustrating Transaction.

                   (c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Shareholder from acting in his capacity as a director or employee of Company, to the extent applicable, it being understood that this Agreement shall apply to Shareholder solely in his capacity as a shareholder of Company.

    3. Irrevocable Proxy. Shareholder hereby agrees to timely deliver to Parent
       -----------------
a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such
                                                     -------
Proxy to cover the Shares and New Shares in respect of which Shareholder is entitled to vote at each meeting of the Shareholders of Company (including, without limitation, each written consent in lieu of a meeting). Upon the execution of this Agreement by Shareholder, Shareholder hereby revokes any and all prior proxies given by Shareholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration.

    4. Additional Covenants of Shareholder. Shareholder hereby represents,
       -----------------------------------
warrants and covenants to Parent as follows:

                   (a) Shareholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Shareholder does not, and the performance of Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares or New Shares are or will be bound or affected.

                   (b) Shareholder shall take, or cause to be taken, all other actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things, reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Reorganization Agreement.

                   (c) Until the Expiration, Shareholder shall not, and shall not authorize or permit any of its subsidiaries or affiliates (other than Company), officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Shareholder or them to, issue any press release or make any other public statement with respect to the Reorganization Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable law.

                   (d) Until the Expiration, Shareholder will not (and will use Shareholder's reasonable best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Shareholder or them, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan, or offer to acquire all or any substantial part of the business or assets or capital stock of Company, whether by merger or other business combination, purchase of stock or assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the Shareholders of Company all or any substantial part of the business, assets or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting or encouraging or facilitating any Acquisition Proposal;
(iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect to any potential Acquisition Proposal. In the event Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

                   (e) Shareholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Shareholder may have.

                   (f) Shareholder shall execute and deliver to Parent the Market Standoff Letter Agreement, in the form attached hereto as Annex B.
                                                                 -------

    5.  Enforcement of Transfer Restrictions. Shareholder understands and agrees
        ------------------------------------
that (i) Company shall be entitled to affix an appropriate legend to any certificate representing Shares or New Shares reflecting the restrictions set forth in this Agreement; and (ii) if Shareholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and Shareholder hereby irrevocably instructs Company not to permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Shareholder shall have complied with the terms of this Agreement.

    6.  Additional Documents. Shareholder hereby covenants and agrees to execute
        --------------------
and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

    7.  Consent and Waiver. Shareholder hereby gives any consents or waivers
        ------------------
that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

    8.  Further Assurances. Shareholder will, from time to time, execute and
        ------------------
deliver, or cause to be executed and delivered, such additional or further consents, documents or other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 3.

    9.  Termination. Sections 1, 2, 3 and 4 hereof and the Proxy delivered in
        -----------
connection herewith shall terminate and shall have no further force or effect as of the Expiration.

    10. Confidentiality. Shareholder agrees (i) to hold any information
        ---------------
regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by Parent.

    11. Miscellaneous.
        -------------

          11.1   Severability. If any term, provision, covenant or restriction
                 ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          11.2   Binding Effect and Assignment. This Agreement and all of the
                 -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other party hereto. This Agreement is intended to bind Shareholder as a Shareholder of Company only with respect to the specific matters set forth herein.

          11.3   Amendment and Modification. This Agreement may not be modified,
                 --------------------------
amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.


          11.4   Specific Performance; Injunctive Relief. The parties hereto
                 ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          11.5  Notices. All notices, requests, demands or other communications
                -------
that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or delivered to a reputable overnight courier for overnight delivery, postage prepaid, as follows:

               (a) If to Shareholder, at the address set forth below Shareholder's signature at the end hereof.

               (b)  if to Parent, to:

                          Digital Island, Inc.
                          45 Fremont Street
                          12th Floor
                          San Francisco, CA 94111
                          Attention:  T.L. Thompson
                          Facsimile No.:  (415) 738-4141
                          Telephone No.:  (415) 738-4100

               with a copy to:

                          Brobeck, Phleger & Harrison LLP
                          2200 Geng Road
                          Two Embarcadero Place
                          Palo Alto, CA  94303
                          Attention:  Curtis L. Mo, Esq.
                          Facsimile No.:  (650) 496-2715
                          Telephone No.:  (650) 424-0160

               (c)  if to Company, to:

                          SoftAware, Inc.
                          4640 Admiralty Way
                          12th Floor
                          Marina Del Rey, CA 90292
                          Attention:  Mark Cronan
                          Facsimile No.:  (310 305-9165
                          Telephone No.:  (310) 448-5866
                          with a copy to:

                          Latham & Watkins
                          650 Town Center Drive
                          Suite 2000
                          Costa Mesa, CA 92626
                          Attention:  David Allen
                          Facsimile No.:  (714) 755-8290
                          Telephone No.:  (714) 540-1235

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

          11.6  Governing Law. This Agreement shall be governed by, construed
                -------------
and enforced in accordance with the internal laws of the State of California, without regard to the conflicts of laws principles thereof.

          11.7  Entire Agreement. This Agreement and the Proxy contain the
                ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          11.8  Effect of Headings. The section headings herein are for
                ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

          11.9  Counterparts. This Agreement may be executed in several
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DIGITAL ISLAND, INC.                             SHAREHOLDER

By:_______________________________________       By:________________________________
Name:_____________________________________       (Signature)
Title:____________________________________

                                                 ___________________________________
                                                 (Signature of Spouse)

SOFTAWARE, INC.                                  ___________________________________
By:_______________________________________       (Social Security / Tax I.D. No.)
Name:_____________________________________
Title:____________________________________       ___________________________________
                                                 (Print Name of Shareholder)

                                                 ___________________________________
                                                 (Print Street Address)


                                                 ___________________________________
                                                 (Print City, State and Zip)


                                                 ___________________________________
                                                 (Print Telephone Number)


                                                 ___________________________________
                                                 (Social Security or Tax I.D. Number)


Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:______________________________
Series A Preferred Stock:__________________
State of Residence:________________________


                    SIGNATURE PAGE TO SHAREHOLDER AGREEMENT

                                    ANNEX A
                                    -------

                               IRREVOCABLE PROXY

                        TO VOTE STOCK OF SOFTAWARE, INC.
                        --------------------------------



          The undersigned shareholder of SoftAware, Inc., a California corporation ("Company"), hereby irrevocably (to the full extent permitted by the California Corporations Code) appoints the members of the Board of Directors of Digital Island, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent designated in writing, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration (as defined below).

          This Irrevocable Proxy is irrevocable (to the full extent provided in the California Corporations Code), is coupled with an interest, including, but not limited to, that certain Shareholder Agreement dated as of even date herewith by and among Parent, Company, and the undersigned (the "Shareholder Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Parent, Ocean Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, which Reorganization Agreement provides for the merger of Merger Sub with and into Company, the conversion of outstanding shares of Company capital stock into the right to receive Parent Common Stock and cash (in accordance with the applicable exchange ratios), and for Company to become a wholly owned subsidiary of Parent (the "Merger"). As used herein, the term "Expiration" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and
(ii) the date of termination of the Reorganization Agreement.

          The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the California Corporations Code), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting in favor of approval and adoption of the Reorganization Agreement and approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Reorganization Agreement, and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, and against any Alternative Transaction or Frustrating Transaction (as such terms are defined in the Shareholder Agreement).

          The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

          All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

          This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  ____________________
                                                 _____________________________________
                                                 (Signature of Shareholder)


                                                 _____________________________________
                                                 (Print Name of Shareholder)


                                                 Shares beneficially owned:


                                                 ________ shares of Company Common Stock


                                                 ________ shares of Company Series A
                                                 Preferred Stock

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                    ANNEX B
                                    -------

                       Market Standoff Letter Agreement
                       --------------------------------



Digital Island, Inc.
45 Fremont Street
12th Floor
San Francisco, CA  94111

          Re:  Proposed Merger of Digital Island, Inc. and SoftAware, Inc.
               -----------------------------------------------------------

Ladies and Gentlemen:

          The undersigned understands that SoftAware, Inc., a California corporation ("Company") and Digital Island, Inc., a Delaware corporation ("Parent") have entered into an Agreement and Plan of Reorganization, dated as of July 17, 2000 (the "Reorganization Agreement"), pursuant to which Ocean Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent, will be merged with and into Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the same meaning given to them in the Reorganization Agreement.

          In recognition of the benefit that the Merger will confer upon the undersigned as a securityholder, officer and/or director of Company and/or of Parent, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Parent, that, from the Effective Time until the earliest to occur of (a) the first anniversary of the Effective Time, or (b) the effective date of a merger of Parent with or into another corporation in which fifty (50%) or more of the voting power of Parent is disposed of, or the sale of all or substantially all of the assets of Parent, the undersigned will not directly or indirectly (i) issue, offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Parent Common Stock or any securities convertible into or exchangeable or exercisable for Parent Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Parent Common Stock or any securities convertible into or exchangeable for the Parent Common Stock, whether any such swap transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise.

          The foregoing paragraph shall not apply to (a) transactions by any person relating to shares of Parent Common Stock or other securities acquired in open market transactions after the Effective Time, (b) transfers of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock to a member of the undersigned's family or to a trust of which the undersigned or a family member is the beneficiary, (c) distributions or transfers of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock to partners, members or controlled affiliates of the undersigned (each a "Transferee"), provided that upon any such transfer, the Transferee shall sign a letter substantially similar to this letter agreement, or (d) open market transactions involving, in any calendar quarter, no more than five percent (5%) of the Parent Common Stock issued to the undersigned in connection with the Merger.

          The undersigned agrees and consents to the entry of stop transfer instructions with Parent's transfer agent against the transfer of shares of Parent Common Stock held by the undersigned unless such transfer is made in compliance with this Agreement. The undersigned understands and agrees that Parent shall be entitled to affix an appropriate legend to any certificate representing shares of Parent Common Stock reflecting the restrictions set forth in this Agreement.

          This Agreement is irrevocable and may only be amended in writing if agreed to by the vote of the Board of Directors of Parent.

          The undersigned agrees that the provisions of this letter agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.



                                       Very truly yours,


   Date: _______________________
                                       ______________________________________________________
                                       (Name of Entity or Individual - Please Print)

                                       ______________________________________________________
                                       (Signature)

                                       ______________________________________________________
                                       (Name of Person signing on behalf of Entity,
                                       if applicable - Please Print)

                                       ______________________________________________________
                                       (Title of Person signing on behalf of
                                       Entity, if applicable - Please Print)

                         On behalf of:

                                       _________________________________________________________
                                       (Name of Entity)


              SIGNATURE PAGE TO MARKET STANDOFF LETTER AGREEMENT

                                   EXHIBIT D
                                   ---------

                      SHAREHOLDER REPRESENTATION AGREEMENT


          THIS SHAREHOLDER REPRESENTATION AGREEMENT (this "Agreement") is entered into as of the ___ day of July, 2000 between Digital Island, Inc., a Delaware corporation ("Parent"), and the undersigned Shareholder ("Shareholder") of SoftAware, Inc., a California corporation ("Company"). Capitalized terms used and not defined herein shall have the meanings set forth in the Reorganization Agreement referred to below.


                                    RECITALS

          A. Company and Parent have entered into an Agreement and Plan of Reorganization, dated as of July 17, 2000 (the "Reorganization Agreement"), pursuant to which Ocean Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent, will be merged with and into Company (the "Merger").

          B. By virtue of the Merger and in connection therewith, Shareholder will become the owner of shares of Common Stock of Parent (the "Parent Shares").

          C. Pursuant to the Reorganization Agreement, Parent and an agent (the "Shareholders' Agent") of the former shareholders of Company will enter into the Stock Escrow Agreement and Cash Escrow Agreement with the Escrow Agent.

          D. Shareholder understands and acknowledges that Company, Parent and their respective Securityholders, as well as legal counsel to Company and Parent, are entitled to rely on (x) the truth and accuracy of Shareholder's representations contained herein and (y) Shareholder's performance of the obligations set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Shareholder's Agreement, it is hereby agreed as follows:

     1.  Share Ownership and Agreement to Retain Shares.
         ----------------------------------------------

         1.1  Transfer and Encumbrance.
              ------------------------

              (a) Shareholder represents and warrants to Parent that: (i) Shareholder is the beneficial owner of that number of shares of Company Capital Stock set forth on the signature page hereto (the "Shares") and, except as otherwise set forth on the signature page hereto, did not acquire any Shares in contemplation of the Merger; (ii) the Shares constitute Shareholder's entire interest in the outstanding capital stock of Company; (iii) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares (except, with respect to Shareholders which are partnerships, partners of such Shareholders); (iv) the Shares are and will be at all times up until the Expiration free and clear of any liens, claims, options, charges or other encumbrances (except with respect to federal and state securities laws); and (v) Shareholder's principal residence or place of business is accurately set forth on the signature page hereto.

               (b) Shareholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares, or to make any offer or agreement relating thereto, at any time on or prior to the Expiration. As used herein, the term "Expiration" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Reorganization Agreement in accordance with its terms.

          1.2  New Shares.  Shareholder agrees that any shares of capital stock
               ----------
of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (including, without limitation, pursuant to any stock split, stock dividend, recapitalization, reorganization or the like) after the date of this Agreement and prior to the Expiration shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Representations, Warranties and Covenants of Shareholder.
          --------------------------------------------------------

          2.1 Shareholder hereby represents, warrants and covenants to Parent as follows:

               (a) Purchase Entirely for Own Account. The Parent Shares being
                   ---------------------------------
acquired by Shareholder pursuant to the Merger will be acquired for investment for Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Shareholder further represents that Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such Parent Shares.

               (b) Investment Experience. Shareholder, either alone or with a
                   ---------------------
"purchaser representative" as described in subsection (c) below, has substantial experience evaluating and investing in securities of companies and acknowledges that it has the capacity to protect its own interests in connection therewith, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Parent Shares. If other than an individual, Shareholder also represents it has not been organized for the purpose of acquiring the Parent Shares.

               (c) Accredited Investor/Suitability Questionnaire. On the date
                   ---------------------------------------------
hereof and at the Closing, Shareholder (i) is and will be an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "SEC"), as presently in effect or (ii) meets the requirements of Section

2.1(b) above or (iii) has appointed a "purchaser representative" as defined in Rule 501 of Regulation D to evaluate Shareholder's investment in Parent Shares. Shareholder has delivered an Investor Suitability Questionnaire, in the form attached as Annex A, to Parent describing Shareholder's ability to evaluate an
            -------
investment in Parent Shares.

               (d) Restricted Securities. Shareholder understands that the
                   ---------------------
Parent Shares constitute "restricted securities" under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection, Shareholder represents that Shareholder is familiar with Rule 145 promulgated by the SEC, as presently in effect ("Rule 145"), and understands the resale limitations imposed thereby and by the Securities Act.

               (e) Further Limitations on Disposition. Shareholder agrees not to
                   ----------------------------------
offer, sell, exchange, transfer, pledge or otherwise dispose of or encumber any of the Parent Shares unless at that time:

                        (i) such transaction is permitted pursuant to the provisions of Rule 145 under the Securities Act;

                        (ii) counsel representing Shareholder, reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent and Parent's counsel, and upon which Parent and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

                        (iii) a registration statement under the Securities Act (a "Registration Statement") covering the Parent Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; provided, however, that use of and reliance on the Registration Statement will
--------  -------
be subject to customary "blackout" periods and, if Shareholder is an employee of the Company or Parent at the time of a proposed offer, sale, exchange, transfer, pledge or other disposition or encumbrance of the Parent Shares pursuant to such registration statement, any applicable trading windows of Parent; or

                        (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and of all other related communications delivered to Parent) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition or encumbrance if consummated.

                (f) All certificates representing Parent Shares deliverable to Shareholder pursuant to the Reorganization Agreement and in connection with the

Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such shares of Parent Common Stock may only be offered, sold, exchanged, transferred, pledged or disposed of in accordance with this Agreement and with (i) the provisions of Rule 145 under the Securities Act, (ii) pursuant to an effective Registration Statement or
(iii) pursuant to an exemption from registration provided by the Securities Act. Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for such Parent Shares but not as to the certificates for any part of the Parent Shares as to which said legend is no longer appropriate.

                (g) Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition or encumbrance of the Parent Shares or any part thereof.

                (h) Shareholder understands that pursuant to the Reorganization Agreement, Parent and the Shareholders' Agent shall enter into the Stock Escrow Agreement and Cash Escrow Agreement and that Shareholder shall be bound by the provisions of the Stock Escrow Agreement and Cash Escrow Agreement in the forms attached as exhibits to the Reorganization Agreement and Article VIII of the Reorganization Agreement ("Article VIII"); and as such, Shareholder agrees to the appointment of the person or persons identified therein as the Shareholders' Agent and further agrees to be bound by the terms of the Stock Escrow Agreement, Cash Escrow Agreement and Article VIII.

     3.  Additional Documents and Actions.  Shareholder hereby covenants and
         --------------------------------
agrees to execute and deliver any additional documents and take any actions necessary or desirable, in the reasonable opinion of Parent, to carry out the purposes and intents of this Agreement.

     4.  Consent and Waiver.  Shareholder hereby gives any consents or waivers
         ------------------
that are reasonably required for the consummation of the transactions contemplated by the Reorganization Agreement (the "Transaction") under the terms of any agreement to which Shareholder is a party or pursuant to any contracted rights Shareholder may have.

     5.  Confidentiality.  Shareholder agrees (i) to hold any information
         ---------------
regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by Parent.

     6.  Miscellaneous.
         -------------

         6.1  Severability.  If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          6.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties.

          6.3  Amendment and Modification.  This Agreement may not be modified,
               --------------------------
amended, altered or supplemented except by the execution and delivery of a written agreement executed by each of the parties hereto.

          6.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          6.5  Notices.  All notices, requests, demands or other communications
               -------
that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or delivered to a reputable overnight courier for overnight delivery, postage prepaid, as follows:

               (a) If to Shareholder, at the address set forth below Shareholder's signature at the end hereof, with a copy to Company.

               (b)  If to Parent, to:

                    Digital Island, Inc.
                    45 Fremont Street
                    12th Floor
                    San Francisco, CA 94111
                    Attention:  T.L. Thompson
                    Facsimile No.:  (415) 738-4141
                    Telephone No.:  (415) 738-4100

               with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place

                    Palo Alto, CA  94303
                    Attention:  Curtis L. Mo, Esq.
                    Facsimile No.:  (650) 496-2736
                    Telephone No.:  (650) 424-0160

               (c)  if to Company, to:

                    SoftAware, Inc.
                    4640 Admiralty Way
                    12th Floor
                    Marina Del Rey, CA 90292
                    Attention:  Mark Cronan
                    Facsimile No.:  (310) 305-9165
                    Telephone No.:  (310) 448-5866

               with a copy to:

                    Latham & Watkins
                    650 Town Center Drive
                    Suite 2000
                    Costa Mesa, CA 92626
                    Attention:  David Allen
                    Facsimile No.:  (714) 755-8290
                    Telephone No.:  (714) 540-8290

or to such other address as any party hereto may designate for itself by notice given as herein provided.

          6.6  Governing Law.  This Agreement shall be governed
               -------------
by, construed and enforced in accordance with the internal laws of the State of California, without regard to conflict of law principles thereof.

          6.7  Entire Agreement.  This Agreement, together with
               ----------------
the Reorganization Agreement (to the extent applicable), contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          6.8  Effect of Headings.  The section headings herein
               ------------------
are for convenience only and shall not affect the construction or interpretation of this Agreement.

          6.9  Counterparts.  This Agreement may be executed in
               ------------
several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                    [Rest of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Shareholder Representation Agreement to be executed as of the date first above written.


DIGITAL ISLAND, INC.                SHAREHOLDER

By:                                 By:
   --------------------------          -----------------------------------
Name:                               (Signature)
     ------------------------
Title:
      -----------------------

                                    --------------------------------------
                                    (Signature of Spouse)

SOFTAWARE, INC.                     --------------------------------------
                                    (Print Name)

By:
   --------------------------       --------------------------------------
Name:                               (Print Address)
     ------------------------
Title:
      -----------------------
                                    --------------------------------------
                                    (Print Address)

                                    --------------------------------------
                                    (Print Telephone Number)

                                    --------------------------------------
                                    (Social Security or Tax I.D. Number)


Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:
              ---------------------
Series A Preferred Stock:
                         ----------
State of Residence:
                   ----------------

                                    ANNEX A
                                    -------

                       INVESTOR SUITABILITY QUESTIONNAIRE
                       ----------------------------------

Full Name of Prospective Investor
as it Would Appear on Stock Certificate:           _____________________________
State of Domicile:                                 _____________________________

TO:  Brobeck, Phleger & Harrison LLP
     c/o Latham & Watkins
     650 Town Center Drive
     Suite 2000
     Costa Mesa, CA 92626


Ladies and Gentlemen:

          Digital Island, Inc., a Delaware corporation ("Parent"), has entered into an Agreement and Plan of Reorganization with SoftAware, Inc., a California corporation ("Company"). Under the Agreement and Plan of Reorganization, shareholders of Company will be entitled to receive, among other things, shares of common stock of Parent. The shares of Parent common stock will be issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder.

          Please complete the following Investor Suitability Questionnaire to enable Parent to determine that the shares of common stock to be issued in the merger will be exempt from registration pursuant to Section 4(2) of the Act. By signing below you represent that (i) the information contained herein is complete and accurate and may be relied upon by Parent; (ii) you will notify Parent immediately of any change in any of such information occurring prior to the closing of the above-described transaction; and (iii) you are acquiring the shares of Parent common stock for investment for an indefinite period, for your own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that you have no present intention of selling, granting participation in, or otherwise distributing the same, subject to any requirement of law that the disposition of such shares shall at all times be within your control.

          All information furnished is for the sole use by Parent and its counsel and will be held in confidence by such counsel, except that this Statement may be furnished to such parties as is desirable or necessary to establish compliance with federal or state securities laws.

          In connection with the receipt of shares of common stock in Parent, the undersigned hereby represents as follows:

          1.  Representations as to Accredited Investor Status.  The undersigned
              ------------------------------------------------
has read the definition of "Accredited Investor" from Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act") and attached hereto as Exhibit A, and certifies that either (check one):
                   ---------

          [ ] The undersigned is an "Accredited Investor"; or

          [ ] The undersigned is not an "Accredited Investor" but has completed the statement concerning his/her knowledge and experience in financial and business matters included in Exhibit B hereto. Kindly provide sufficient detail so that Parent's legal counsel may conclude that the undersigned is capable of evaluating the merits and risks of investment in Parent.

NOTE:     If the answer to Question 1 is that the undersigned is an "Accredited
----
Investor", the questionnaire is complete and please simply sign below. Any potential investor who is not an "Accredited Investor" also must complete the supplemental questionnaire attached hereto as Exhibit B to assure compliance
                                              ---------
with state and federal securities laws.

          The foregoing representation is true and accurate as of the date hereof and I expect the same to be true as of the closing of the transaction between Parent and Company.

Dated:____________       Very truly yours,

                         Signature:      _____________________________________

                         Printed Name:   _____________________________________

                         Title:          _____________________________________



                                         _____________________________________
                                         Print Name of joint investor or other
                                         person whose signature is required

                                         _____________________________________
                                         Signature


                                         _____________________________________
                                         Print Title (if applicable)

                                   EXHIBIT A
                                   ---------

Rule 501.   Definitions and Terms Used in Regulation D.

            As used in Regulation D, the following terms shall have the meaning indicated:

            (a) Accredited Investor.  "Accredited investor" shall mean any
                -------------------
person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

               (1) Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (2)  Any private business development company as defined in
                    Section 202(a)(22) of the Investment Advisers Act of 1940;

               (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

               (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

               (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

               (8) Any entity in which all of the equity owners are accredited investors.
                    [Remainder omitted]

                                   EXHIBIT B
                                   ---------

                CONFIDENTIAL SUPPLEMENTAL INFORMATION STATEMENT
            (To Be Completed by Non-Accredited Individual Investors)

In order to assure compliance with applicable federal and state laws, it is necessary to obtain information regarding the financial position and experience of individual investors in Digital Island, Inc.

I.   GENERAL INFORMATION (attach additional sheets if necessary)

     A.  Purchasers

         1.   Name:___________________________________________________________

         2.   Address:

              Business:_______________________________________________________

                       _______________________________________________________

                       _______________________________________________________

                       _______________________________________________________

              Residence:______________________________________________________

                       _______________________________________________________

                       _______________________________________________________

         3.   Telephone:______________________________________________________

              Business:  (____) ______________________________________

              Residence: (____) ______________________________________

         4.   Amount of Investment:$__________________________________________

         5.   State where registered to vote: ________________________________

         6.   Social Security Number: ________________________________________

         7.   Date of Birth:          ________________________________________

         8.   Country of citizenship, if other than the United

              States:______________________________

         9.   Marital status:_____________________________________________

         10.  Please state your education and degrees earned:

         Degree              School                                     Year
         ------              ------                                     ----
         ______________      ___________________________________    ____________
         ______________      ___________________________________    ____________
         ______________      ___________________________________    ____________

        11. Current occupation (if retired, please described your last occupation):

              Employer:______________________________________________________
              Nature  of  Business:__________________________________________
              Position and/or duties:________________________________________
              Period Employed:_______________________________________________

        12. If current employment is less than five years, please complete the following chart on your employment history for the past five (5) years:


Employer and Title         Primary Duties                From        To
------------------         --------------                ----        --

________________________   ___________________________   __________  __________

________________________   ___________________________   __________  __________

________________________   ___________________________   __________  __________


        13. Please list all professional qualifications that you have held or currently hold, including bar admissions, accounting certificates, brokerage licenses and other professional licenses or certificates:

                                        Year
Professional Qualifications             Received      Still Effective
---------------------------             --------     -----------------
____________________________________    __________   Yes [ ]   No [ ]
____________________________________    __________   Yes [ ]   No [ ]
____________________________________    __________   Yes [ ]   No [ ]


II.  FINANCIAL INFORMATION

     A. To confirm that each individual investor meets the financial requirements established for this offering, please answer the questions set forth below, as appropriate.

          1. Please indicate your net worth (including spouse, if applicable), including home, home furnishings and automobiles:

               $  75,000 - 150,000  [ ]     $250,000 - 500,000        [ ]

               $ 150,000 - 250,000  [ ]     $500,000 - 1,000,000      [ ]

                                            greater than $1,000,000   [ ]

          2. Did you have income (exclusive of any income attributable to your spouse) in excess of $200,000 for each of the last two full calendar years and do you reasonably expect to have income in excess of $200,000 at the end of this full calendar year?

                                Yes [ ]     No [ ]

          3. Did you and your spouse have joint income in excess of $300,000 for each of the last two full calendar years and do you reasonably expect to have joint income in excess of $300,000 at the end of this full calendar year?

                                Yes [ ]     No [ ]

          4.   Trusts and Other Entities as Purchasers

           (a) Certain trusts generally may not qualify as accredited investors except under special circumstances. Therefore, if you intend to purchase the Shares in whole or in part through a trust, please answer each of the following questions.

               (1) Is the trustee of the trust a national or state bank that is acting in its fiduciary capacity in making the investment on behalf of the trust?

                                Yes [ ]     No [ ]

               (2) Can the trust be amended or revoked at any time by its grantors:

                                Yes [ ]     No [ ]

           (b) If the answer to Question 4(a)(2) above is yes, please answer the following questions relating to each grantor:

               (1) First Grantor:  ________________________
                                        (Name)

                   (A) Net worth of grantor (including spouse, if applicable), including home, home furnishings and automobiles:

                         $  75,000 - 150,000 [ ] $250,000 - 500,000       [ ]

                         $ 150,000 - 250,000 [ ] $500,000 - 1,000,000     [ ]

                                                  greater than $1,000,000 [ ]

                   (B) Income (exclusive of any income attributable to spouse)
                       was in excess of $200,000 for each of the last two full calendar years and is reasonably expected to be in excess of $200,000 at the end of this full calendar year?

                       Yes [ ]     No [ ]

                   (C) Income (including income attributable to spouse) was in excess of $300,000 for each of the last two full calendar years and is reasonably expected to be in excess of $300,000 at the end of this full calendar year?

                       Yes [ ]     No [ ]

               (2) Second Grantor:  ________________________
                                         (Name)

                   (A) Net worth of grantor (including spouse, if applicable), including home, home furnishings and automobiles:

                         $  75,000 - 150,000  [ ]  $250,000 - 500,000      [ ]

                         $ 150,000 - 250,000  [ ]  $500,000 - 1,000,000    [ ]

                                                   greater than $1,000,000 [ ]

                   (B) Income (exclusive of any income attributable to spouse)
                       was in excess of $200,000 for each of the last two full calendar years and is reasonably expected to be in excess of $200,000 at the end of this full calendar year?

                       Yes [ ]     No [ ]

                   (C) Income (including income attributable to spouse) was in excess of $300,000 for each of the last two full calendar years and is reasonably expected to be in excess of $300,000 at the end of this full calendar year?

                       Yes [ ]     No [ ]

           (c) If the purchaser is a pension plan or benefit plan, does such plan have assets greater than $5 million?

               Yes [ ]     No [ ]

           (d) Was the purchaser organized for the specific purpose of acquiring shares in Parent?

               Yes [ ]     No [ ]


           (e) If the purchaser is a general partnership or corporation, please list on a separate page the partners or shareholders and approximate net worth (including spouse, if applicable) of each such partner or shareholder, including home, home furnishings and automobiles.


III. INVESTMENT EXPERIENCE REPRESENTATIONS

    A.    Indicate how often you invest in:

          1.   Marketable Securities

           Often [ ]  Occasionally  [ ]     Seldom [ ]         Never [ ]

          2.   Restricted Securities

           Often [ ]  Occasionally  [ ]     Seldom [ ]         Never [ ]

          3.   Venture Capital Limited Partnership Funds

           Often [ ]  Occasionally  [ ]     Seldom [ ]         Never [ ]

          4. Please list below your most recent private investments (attach a separate sheet if necessary):

Private                                               When               Amount of
Offering         Type of Investment                   Purchased          Investment
--------         ----------------------------------   ----------------   ----------
____________     _________________________________    ________________   $________________

____________     _________________________________    ________________   $________________

____________     _________________________________    ________________   $________________

____________     _________________________________    ________________   $________________

    B. Please answer each of the following questions regarding your investment experience:

        1. Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Parent?

             Yes [ ]  No [ ]

        2. Do you, either alone by reason of your business or financial experience or together with your professional advisor or advisors, have the capacity to protect your own interests in connection with your investment in Parent?


             Yes [ ]  No [ ]

        3. Are you (or the trust beneficiary for which you are the fiduciary) able to bear the economic risk of the investment, including a complete loss of the investment?

             Yes [ ]  No [ ]

     I confirm that the foregoing statements are complete and accurate to the best of my knowledge and belief, and that I undertake to notify Parent regarding any material change in the information set forth above prior to the closing of the transaction between Parent and Company.



________________________________      _____________________________________
Name of Purchaser (please print)      Name of joint purchaser, if any, or other
                                      person whose signature is required, if any
                                     (please print)

By:_____________________________      By:__________________________________

Printed                               Printed
Name:___________________________      Name:________________________________


Its:____________________________      Its:_________________________________

                                  EXHIBIT E-1
                                  -----------

                             STOCK ESCROW AGREEMENT
                             ----------------------



          This STOCK ESCROW AGREEMENT is made as of ________________, 2000, by and among State Street Bank and Trust Company of California, N.A. (the "Escrow Agent"), DIGITAL ISLAND, INC., a Delaware corporation ("Parent"), and Mark Cronan, as agent (the "Shareholders' Agent") of the former shareholders of SOFTAWARE, INC., a California corporation ("Company"). The parties hereto other than the Escrow Agent agree among themselves that terms not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement (as defined below). Terms defining the Escrow Agent's duties hereunder are defined herein and the Escrow Agent shall not be charged with knowledge of the Reorganization, other than Article VIII (defined below).

                                   WITNESSETH

          WHEREAS, Parent, Company and Ocean Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 17, 2000, providing for the merger of Merger Sub with and into Company, with Company surviving as a wholly owned subsidiary of Parent (the "Merger"); and

          WHEREAS, pursuant to Article VIII of the Reorganization Agreement, a copy of which is attached hereto as Annex A ("Article VIII"), an escrow fund
                                    -------
(the "Stock Escrow Fund") will be established to compensate Parent for certain Damages, if any, arising out of any misrepresentation or breach or default in connection with any of the representations, warranties, covenants and agreements given or made by Company in the Reorganization Agreement, the Company Disclosure Schedule or any Ancillary Agreement; and

          WHEREAS, the Shareholders' Agent has been constituted as agent for and on behalf of the former shareholders of Company (individually, a "Shareholder" and collectively, the "Shareholders") to undertake certain obligations specified in Article VIII; and

          WHEREAS, Article VIII provides for a Stock Escrow Fund of Escrow Shares representing fifteen percent (15%) of the Merger Shares to be delivered to the Shareholders and pursuant to the Reorganization Agreement, such escrow to be held by the Escrow Agent; and

          WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in Article VIII relating to the operation of the Stock Escrow Fund;

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

          1.  Escrow and Escrow Shares.  Pursuant to Article VIII, Parent shall
              ------------------------
deposit in escrow with the Escrow Agent, as escrow agent, within five (5) business days of the Effective Time, a stock certificate or certificates representing 1,406,250 shares (the "Escrow Shares"), which shall be registered in the name of the Escrow Agent as nominee for the Shareholders who are the beneficial owners of such shares. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of Article VIII and this Agreement. The number of Escrow Shares beneficially owned by each Shareholder, the percentage interest of each Shareholder in the Stock Escrow Fund, the address of each Shareholder and the taxpayer identification number of each Shareholder are set forth in Annex B
                                                                    -------
attached hereto. Whenever any fact set forth in Annex B changes, Parent shall
                                                -------
deliver a revised version of Annex B to the Escrow Agent. Unless and until the
                             -------
Escrow Agent shall receive such revised version, the Escrow Agent may assume without inquiry that the last Annex B it has received has not been, and is not
                              -------
required to be, amended and remains in full force and effect.

          2.  Rights and Obligations of the Parties.  The Escrow Agent shall be
              --------------------------------------
entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VIII (collectively, the "Duties"), in accordance with the terms and conditions of this Stock Escrow Agreement and Article VIII. Parent and the Shareholders' Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article VIII, in accordance with the terms hereof and thereof. In the event that the terms of this Stock Escrow Agreement conflict in any way with the provisions of Article VIII, Article VIII shall control.

          3.  Escrow Period.  The Escrow Period shall terminate at 11:59 p.m.
              -------------
P.S.T. on the first anniversary of the Effective Time; provided, however, that a
                                                       --------  -------
portion of the Escrow Shares, which in the reasonable judgment of Parent as set forth in a certificate delivered to the Escrow Agent prior to the termination of the Escrow Period, subject to the objection of the Shareholders' Agent and any subsequent arbitration of the matter in the manner provided in Section 8.6 of
Article VIII, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate received by the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period (an "Outstanding Claim Certificate"), shall remain in the Stock Escrow Fund until such claims have been resolved. Parent shall deliver to the Escrow Agent a certificate specifying the Effective Time at the time of the initial deposit of the Stock Escrow Fund.

          4.  Duties of Escrow Agent.  In addition to the Duties set forth in
              -----------------------
Article VIII, the Duties of the Escrow Agent shall include the following:

              (a) The Escrow Agent shall hold and safeguard the Escrow Shares during the Escrow Period, shall treat such Stock Escrow Fund as a trust fund in accordance with the terms of this Stock Escrow Agreement and Article VIII and not as the property of Parent, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.

              (b) The Escrow Shares shall be voted by the Escrow Agent in accordance with the specific written instructions received by the Escrow Agent from the Shareholders who are the beneficial owners of such shares as to how such shares are to be voted. The Escrow Agent need not solicit voting instructions. In the absence of such instructions, the Escrow Agent shall be under no obligation to vote such shares. The Escrow Agent need not forward proxy information, annual or other reports or other information received from Parent with respect to the Escrow Shares.

              (c) Promptly following termination of the Escrow Period, the Escrow Agent shall requisition from Parent's stock transfer agent if necessary, and shall deliver or cause such transfer agent to deliver to the Shareholders, in accordance with their percentage interests set forth in Annex B hereto, their
                                                           -------
portions of the Escrow Shares and other property in the Stock Escrow Fund in excess of the amount of such Escrow Shares or other property set forth in an Outstanding Claim Certificate, and to pay expenses as provided in Section 11(b) hereof. As soon as all such claims have been resolved, the Escrow Agent shall deliver or cause Parent's stock transfer agent to deliver to the Shareholders, in accordance with their interests set forth in Annex B hereto, all of the Escrow Shares and other property remaining in the Stock Escrow Fund and not required to satisfy such claims and expenses.

              (d) Pursuant to Section 8.4 of the Reorganization Agreement, for the purpose of compensating Parent for its Damages pursuant to this Agreement, the Parent Common Stock in the Stock Escrow Fund shall be valued at the Escrow Value. If the value to be distributed to Parent (or to any Shareholder upon a termination of the escrow) is not evenly divisible by the Escrow Value, the Escrow Agent shall round down the number of shares to be distributed to the next highest number of shares and shall distribute that number. In lieu of the fractional interest not distributed, Parent shall furnish to the Escrow Agent, and the Escrow Agent in turn will distribute to the Shareholders, in accordance with their percentage interests set forth in Annex B hereto, cash equal to such
                                             -------
fractional interest multiplied by the Escrow Value. Parent shall be deemed to have purchased such fractional interests with respect to which it has furnished funds to the Escrow Agent. Accordingly, the Escrow Agent, upon receipt of such funds, shall deliver the corresponding number of shares to Parent. In all events, Parent shall so purchase only a whole number of shares. Any cash so received from Parent and not so immediately distributed by the Escrow Agent shall be retained by the Escrow Agent as part of the Stock Escrow Fund, but need not be invested.

          5.  Distribution.  Any cash dividends, dividends payable in securities
              ------------
or other distributions of any kind (but excluding any shares of Parent capital stock received upon a stock split or stock dividend unless such stock dividend or stock split is taxable to the Shareholder who is the beneficial owner of such shares pursuant to Section 301 of the Internal Revenue Code of 1986, as amended) shall be promptly distributed by the Escrow Agent upon receipt to the beneficial holders of the Escrow Shares to which such distribution relates in their percentage interest as set forth in Annex B and subject to Section 14 hereof. Any amounts held pending such distribution shall be held uninvested as cash. Except as set forth above, any shares of Parent Common Stock received by the Escrow Agent upon a stock split, stock dividend, recapitalization, reorganization or the like made in respect of any securities in the Stock Escrow Fund shall be added to the Stock Escrow Fund and become a part thereof. Any provision hereof and of Article VIII shall be adjusted to appropriately reflect any stock split, stock dividend, reverse stock split, recapitalization, reorganization, merger or the like and a new version of Annex A shall be
                                                        -------
provided to the Escrow Agent in accordance with Section 1.

          6.  Exculpatory Provisions.
              ----------------------

              (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in Article VIII and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be charged with knowledge of any document or agreement except for this Agreement and Article VIII. The Escrow Agent shall not be liable for forgeries or false impersonations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for its own gross negligence or willful misconduct. The Escrow Agent shall in no case or event be liable for any representations or warranties of Company or Parent. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent and such opinion shall be full and complete authorization and protection in respect of any action taken or omitted by Escrow Agent in accordance herewith.

              (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or arbitration as provided in
Section 8.6 of the Reorganization Agreement, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

              (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Reorganization Agreement or any documents or papers deposited or called for thereunder.

              (d) The Escrow Agent shall not be liable for the restriction of any rights under any statute of limitations with respect to the Reorganization Agreement or any documents deposited with the Escrow Agent.

          7.  Alteration of Duties.  The Duties may be altered, amended,
              --------------------
modified or revoked only by a writing signed by all of the parties hereto.

          8.  Resignation and Removal of the Escrow Agent.  The Escrow Agent may
              -------------------------------------------
resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Parent and the Shareholders' Agent, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Parent and Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a member of a bank company, its bank holding company has) a combined capital and surplus of not less than $50,000,000, shall be appointed by the Shareholders' Agent with the approval of Parent, which approval shall not be unreasonably withheld. If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as an Escrow Agent herein. Any such successor escrow agent shall deliver to Parent and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Stock Escrow Fund.

          9.  Further Instruments.  If the Escrow Agent reasonably requires
              -------------------
other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

          10.  Disputes.  It is understood and agreed that should any dispute
               --------
arise with respect to the delivery and/or ownership or right of possession of the securities or other property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VIII.

          11.  Escrow Fees and Expenses.
               ------------------------

              (a) Parent shall pay the Escrow Agent such fees as are established by the Fee Schedule attached hereto as Annex C and all reasonable
                                       -------
"out-of-pocket" expenses incurred while serving as Escrow Agent (including reasonable counsel fees).

              (b) Any out-of-pocket fees and expenses incurred by the Shareholders' Agent (including any loss, liability or expense for which the Shareholders' Agent is to be indemnified pursuant to Section 8.7(b) of the Reorganization Agreement) may be paid out of the Stock Escrow Fund, but only at the end of the Escrow Period and only to the extent any amounts remain after all other distributions from the Stock Escrow Fund and the final resolution of any claims thereon. Escrow Agent shall disburse said amounts, if any, upon receipt of a written request of the Shareholders' Agent. At least two business days prior to the expiration of the Escrow Period, the Shareholders' Agent shall deliver to the Escrow Agent a certificate setting forth the amount of such fees and expenses that are to be paid out of the Stock Escrow Fund. The Escrow Agent may rely on such certificate without inquiry and may assume that, if the Escrow Agent has not received such a certificate, no such fees and expenses are payable.

          12.  Indemnification.  In consideration of the Escrow Agent's
               ---------------
acceptance of this appointment, Parent agrees to indemnify and hold the Escrow Agent and its officers, directors, employees, counsel and agents harmless as to any loss, damage, expense, or liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and of Article VIII, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Escrow
         --------  -------
Agent's negligence, willful misconduct or bad faith. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damages.

          13.  General.
               -------

              (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid, or the first day after delivery with a reputable overnight carrier for next day delivery, postage prepaid, as follows:

          To Parent:

                    Digital Island, Inc.
                    45 Fremont Street
                    12th Floor
                    San Francisco, CA 94111
                    Attention:  T.L. Thompson
                    Facsimile No.:  (415) 738-4141
                    Telephone No.:  (415) 738-4100

               with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, CA  94303
                    Attention:  Curtis L. Mo, Esq.
                    Facsimile No.:  (650) 496-2715
                    Telephone No.:  (650) 424-0160

          if to Company, to:

                    SoftAware, Inc.
                    4640 Admiralty Way
                    12th Floor
                    Marina Del Rey, CA 90292
                    Attention:  Mark Cronan
                    Facsimile No.:  (310) 305-9165
                    Telephone No.:  (310) 305-5866

               with a copy to:

                    Latham & Watkins
                    650 Town Center Drive
                    Suite 2000
                    Costa Mesa, CA 92626
                    Attention:  David Allen
                    Facsimile No.:  (714) 755-8290
                    Telephone No.:  (714) 540-1235

          To the Escrow Agent:

                    State Street Bank and Trust Company of California, N.A.

                    633 West Fifth Street
                    12th Floor
                    Los Angeles, CA 90071
                    Attention:  Joni D'Amico
                    Facsimile No.:  (213) 362-7334
                    Telephone No.:  (213) 362-7375

or to such other address as any party may have furnished in writing to the other parties in the manner provided above. Any notice addressed to the Escrow Agent shall be effective only upon receipt. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any Officer's Certificate, objection thereto or other notice or document of any kind is required to be delivered to the Escrow Agent or any other Person, the Escrow Agent may assume without inquiry that it has been received by such other person if it has been received by the Escrow Agent.

              (b) The Officer's Certificate as defined in Article VIII or an Outstanding Claim Certificate may be signed by the President, Vice President or Chief Financial Officer of Parent.

              (c) The captions in this Stock Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Stock Escrow Agreement.

              (d) This Stock Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

              (e) No party may, without the prior express written consent of each other party, assign this Stock Escrow Agreement in whole or in part. This Stock Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

              (f) This Stock Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California, without regard to conflict of law principles thereof. The parties to this Stock Escrow Agreement hereby agree to submit to personal jurisdiction in the State of California.

              (g) Amounts of cash, if any, on hand in the Stock Escrow Fund shall be invested by the Escrow Agent pending distribution thereof in the SSgA U.S. Treasury Money Market Fund and allocated to the Shareholders in accordance with their percentage interests in the Stock Escrow Fund set forth in Annex B
                                                                      -------
hereto.

              (h) The Escrow Shares shall be issued and outstanding on Parent's balance sheet and for Parent's financial reporting purposes.

          14.     Tax Reporting Matters.  Parent and the Shareholders'
                  ---------------------
Representative agree to provide the Escrow Agent with certified tax identification numbers for Parent and each of the

Shareholders by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of the Stock Escrow Fund held by the Escrow Agent pursuant to this Stock Escrow Agreement and immediately revert such withholdings to the Internal Revenue Service.

          15.     Shareholders' Agent.  Unless and until the Escrow Agent shall
                  -------------------
receive notice of the appointment of another Shareholders' Agent pursuant to
Section 8.7(a) of the Reorganization Agreement, the Escrow Agent may assume without inquiry that the last Shareholders' Agent of which it has notice remains in that capacity.

          IN WITNESS WHEREOF, each of the parties has executed this Stock Escrow Agreement as of the date first above written.

                              STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                              as Escrow Agent


                              By:
                                 ----------------------------------------------
                                    Name:
                                    Title:

                              DIGITAL ISLAND, INC.


                              By:
                                 ----------------------------------------------
                                    Name:
                                    Title:


                              MARK CRONAN
                              as Shareholders' Agent


                              By:
                                  ---------------------------------------------

                   SIGNATURE PAGE TO STOCK ESCROW AGREEMENT

                                    Annex A

                                  ARTICLE VIII

                                    Annex B

                                  SHAREHOLDERS

                                    Annex C

                           STOCK ESCROW FEE SCHEDULE

                                  EXHIBIT E-2
                                  -----------

                              CASH ESCROW AGREEMENT
                              ---------------------



          This CASH ESCROW AGREEMENT is made as of ________________, 2000, by and among State Street Bank and Trust Company of California, N.A. (the "Escrow Agent"), DIGITAL ISLAND, INC., a Delaware corporation ("Parent"), and Mark Cronan, as agent (the "Shareholders' Agent") of the former shareholders of SOFTAWARE, INC., a California corporation ("Company"). The parties hereto other than the Escrow Agent agree among themselves that terms not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement (as defined below). Terms defining the Escrow Agent's duties hereunder are defined herein and the Escrow Agent shall not be charged with knowledge of the Reorganization Agreement, other than Article VIII (as defined below).

                                   WITNESSETH

          WHEREAS, Parent, Company and Ocean Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 17, 2000, providing for the merger of Merger Sub with and into Company, with Company surviving as a wholly owned subsidiary of Parent (the "Merger"); and

          WHEREAS, pursuant to Article VIII of the Reorganization Agreement, a copy of which is attached hereto as Annex A ("Article VIII"), an escrow fund
                                    -------
(the "Cash Escrow Fund") will be established to compensate Parent for certain Damages, if any, arising out of any misrepresentation or breach or default in connection with any of the representations, warranties, covenants and agreements given or made by Company in the Reorganization Agreement, the Company Disclosure Schedule or any Ancillary Agreement; and

          WHEREAS, the Shareholders' Agent has been constituted as agent for and on behalf of the former shareholders of Company (individually, a "Shareholder" and collectively, the "Shareholders") to undertake certain obligations specified in Article VIII; and

          WHEREAS, Article VIII provides for a Cash Escrow Fund of Escrow Cash representing fifteen percent (15%) of the Merger Cash to be delivered to the Shareholders when and if released from the Cash Escrow Fund and pursuant to the Reorganization Agreement, such escrow to be held by the Escrow Agent;

          WHEREAS, it is intended by the parties hereto that Parent retain all rights and title to the Escrow Cash until such time, if any, that such Escrow Cash is released from the Cash Escrow; and

          WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in Article VIII relating to the operation of the Cash Escrow Fund;

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

          1.  Escrow and Escrow Cash.  Pursuant to Article VIII, Parent shall
              ----------------------
deposit in escrow with the Escrow Agent, as escrow agent, within five (5) business days of the Effective Time $3,000,000 in cash (the "Escrow Cash"). The Escrow Cash shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of Article VIII and this Cash Escrow Agreement. The amount of Escrow Cash which may be released from the escrow to each Shareholder, the percentage interest of each Shareholder in the Cash Escrow Fund, the address of each Shareholder and the taxpayer identification number of each Shareholder are set forth in Annex B attached hereto. Whenever any fact set forth in Annex
                 -------
B changes, Parent shall deliver a revised version of Annex B to the Escrow
                                                     -------
Agent. Unless and until the Escrow Agent shall receive such revised version, the Escrow Agent may assume without inquiry that the last Annex B it has received has not been, and is not required to be, amended and remains in full force and effect.

          2.  Rights and Obligations of the Parties.  The Escrow Agent shall be
              --------------------------------------
entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VIII (collectively, the "Duties"), in accordance with the terms and conditions of this Cash Escrow Agreement and Article VIII. Parent and the Shareholders' Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article VIII, in accordance with the terms hereof and thereof. In the event that the terms of this Cash Escrow Agreement conflict in any way with the provisions of Article VIII, Article VIII shall control.

          3.  Escrow Period.  The Escrow Period shall terminate at 11:59 p.m.
              -------------
P.S.T. on the first anniversary of the Effective Time; provided, however, that a
                                                       --------  -------
portion of the Escrow Cash, which in the reasonable judgment of Parent as set forth in a certificate delivered to the Escrow Agent prior to the termination of the Escrow Period, subject to the objection of the Shareholders' Agent and any subsequent arbitration of the matter in the manner provided in Section 8.6 of
Article VIII, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate received by the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period (an "Outstanding Claim Certificate"), shall remain in the Cash Escrow Fund until such claims have been resolved. Parent shall deliver to the Escrow Agent a certificate specifying the Effective Time at the time of the initial deposit of the Cash Escrow Fund.

          4.  Duties of Escrow Agent.  In addition to the Duties set forth in
              -----------------------
Article VIII, the Duties of the Escrow Agent shall include the following:

              (a) The Escrow Agent shall hold and safeguard the Escrow Cash during the Escrow Period, shall treat such Cash Escrow Fund as a trust fund in accordance with the terms of this Cash Escrow Agreement and Article VIII shall hold and dispose of the Escrow Cash only in accordance with the terms hereof.

              (b) Promptly following termination of the Escrow Period, the Escrow Agent shall deliver to the Shareholders pursuant to their percentage interests set forth in Annex B
                       -------
hereto, their portion of the Escrow Cash and other property in the Cash Escrow Fund in excess of the amount of such Escrow Cash or other property set forth in a certificate of the Parent as being sufficient to satisfy any unsatisfied claims specified in any Officer's Certificate received by the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, and to pay expenses as provided in Section 10(b) hereof. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders their interests set forth in Annex B hereto, all of the Escrow Cash and other property remaining in the Cash
-------
Escrow Fund and not required to satisfy such claims and expenses.

     5.  Exculpatory Provisions.
         ----------------------

              (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in Article VIII and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be charged with knowledge of any document or agreement except for this Agreement and
Article VIII. The Escrow Agent shall not be liable for forgeries or false impersonations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for its own gross negligence or willful misconduct. The Escrow Agent shall in no case or event be liable for any representations or warranties of Company or Parent. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent and such opinion shall be full and complete authorization and protection in respect of any action taken or omitted by Escrow Agent in accordance herewith.

              (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or arbitration as provided in
Section 8.6 of the Reorganization Agreement, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

              (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Reorganization Agreement or any documents or papers deposited or called for thereunder.

              (d) The Escrow Agent shall not be liable for the restriction of any rights under any statute of limitations with respect to the Reorganization Agreement or any documents deposited with the Escrow Agent.

          6.  Alteration of Duties.  The Duties may be altered, amended,
              --------------------
modified or revoked only by a writing signed by all of the parties hereto.

          7.  Resignation and Removal of the Escrow Agent.  The Escrow Agent may
              -------------------------------------------
resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Parent and the Shareholders' Agent, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Parent and Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a member of a bank company, its bank holding company has) a combined capital and surplus of not less than $50,000,000, shall be appointed by the Shareholders' Agent with the approval of Parent, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Parent and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Cash Escrow Fund.

          8.  Further Instruments.  If the Escrow Agent reasonably requires
              -------------------
other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

          9.  Disputes.  It is understood and agreed that should any dispute
              --------
arise with respect to the delivery and/or ownership or right of possession of the securities or other property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VIII.

          10. Escrow Fees and Expenses.
              ------------------------

              (a) Parent shall pay the Escrow Agent such fees as are established by the Fee Schedule attached hereto as Annex C and all reasonable
                                       -------
"out-of-pocket" expenses incurred while serving as Escrow Agent (including reasonable counsel fees).

              (b) Any out-of-pocket fees and expenses incurred by the Shareholders' Agent (including any loss, liability or expense for which the Shareholders' Agent is to be indemnified pursuant to Section 8.7(b) of the Reorganization Agreement) may be paid out of the Cash Escrow Fund, but only at the end of the Escrow Period and only to the extent any amounts remain after all other distributions from the Cash Escrow Fund and the final resolution of any claims thereon. Escrow Agent shall disburse said amounts, if any, upon receipt of a written request of the Shareholders' Agent. At least two business days prior to the expiration of the Escrow Period, the Shareholders' Agent shall deliver to the Escrow Agent a certificate setting forth the amount of such fees and expenses that are to be paid out of the Cash Escrow Fund. The Escrow Agent may rely on such certificate without inquiry and may assume that, if the Escrow Agent has not received such a certificate, no such fees and expenses are payable.

          11. Indemnification.  In consideration of the Escrow Agent's
              ---------------
acceptance of this appointment, Parent agrees to indemnify and hold the Escrow Agent and its officers, directors, employees, counsel and agents harmless as to any loss, damage, expense, or liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and of Article VIII, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity
                                         --------  -------
need be paid in case of the Escrow Agent's negligence, willful misconduct or bad faith. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damages.

          12.  General.
               -------

              (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid, or the first day after delivery with a reputable overnight carrier for next day delivery, postage prepaid, as follows:

          To Parent:

                    Digital Island, Inc.
                    45 Fremont Street
                    12th Floor
                    San Francisco, CA 94111
                    Attention:
                    Facsimile No.:   (415) 738-4141
                    Telephone No.:   (415) 738-4100

               with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, CA  94303
                    Attention:       Curtis L. Mo, Esq.
                    Facsimile No.:   (650) 496-2715
                    Telephone No.:   (650) 424-0160

          if to Company, to:

                    SoftAware, Inc.
                    4640 Admiralty Way
                    12th Floor
                    Marina Del Rey, CA 90292
                    Attention:  Mark Cronan
                    Facsimile No.:  (310) 305-9165
                    Telephone No.:  (310) 305-5866

               with a copy to:

                    Latham & Watkins
                    650 Town Center Drive

                    Suite 2000
                    Costa Mesa, CA 92626
                    Attention:  David Allen
                    Facsimile No.:  (714) 755-8290
                    Telephone No.:  (714) 540-1235

          To the Escrow Agent:

                    State Street Bank and Trust Company of California, N.A. 633 West Fifth Street
                    12th Floor
                    Los Angeles, CA  90071
                    Attention:  Joni D'Amico
                    Facsimile No.:  (213) 362-7334
                    Telephone No.:  (213) 362-7375

or to such other address as any party may have furnished in writing to the other parties in the manner provided above. Any notice addressed to the Escrow Agent shall be effective only upon receipt. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any Officer's Certificate, objection thereto or other notice or document of any kind is required to be delivered to the Escrow Agent or any other Person, the Escrow Agent may assume without inquiry that it has been received by such other person if it has been received by the Escrow Agent.

              (b) The Officer's Certificate as defined in Article VIII or an Outstanding Claim Certificate may be signed by the President, Vice President or Chief Financial Officer of Parent.

              (c) The captions in this Cash Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Cash Escrow Agreement.

              (d) This Cash Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

              (e) No party may, without the prior express written consent of each other party, assign this Cash Escrow Agreement in whole or in part. This Cash Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

              (f) This Cash Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California, without regard to conflict of law principles thereof. The parties to this Cash Escrow Agreement hereby agree to submit to personal jurisdiction in the State of California.

              (g) The Escrow Cash shall be invested by the Escrow Agent pending distribution thereof in the SSgA U.S. Treasury Money Market Fund. All interest, dividends or other amounts paid with respect to the Escrow Cash shall be for the benefit of Parent, and shall be paid to Parent upon termination of the Cash Escrow or such other time as the Escrow Agent determines.

          13.  Tax Reporting Matters.  Parent and the Shareholders'
               ---------------------
Representative agree to provide the Escrow Agent with certified tax identification numbers for Parent and each of the Shareholders by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of the Cash Escrow Fund held by the Escrow Agent pursuant to this Agreement and immediately remit such withholdings to the Internal Revenue Service.

          14.   Shareholders' Agent.  Unless and until the Escrow Agent shall
                -------------------
receive notice of the appointment of another Shareholders' Agent pursuant to
Section 8.7(a) of the Reorganization Agreement, the Escrow Agent may assume without inquiry that the last Shareholders' Agent of which it has notice remains in that capacity.

          IN WITNESS WHEREOF, each of the parties has executed this Cash Escrow Agreement as of the date first above written.

                              STATE STREET BANK AND TRUST
                              COMPANY OF CALIFORNIA, N.A.
                              as Escrow Agent


                              By:
                                  ----------------------------------------
                                    Name:
                                    Title:

                              DIGITAL ISLAND, INC.


                              By:
                                  ----------------------------------------
                                    Name:
                                    Title:


                              MARK CRONAN
                              as Shareholders' Agent


                              By:
                                 -----------------------------------------

                    SIGNATURE PAGE TO CASH ESCROW AGREEMENT

                                    Annex A

                                  ARTICLE VIII

                                    Annex B

                                  SHAREHOLDERS

                                    Annex C

                            CASH ESCROW FEE SCHEDULE

                                  EXHIBIT F-1
                                  -----------

                FORM OF EMPLOYMENT AND NON-COMPETITION AGREEMENT



                           [LOGO OF DIGITAL ISLAND]


                              July 16, 2000

^FirstName^ ^LastName^
c/o SoftAware, Inc.
4640 Admiralty Way, Suite 1200
Marina del Rey, CA 90929

  Re:  Employment Agreement
  ------------------------------

Dear ^FirstName^:

          We are pleased to offer you employment with Digital Island, Inc. (the "Company"). This letter, if accepted, would take effect as of the date of the closing of the Company's acquisition of all the outstanding stock of your current employer, SoftAware, Inc. (the "Closing Date"), and sets forth the terms of your employment with the Company which would be as follows:

Conditions
----------

          This offer is contingent on the closing of the Company's acquisition of SoftAware, Inc. (the "Acquisition") and, if the Acquisition does not close, this offer will be null and void. This offer also is contingent upon your concurrent execution, and your agreement that you shall comply at all relevant times with the Company's Confidential Information and Inventions Agreement (the "CIIA"), a copy of which is enclosed.

Position
--------

          We are pleased to offer you full time employment in a position to be determined, reporting to another position, to be identified no later than the Closing Date. You will have whatever reasonable duties and responsibilities that are assigned to you consistent with your position and the Company's business needs for your position. During the one (1) year time period following the Closing Date, you will not be required to relocate your principal place of employment more than fifty (50) miles unless mutually agreed upon by you and the Company.

     During your employment with the Company you shall devote your full business time, best efforts, abilities, energies and skills to the good faith performance of your duties and responsibilities, and you shall not engage in any other employment, business, or business related activity unless you receive the Company's prior written approval from your direct supervisor and the Company's Vice President of Human Resources (or if no such position exists, the Director of Human Resources), which shall not be unreasonably withheld if such outside employment, business or activity would not in any way be competitive with the business or proposed business of the Company or otherwise conflict with or adversely affect in any way the performance of your duties and responsibilities of your position.

Compensation and Benefits
-------------------------

     You will receive an annual base salary of ^Base^Salary^, less all applicable tax and withholding deductions, paid at periodic intervals in accordance with the Company's payroll practices for salaried employees.

     You also will be eligible to participate in the Company's Bonus Plan, subject to its terms and conditions, with an initial annual bonus target of $^Bonus^. Currently, the Bonus Plan is structured to make quarterly bonus payments although it is anticipated to be changed beginning October 1, 2000 to make semi-annual bonus payments. The Bonus Plan is currently structured to make payments based upon: (i) the Company's achievement of the financial objectives and performance milestones established by the Company's Board of Directors (the "Board") for each bonus payment period, (ii) your achievement of individual performance objectives for such bonus payment period, and (iii) your continued employment through the close of each bonus payment period.

     In addition, you shall be eligible to participate in all employee benefits generally made available to employees of the Company from time to time, including group insurance and health and welfare benefit plans, as well as such benefits that the Company makes available to those employed in the same level of position as you, provided that you meet the relevant qualification criteria for such benefits. Subject to the policies in effect from time to time, you initially shall accrue paid time off ("PTO") benefits at least at the annual rate of fifteen (15) days and such additional amount of PTO as determined by the date you commenced employment with SoftAware, Inc. For the purpose of rate of accrual of PTO benefits, you shall be credited with time actively employed by SoftAware, Inc.

     Finally, subject to the policies in effect from time to time, you shall be entitled to receive reimbursement from the Company for all necessary business expenses you incur in the performance of your job duties and responsibilities.

Stock Option Grant
------------------

     As soon as possible following the Closing Date, you will be granted a stock option to purchase ^Option^ shares of the Company's common stock at exercise price per share equal to the fair market value per share on the grant date. The option will be an incentive stock option under the Federal tax laws, to the maximum extent allowable, and the balance will be a non-statutory option. The option will have a maximum term of ten (10) years, subject to earlier termination upon your cessation of employment. The option will vest and become exercisable for twenty-five percent (25%) of the option shares upon your completion of one year of employment with the Company and, thereafter, will vest and become exercisable for the balance of the option shares in a series of thirty-six (36) successive equal monthly installments, upon your completion of each of the next thirty-six (36) months of employment. The remaining terms of the option will be governed by the provisions of the Company's 1999 Stock Incentive Plan.

Term of Employment
------------------

          You agree to remain employed by the Company for a period of one (1) year after the Closing Date. Thereafter, your employment will be for an indefinite period. Nevertheless and subject to the provisions below, the Company may terminate your employment at any time for any reason, with or without cause, by giving you written notice of such termination.

     Upon any termination of your employment, you will be paid all base salary and any accrued but unused PTO benefits earned through the date of termination, as well as any payment owed to you under the Bonus Plan. You also will be entitled to continue eligible health and welfare benefits for you and/or your dependents pursuant to the federal law know as COBRA. All other employee benefits will terminate as of the date of termination. Unless your stock or stock option agreement(s), or any stock acceleration waiver provide otherwise, stock and option vesting also would cease as of the date of termination, although you would be allowed to exercise your vested and outstanding options during the time period set forth in, and in accordance with, your stock or stock option agreement(s).

          If: (i) prior to one (1) year after the Closing Date, the Company terminates your employment "Without Cause," or (ii) you were to resign because the Company breached of any of its obligations under this Agreement and failed to correct such breach after you had given thirty (30) days written notice of the breach to the Vice President of Human Resources (or if no such position exists, to the Director of Human Resource), the Company will pay you the prorated bonus potential for the specific bonus payment period during which your employment terminated, and will continue your base salary as severance for a period of one (1) year after the termination of your employment provided, however, such severance shall be offset by all amounts you receive, earn or are guaranteed as a result of employment and/or consulting services you provide to any person or entity during the one (1) year period after the termination of your employment. You will notify the Company in writing within five (5) days of your acceptance of any employment or consulting, and provide such information as reasonably requested by the Company necessary to determine the amount of each severance payment to which you are entitled throughout the one year period after the termination of your employment.

          If, prior to one (1) year after the Closing Date: (i) you die, or (ii) because of disability become unable to perform for more than ninety (90) consecutive days, the essential functions of your position either with or without reasonable accommodation, you or your estate will be entitled to receive severance in an amount equal to one (1) year of your base salary in effect at the time of your death or disability.

     If, prior to one (1) year after the Closing Date: (i) you were to resign for any reason other than because the Company breached of any of its obligations under this Agreement and failed to timely correct the breach, or (ii) your employment were to be terminated by the Company for "Cause," you will not receive any severance. A termination for "Cause" shall mean a termination for any of the following reasons: (i) your conviction or plea of nolo contendre to a felony offense; (ii) committing an act of fraud against the Company, misappropriation of Company property, or embezzlement of the Company funds; (iii) breach of one or more obligations of this agreement or any provision of the CIIA; (iv) intentional misconduct; or (v) your failure to perform the duties of your position which is not cured or remedied within thirty (30) days after receipt of a written warning regarding such failure. The Company will provide written notice of the reason for termination in the event of any termination for "Cause." A termination for any other reason shall be a termination "Without Cause."

          The severance set forth herein will be in lieu of any entitlement you may have to notice of termination, pay in lieu of notice of termination, or any other severance payment from any other source.

          If your employment with the Company continues after one (1) year beyond the Closing Date, then your employment would continue to be on an "at-will" basis. This means that either you or the Company may terminate the employment relationship at any time, for any reason, with or without cause and without any obligation to you except as may be required by applicable wage laws or any Company-sponsored employee benefit plans. It also means that the Company may change at any time, for any reason, with or without cause, the terms and conditions of your employment, including but not limited to job title, duties and responsibilities, compensation and benefits, and reporting level.

Restrictive Covenants.
----------------------

          You acknowledge that this agreement is entered into in connection with the Acquisition; that this agreement, including these Restrictive Covenants, are a condition of the Acquisition; that you were a shareholder of SoftAware, Inc.; and that you received substantial consideration from the Company's acquisition of your stock interest in SoftAware, Inc. You also acknowledge and agree that, prior to Acquisition, SoftAware, Inc., was engaged in its business in each of the fifty states of the United States and throughout the world and, following the Acquisition, the Company will continue conducting such business in all parts of the United States and throughout the world.

          During your employment with the Company and for a period that is not less than two (2) years after the Closing Date and one (1) year following the termination of your employment, you shall be subject to the following restrictive covenants:

          You shall not directly or indirectly encourage or solicit any of the Company's employees, consultants or independent contractors to leave the Company's employ or service for any reason or interfere in any other manner with such relationships at the time existing between the Company and its employees, consultants and independent contractors. As part of this restriction, you will not interview or provide any input to any third party regarding any such person during the period in question. However, this obligation shall not affect any responsibility you may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

          You shall not directly or indirectly solicit any customer, vendor, supplier, licensor, licensee or other business affiliate of the Company or otherwise induce any such person to terminate its existing business relationship with the Company or interfere in any other manner with any existing business relationship between the Company and any such customer, vendor, supplier, licensor, licensee or other business affiliate.

          You shall not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly:

          1. render any services relating to IP networks or internet access and related value added services (including without limitation those operations of Worldcom/UUnet, PSINet, Digex, Verio, Earthlink/Mindspring, AT&T, SBC, Quest, GTE/BBN); any "last mile" high speed DSL access services (including without limitation those operations of TCI@Home, Rhythms, Covad); any data center outsourcing services or the hosting division of companies (including without limitation those operations of Exodus, Intel, Colo.com, IBM); or any networks that serve content in one or two ways to multiple devices distributed throughout deployed networks of distributed servers (including without limitation those operations of Adero, Akamai, Real Broadcast Networks) (hereafter collectively referred to as the "Businesses") in the United States or throughout the world; or

          2. permit your name to be used in connection with a business which is competitive or substantially similar to the Businesses.

          Notwithstanding the foregoing, You may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any business that is competitive or substantially similar to the Businesses or any person who owns a business that is competitive or substantially similar to the Businesses. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the NASDAQ Stock Market or Bulletin Board.

     You agree that if any of the foregoing restrictive covenants is found by a court to be unreasonable, the court shall reduce and limit such covenants to such area, scope or period as shall be deemed reasonable and the parties shall comply with such reductions and limitations. You also acknowledge that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of your breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding you from continuing such breach, or in the form of a decree requiring specific performance of the covenants set forth herein.

Arbitration
-----------

     You agree that any and all disputes between your and the Company which arise out of your employment under the terms of this agreement or the termination of such employment shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this agreement, your employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, or any other Federal, State or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of your employment with the Company or its termination. The only claims not covered by this agreement are any claims for benefits under the workers'
---
compensation or unemployment insurance laws, which will be resolved pursuant to those laws; and any claims by the Company or the by you arising from or relating to the CIIA or Restrictive Covenants of this agreement. Binding arbitration will be conducted in San Francisco, California, accordance with existing procedures for resolution of employment disputes of the American Arbitration Association unless you do not reside within one hundred (100) miles of San Francisco County at the time the dispute arose, in which case arbitration may take place in the largest metropolitan area within one hundred (100) miles of your most recent principle place of employment with the Company. Each party will share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator, and the prevailing party shall be entitled to recover their reasonable attorneys fees and costs incurred with respect to the arbitration. Arbitration shall be instead of any civil litigation and each party is waiving the right to a jury trial as to such claims. The arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

Miscellaneous
-------------

          This agreement and the accompanying CIIA; any existing stock option, stock purchase/issuance, stock acceleration waiver, confidential/proprietary information, trade secrets, and inventions agreements that you have with SoftAware, Inc., and any promissory notes and loan obligations you have to SoftAware, Inc.; will be the entire employment agreement between you and the Company relating to your employment and all matters provided for herein. You agree that there were no promises or commitments made to you regarding your employment with the Company except as set forth in this letter. This letter supersedes, cancels and replaces: (i) any prior verbal or written agreements between you and the Company, and (ii) any prior verbal or written agreements between you and SoftAware, Inc. (except as provided for herein) relating to the subject matters hereof, including, but not limited to, any and all agreements relating to employment, termination, benefits, severance and compensation. This agreement may be amended or altered only in a writing signed by you and the Company's Chief Executive Officer, and shall be construed and interpreted in accordance with the laws of the State of California. Each provision of this agreement is severable from the others and, if any provision shall be to any extent unenforceable, it and the other provisions shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this agreement.

          We are delighted that you will be joining the Company. We believe that you bring the skills and expertise to help us continue to build our reputation in the industry. We look forward to working with you in developing the full potential of the Company.

          If you have any questions about this offer, please contact me. If you find this offer acceptable, please sign and date this letter below and return it to me.

                                 Sincerely,



                                 Chris Albinson,
                                 Vice President, Corporate Development



I agree to the terms and conditions in this offer.


Date:_________________________________            ______________________________
                                                  ^FirstName^ ^LastName^

                                  EXHIBIT F-2
                                  -----------

          FORM OF  EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT


                           [LOGO OF DIGITAL ISLAND]


                         EXECUTIVE EMPLOYMENT AGREEMENT

          This Executive Employment Agreement ("this Agreement") is made by and between Digital Island, Inc., a Delaware corporation (the "Corporation"), and ^FirstName^ ^LastName^ ("Executive").

          WHEREAS, the Corporation is a party to an Agreement and Plan of Reorganization with, among others, SoftAware, Inc., whereby the Corporation has agreed inter alia to acquire all of the outstanding capital stock of SoftAware, Inc., from its shareholders (the "Acquisition"), one of whom is Executive;

          WHEREAS, prior to the Acquisition, SoftAware, Inc. was engaged in its business in each of the fifty states of the United States and throughout the world and, following the Acquisition, the Corporation will continue conducting such business in all parts of the United States and throughout the world;

          WHEREAS, Executive will realize substantial consideration as a result of the Acquisition; and

          WHEREAS, as a condition of the Acquisition, the Corporation wishes to enter into an agreement with Executive, and Executive and SoftAware, Inc. wish that Executive enter into an agreement with the Corporation, whereby Executive shall be employed by the Corporation under specified terms and conditions, including entitlement to certain severance benefits in the event that Executive's employment is subsequently terminated under certain circumstances, and whereby Executive agrees to certain non-competition and related obligations;

          NOW, THEREFORE, the parties agree as follows:

    12. Duties and Responsibilities.
        ---------------------------

          12.1 Executive's employment with the Corporation shall be governed by the provisions of this Agreement for the period commencing with the closing of the Acquisition, and continuing until this Agreement is terminated pursuant to Paragraph 7, below (the "Employment Period"). This Agreement is contingent upon the closing of the Acquisition, and shall be null and void if the Acquisition is terminated by the terms of the Agreement and Plan of Reorganization.

          12.2 Executive shall be employed by the Corporation in a position title, reporting to a supervisor, to be determined no later than the closing of the Acquisition.

          12.3 Executive agrees to remain employed by the Corporation for a period of one (1) year after the closing of the Acquisition. During the one year period after the closing of the Acquisition, Executive will not be required to relocate his principal place of employment more than fifty (50) miles and, thereafter, more than seventy-five (75) miles, unless mutually agreed upon by Executive and the Corporation.

          12.4 During the Employment Period, Executive shall devote his full business time, best efforts, abilities, energies and skills to the good faith performance of his duties and responsibilities hereunder, and shall perform said duties and responsibilities at all reasonable times and places in accordance with reasonable directions and requests made by the Corporation consistent with Executive's position and the Corporation's business needs of Executive's position. During the Employment Period, Executive shall not engage in any other employment, business, or business related activity unless Executive receives the Corporation's prior written approval from the Executive's supervisor or Chief Executive Officer to hold such outside employment or engage in such business or activity, which written approval shall not be unreasonably withheld if such outside employment, business or activity would not in any way be competitive with the business or proposed business of the Corporation or otherwise conflict with or adversely affect in any way Executive's performance under this Agreement.

13.    Cash Compensation.
       -----------------

          13.1 Executive shall be paid a base salary at a rate of ^Base^Salary^ per annum. Such rate shall be subject to review and change by the Corporation, in its discretion, from time to time, generally on an annual basis, provided that the base salary shall not be decreased for the one (1) year period after the closing of the Acquisition. Base salary shall be paid at periodic intervals in accordance with the Corporation's payroll practices for salaried employees.

          13.2 Subject to the terms and conditions in effect from time to time, Executive shall be eligible to participate in the Corporation's Bonus Plan with an initial annual bonus target of ^Bonus^. Currently, the Bonus Plan is structured to make quarterly bonus payments although it is anticipated to be changed beginning October 1, 2000 to make semi-annual bonus payments. In addition, the Bonus Plan is currently structured to make payments based upon:

                 (a) the Corporation's achievement of the financial objectives and performance milestones established by the Corporation's Board of Directors (the "Board") for each bonus payment period;

                 (b) Executive's achievement of individual performance objectives as agreed by Executive and Executive's supervisor for such bonus payment period; and

                 (c) Executive's continued employment through the close of such bonus payment period.

          13.3 With respect to any and all cash compensation payable to Executive hereunder, the Corporation shall comply with all applicable tax withholding requirements, and shall make such other deductions as may be authorized by Executive.

    14. Employee Benefits.  Executive shall be eligible to participate in all
        -----------------
employee benefits generally made available to executives of the Corporation from time to time, including group insurance and health and welfare benefit plans, as well as such benefits that the Corporation makes available to those employed in the same level of position as Executive, provided that Executive meets the relevant qualification criteria for such benefits. Subject to the policies in effect from time to time, Executive initially shall accrue paid time off ("PTO") benefits during the Employment Period at the rate of twenty (20) days per annum and such additional amount of PTO as determined by the date Executive commenced employment with SoftAware, Inc. For the purpose of rate of accrual of PTO benefits, Executive shall be credited with time actively employed by SoftAware, Inc.

    15. Equity Compensation.  As soon as possible following commencement of the
        -------------------
Employment Period, Executive will be granted a stock option to purchase ^Option^ shares of the Corporation's Common Stock. The option will have an exercise price per share equal to the fair market value per share of the Corporation's common stock on the grant date. The option will be an incentive stock option under the Federal tax laws, to the maximum extent allowable, and the balance will be a non-statutory option. The option will have a maximum term of ten (10) years, subject to earlier termination upon Executive's cessation of employment. The option will vest and become exercisable for twenty-five percent (25%) of the option shares upon Executive's completion of one year of employment with the Corporation and, thereafter, will vest and become exercisable for the balance of the option shares in a series of thirty-six (36) successive equal monthly installments, upon Executive's completion of each of the next thirty-six (36) months of employment with the Corporation. The remaining terms of Executive's option will be governed by the provisions of the Corporation's 1999 Stock Incentive Plan.

    16. Expense Reimbursement.  Subject to the policies in effect from time to
        ---------------------
time, Executive shall be entitled to receive reimbursement from the Corporation for all necessary business expenses incurred by Executive in the performance of his duties hereunder.

    17. Confidential & Proprietary Information. Executive hereby acknowledges
        --------------------------------------
that Executive must concurrently execute, and agrees that he shall comply at all relevant times with, the Corporation's Confidential Information and Inventions Agreement.

    18. Termination of Employment.  Executive's employment under this Agreement
        -------------------------
shall be terminable pursuant to the following procedures:

          18.1   Death.  Upon Executive's death, Executive's employment under
                 -----
this Agreement shall immediately and automatically terminate.

          18.2   Disability or for Cause.  Executive's employment under this
                 -----------------------
Agreement
may be terminated by the Corporation at any time, upon written notice, due to Executive's Disability or for Cause. Such termination shall be effective immediately upon such notice, or on such prospective date specified in such notice.

                  (a) For the purpose of this Agreement, "Disability" means Executive's inability, either with or without reasonable accommodation, by reason of any physical or mental injury, illness or impairment, to substantially perform the essential functions required of him under this Agreement for a period in excess of ninety (90) consecutive days.

                  (b) For the purpose of this Agreement, "Cause" means any of the following reasons:

                        (i) Executive's conviction or plea of nolo contendre to a felony offense, or his embezzlement of the Corporation's funds;

                        (ii) a material breach by Executive of one or more of his obligations under this Agreement;

                        (iii) any intentional misconduct by Executive which has a materially adverse effect upon the Corporation's business or reputation;

                        (iv) Executive's continued failure to perform the duties, functions and responsibilities of his position provided, however, that the Corporation shall have given written notice to Executive, and Executive shall have had a period of thirty (30) days within which to cure the failure(s), described in such written notice, giving rise to possible termination for Cause under this Section 7.b.(2)(d); or

                        (v) a material breach of Executive's fiduciary obligations, if any, as an officer of the Corporation.

          18.3  Without Cause.  Executive's employment under this Agreement may
                -------------
be terminated "Without Cause":

                (a) By the Corporation at any time for any reason (excluding Executive's death or Disability, or for Cause), by giving Executive at least thirty (30) days prior written notice of such termination, and upon giving Executive such written notice, the Corporation may, if it so desires, immediately relieve Executive of some or all of Executive's duties; or

                (b) By Executive at any time following the one (1) year period after the Acquisition for any reason by giving the Corporation, through Executive's direct supervisor and a copy to the Corporations' General Counsel, at least thirty (30) days prior written notice of such termination.

          18.4 Except as specified in Paragraph 8, below, upon termination of Executive's employment under this Agreement, the Corporation shall only be required:

                (a) to pay Executive (or his estate) any unpaid base salary for services rendered, payment for all accrued but unused PTO benefits, and payment for any bonus that may be due under the Bonus Plan, through the date of such termination;

                (b) to allow Executive and/or his dependents to continue participation only in those health and welfare benefits in which Executive and/or his dependents are entitled to participate pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); and

                (c) to allow Executive (or his estate) to enjoy the benefits of his outstanding stock options, if any, subject to the terms and conditions then applicable to those stock options. Unless Executive's stock or stock option agreement(s), or any stock acceleration waiver provide otherwise, stock and option vesting also will cease as of the date of termination, although Executive (or his estate) would be allowed to exercise Executive's vested and outstanding options during the time period set forth in, and in accordance with, Executive's stock or stock option agreement(s).

    19. Severance Benefits.  Executive shall be entitled to certain severance
        ------------------
benefits as specified in Paragraph 8(b) or in Paragraph 8(c), below.

          19.1   Definitions.  For the purpose of this Paragraph 8, the
                 -----------
following definitions shall apply:

                 (a) "Involuntary Termination" shall exclude any termination of Executive's employment by reason of Executive's death or disability or by the Corporation for Cause, and shall mean only:

                        (i) the Corporation's termination of Executive's employment Without Cause; or

                        (ii) Executive's voluntary resignation within ninety
(90) days following: (i) a reduction in his level of base salary by more than fifteen percent (15%); (ii) a relocation of his principal place of employment by more than fifty (50) miles within one year after the closing of the Acquisition or, thereafter, by more than seventy-five (75) miles; or (iii) a material reduction in the level of Executive's duties and responsibilities or the level of management to which Executive reports, provided, however, that Executive shall have given written notice to the Corporation, through Executive's supervisor and a copy to the Corporation's General Counsel, and the Corporation shall have had a period of thirty (30) days within which to cure the action(s), described in such written notice, giving rise to possible Involuntary Termination under this Section 8.a.(1)(b).

                 (b) "Change in Control" shall mean a change in the ownership or control of the Corporation effected through any of the following transactions:

                        (i) a merger, consolidation or reorganization approved by the

Corporation's stockholders, unless securities representing more than fifty
                            ------
percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction;

                        (ii) any stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation; or

                        (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

          19.2  Regular Severance.  Should Executive's employment with the
                -----------------
Corporation terminate (i) by reason of an Involuntary Termination in the absence of a Change in Control, or (ii) by reason of an Involuntary Termination more than twelve (12) months after a Change in Control, then Executive shall become entitled to receive the following:

                 (a)  Bonus Payment.  Payment of the prorated bonus potential
                      -------------
for the specific bonus payment period during which Executive's employment terminated.

                 (b)  Salary Continuation.  Salary continuation payments at the
                      -------------------
monthly rate of base salary in effect for Executive under Paragraph 2 just prior to the time of the event resulting in his Involuntary Termination, for a period of six (6) months. Such salary continuation payments shall be paid at periodic intervals in accordance with the Corporation's payroll practices for salaried Executives, and shall be subject to all applicable tax withholding requirements.

                 (c)  Health Care Coverage.  Continued health care coverage
                      --------------------
under the Corporation's medical plan shall be provided, without charge, to Executive and his eligible dependents upon his election to receive such continued health care coverage under COBRA. Such Corporation-paid coverage shall continue until the earlier of: (i) the expiration of the six (6) month
                        -------
period measured from the effective date of his Involuntary Termination, or (ii) the first date on which Executive is covered under another employer's health benefit program without exclusion for any pre-existing medical condition. Any additional health care coverage to which Executive and his dependents may be entitled under COBRA following the period of such Corporation-paid coverage shall be at Executive's sole cost and expense.

          19.3  Change in Control Severance.  Should Executive's employment with
                ---------------------------
the Corporation terminate by reason of an Involuntary Termination within twelve
(12) months after a Change in Control, then Executive shall become entitled to receive the following:

                (a)  Bonus Payment.  Payment of the prorated bonus potential for
                     -------------
the specific bonus payment period during which Executive's employment terminated.

                (b)  Salary Continuation.  Salary continuation payments, at the
                     -------------------
monthly rate of base salary in effect for him under Paragraph 2 just prior to the time of the event resulting in his Involuntary Termination, for a period of twelve (12) months. Such salary continuation payments shall be paid at periodic intervals in accordance with the Corporation's payroll practices for salaried Executives, and shall be subject to all applicable tax withholding requirements.

                (c)  Health Care Coverage.  Continued health care coverage under
                     --------------------
the Corporation's medical plan shall be provided, without charge, to Executive and his eligible dependents upon his election to receive such continued health care coverage under COBRA. Such Corporation-paid coverage shall continue until the earlier of: (i) the expiration of the twelve (12)-month period measured from the effective date of his Involuntary Termination or (ii) the first date on which Executive is covered under another employer's health benefit program without exclusion for any pre-existing medical condition. Any additional health care coverage to which Executive and his dependents may be entitled under COBRA following the period of such Corporation-paid coverage shall be at Executive's sole cost and expense.

                (d)  Option Acceleration.  To the extent Executive's outstanding
                     -------------------
stock options do not vest on an accelerated basis at the time of the Change in Control because those options are assumed by the successor entity or are otherwise continued in effect following that Change in Control, then Executive shall immediately, upon an Involuntary Termination of his employment with the Corporation (or the successor entity) within twelve (12) months after the effective date of that Change in Control, be credited with an additional twelve
(12) months of service under the vesting schedule in effect for the shares purchased or purchasable under each of his stock options. Accordingly, Executive shall immediately vest in that number of additional shares purchased or purchasable under each such stock option equal to the number of additional shares in which Executive would have vested under the normal vesting schedule in effect for that stock option had Executive actually rendered an additional twelve (12) months of service with the Corporation prior to the date of such Involuntary Termination. Executive shall have until the earlier of: (i) the
                                                        -------
expiration of the option term, or (ii) any shorter period designated in the stock option agreement within which to exercise each of his stock options for any or all of the option shares in which Executive is vested at the time of his Involuntary Termination, including the option shares which vest on an accelerated basis in accordance with the foregoing provisions.

    20. Restrictive Covenants.  During the Employment Period and for an
        ---------------------
additional period of two (2) years following the termination of Executive's employment for any reason other than death, Executive shall be subject to the following restrictive covenants:

          20.1 Executive shall not directly or indirectly encourage or solicit any of the Corporation's employees, consultants or independent contractors to leave the Corporation's employ or service for any reason or interfere in any other manner with such relationships at the time existing between the Corporation and its employees, consultants and independent contractors.

          20.2 Executive shall not directly or indirectly solicit any customer, vendor, supplier, licensor, licensee or other business affiliate of the Corporation or otherwise induce any such person to terminate its existing business relationship with the Corporation or interfere in any other manner with any existing business relationship between the Corporation and any such customer, vendor, supplier, licensor, licensee or other business affiliate.

          20.3 Executive shall not, as an Executive, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly:


                 (a) render any services relating to IP networks or internet access and related value added services (including without limitation those operations of Worldcom/UUnet, PSINet, Digex, Verio, Earthlink/Mindspring, AT&T, SBC, Quest, GTE/BBN); any "last mile" high speed DSL access services (including without limitation those operations of TCI@Home, Rhythms, Covad); any data center outsourcing services or the hosting division of companies (including without limitation those operations of Exodus, Intel, Colo.com, IBM); or any networks that serve content in one or two ways to multiple devices distributed throughout deployed networks of distributed servers (including without limitation those operations of Adero, Akamai, Real Broadcast Networks) (hereafter collectively referred to as the "Businesses") in the United States or throughout the world; or

                 (b) permit Executive's name to be used in connection with a business which is competitive or substantially similar to the Businesses.

          Notwithstanding the foregoing, Executive may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any business that is competitive or substantially similar to the Businesses or any person who owns a business that is competitive or substantially similar to the Businesses. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the NASDAQ Stock Market or Bulletin Board.

          20.4 The parties agree that if any of the foregoing restrictive covenants is found by a court to be unreasonable, the court shall reduce and limit such covenants to such area, scope or period as shall be deemed reasonable and the parties shall comply with such reductions and limitations.

          20.5 Executive hereby acknowledges that monetary damages may not be sufficient to compensate the Corporation for any economic loss which may be incurred by reason of Executive's breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Corporation shall, in addition to the termination of this Agreement and any remedies available to the Corporation at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing such breach, or in the form of a decree requiring specific performance of the covenants set forth herein.

    21. Limitations on Severance Benefits.
        ---------------------------------

          21.1 The benefits provided Executive under Paragraph 8 of this Agreement are the only severance benefits, or measure of damages or loss, to which Executive is entitled under this Agreement upon the termination of his employment with the Corporation, and no other severance benefits shall be provided to Executive by the Corporation pursuant to any other severance plan or program of the Corporation.

          21.2 In the event Executive breaches any of his obligations under Paragraphs 6 or 9 of this Agreement, Executive shall cease to be entitled to any severance benefits otherwise to be provided under Paragraph 8 this Agreement; the Corporation shall be entitled to recover from Executive any and all stock options that vested and any shares for which such options were exercised (or the market value of the shares for which such options were exercised if Executive had exercised any or all such options) pursuant to Paragraph 8.c.(4) of this Agreement; and, further, the Corporation shall be entitled to take any and all action necessary to pursue legal and equitable remedies against Executive, including, without limitation, injunctive relief; provided, however, this Agreement will remain in full force and effect notwithstanding any such action by the Corporation.

    22. Governing Law.  The provisions of this Agreement will be construed
        -------------
and interpreted under the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

    23. Remedies.  Except as otherwise provided herein, all rights and remedies
        --------
provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other available remedy.

    24.  Arbitration. Any and all disputes between Executive and the Corporation
         -----------
which arise out of Executive's employment under the terms of this Agreement or the termination of such employment shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this Agreement, Executive's employment by the Corporation or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, or any other Federal, State or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Executive's employment with the Corporation or its termination. The only claims not covered by this
                                                    ---
Agreement are Executive's claims for benefits under the workers' compensation or unemployment insurance laws, which will be resolved pursuant to those laws; and any claims by the Corporation or the by Executive arising from or relating to Paragraphs 6 or 9 of this Agreement. Binding arbitration will be conducted in San Francisco, California, accordance with existing procedures for resolution of employment disputes of the American Arbitration Association unless Executive does not reside within one hundred (100) miles of San Francisco County at the time the dispute arose, in which case arbitration may take place in the largest metropolitan area within one hundred (100) miles of Executive's most recent principal place of employment with the Corporation. Each party will share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator, and the prevailing party shall be entitled to recover his/its reasonable attorneys fees and costs incurred with respect to the arbitration. The parties understand and agree that the arbitration shall be instead of any civil litigation and that each is waiving the right to a jury trial as to such claims. The parties further understand and agree that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

    25. Counterparts.  This Agreement may be executed in more than one
        ------------
counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

    26. Changes to Agreement.  This Agreement may only be changed by another
        --------------------
written agreement signed by Executive and an authorized officer of the Corporation.

    27. Construction.  In this Agreement unless a clear contrary intention
        ------------
appears, the singular number includes the plural and vice versa and reference to any gender includes each other gender.

    28. Notices.  Any and all notices, demands or other communications required
        -------
or desired to be given hereunder by either party shall be in writing and shall be deemed given when delivered personally or forty-eight (48) hours after deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, addressed to the party to whom such notice, demand or other communication is to be given as set forth below:

          28.1   To the Corporation:  To the Executive's direct supervisor or
                 ------------------
the Chief Executive Officer, with a copy to the Corporations' General Counsel, at each such person's principle place of employment with the Corporation.

          28.2   To Executive:
                 ------------




Either party may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party hereto.

    29. Complete Agreement.  This Agreement and the Corporation's Confidential
        ------------------
Information and Inventions Agreement; any existing stock option, stock purchase/issuance, stock acceleration waiver, confidential/proprietary information, trade secrets, and inventions agreements that Executive has with SoftAware, Inc., and any promissory notes and loan obligations Executive has to SoftAware, Inc.; will be the entire agreement between Executive and the Corporation relating to Executive's employment and all matters provided for herein. Executive agrees that there were no promises, representations or commitments made to Executive regarding employment with the Corporation except as set forth in this Agreement. This Agreement supersedes, cancels and replaces:
(i) any prior verbal or written agreements between Executive and the Corporation, and (ii) any prior verbal or written agreements between Executive and SoftAware, Inc. (except as provided for herein) relating to the subject matters hereof, including, but not limited to, any and all agreements relating to employment, termination, benefits, severance and compensation.

          IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year written below.

Dated: ______________, 2000         DIGITAL ISLAND, INC.:



                                    _________________________________
                                    By:     Ruann R. Ernst
                                    Title:  Chairman and Chief Executive Officer



Dated: ______________, 2000         EXECUTIVE:




                                    _________________________________
                                    ^FirstName^ ^LastName^

                                   EXHIBIT G
                                   ---------



  Form of Officer's Certificate of Digital Island, Inc. and Ocean Acquisition
  ---------------------------------------------------------------------------
                                     Corp.
                                     -----

                             _______________, 2000

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, California 90071

Brobeck, Phleger & Harrison LLP
2200 Geng Road
Two Embarcadero Place
Palo Alto, California   94303

Ladies and Gentlemen:

          We refer to the Agreement and Plan of Reorganization dated as of July 17, 2000 (the "Agreement"), by and among Digital Island, Inc., a Delaware corporation ("Parent"), Ocean Acquisition Corp., a California corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and SoftAware, Inc., a California corporation ("Company"), which provides for the merger (the "Merger") of Merger Sub with and into Company on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereinafter referred to as the "Effective Time." Each of Latham & Watkins, counsel to Company, and Brobeck, Phleger & Harrison LLP, counsel to Parent, has been requested pursuant to Section 6.2(c) and 6.3(o) of the Agreement, respectively, to render its opinion regarding certain United States federal income tax consequences of the Merger. Capitalized terms not defined herein have the meanings specified in the Agreement.

A.    Statements and Representations.
      ------------------------------

     In connection with such opinion to be rendered by each of you, and acknowledging that each of you will rely, with Parent's and Merger Sub's consent, upon the statements and representations made in this letter in rendering such opinion, Parent and Merger Sub hereby certify and represent to each of you that the statements and representations stated herein as they relate to Parent and Merger Sub are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):


     1. The fair market value of Parent common stock ("Parent Stock"), Merger Cash and cash in lieu of fractional shares of Parent Stock received by holders of Company Stock ("Shareholders") will be approximately equal to the fair market value of Company common stock ("Company Stock") surrendered in the Merger. In connection with the Merger, no Shareholder will receive in exchange for Company Stock, directly or indirectly, any consideration from Parent other than Parent Stock, Merger Cash, and cash in lieu of fractional shares of Parent Stock.

     2. Parent has no plan or intention: (i) to liquidate Company; (ii) to merge Company into another corporation; (iii) to sell or otherwise dispose of any Company Stock acquired by Parent pursuant to the Agreement, except for transfers and successive transfers to one or more corporations controlled in each transfer by the transferor corporation (within the meaning of Section 368(c) of the Code) at the time of transfer; or (iv) to cause Company to sell or otherwise dispose of any of its assets or of any of the assets of Merger Sub acquired in the Merger, except for (w) dispositions made in the ordinary course of business, (x) transfers and successive transfers to one or more corporations controlled in each transfer by the transferor corporation (within the meaning of Section 368(c) of the Code) at the time of transfer, (y) dispositions after which Company would continue to hold the amount of assets set forth in paragraph 3 below following the Merger (assuming the correctness of the representation set forth in paragraph 3 below), or (z) transfers to partnerships that satisfy the provisions of Treasury Regulation Section 1.368-1(d)(4)(iii)(B).

     3. Assuming the correctness of the representation in paragraph 2 of the Company Officer's Certificate, following the Merger, Company will hold at least 90 percent of the fair market value of Company's net assets and at least 70 percent of the fair market value of Company's gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of Merger Sub's gross assets held immediately prior to the Effective Time. For purposes of the representation in the immediately preceding sentence, amounts paid by Company or Merger Sub to dissenters, amounts paid by Company or Merger Sub to Shareholders who receive cash or other property, and amounts used by Company or Merger Sub to pay reorganization expenses will be included as assets of Company or Merger Sub, as the case may be, immediately prior to the Effective Time.

     4. There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company.

     5. Merger Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Effective Time has had assets (other than nominal assets contributed upon the formation of Merger Sub, which assets will be held by Company following the Merger) or business operations.

     6. Merger Sub will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities in the Merger.

     7. Prior to the Merger, Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Code. Following the Merger, Parent will be in control of Company within the meaning of Section 368(c) of the Code.

     8. Parent has no plan or intention to cause Company, after the Effective Time, to issue additional shares of stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

     9. Following the Merger, neither Parent nor any person related to Parent within the meaning of Treas. Reg. (S)(S) 1.368-1(e)(3), (e)(4) and (e)(5) has any plan or intention to purchase, redeem or otherwise reacquire any Parent Stock issued pursuant to the Agreement.

     10. There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired, or will be settled at a discount.

     11. In the Merger, shares of Company Stock representing control of Company (within the meaning of Section 368(c) of the Code) will be exchanged solely for "voting stock" of Parent (within the meaning of Sections 368(a)(1)(B) and (2)(E) of the Code). For purposes of this paragraph 10, Company Stock to be exchanged for cash or other property originating with Parent is treated as constituting outstanding Company Stock at the Effective Time.

     12. Each of Parent and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger, and neither Parent nor Merger Sub has agreed to assume, nor will either directly or indirectly assume, any expense or other liability, whether fixed or contingent, of Company or any holder of Company Stock. The Company Stock acquired by Parent in the Merger will not be subject to any liabilities.

     13. As of the Effective Time, neither Parent nor any person related to Parent within the meaning of Treas. Reg. (S)(S) 1.368-1(e)(3), (e)(4) and (e)(5) will own beneficially or of record, or will have owned beneficially or of record, during the five years immediately prior to the Effective Time, any stock of Company, or other securities, options, warrants or instruments giving the holder thereof the right to acquire Company Stock or other securities issued by Company.

     14. Following the Merger, Company or Parent (or a member or members of the "qualified group," as defined in Treas. Reg. (S) 1.368-1(d)(4)(ii), that includes Parent as the "issuing corporation," as defined in Treas. Reg.
(S)1.368-1(b)), will continue the historic business of Company (or, alternatively, if the Company has more than one line of business, will continue at least one significant line of the Company's historic business) or use a significant portion of Company's historic business assets in a business.

     15. Neither Parent nor Merger Sub is an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

     16. Neither Parent nor Merger Sub will directly or indirectly provide funds to make payments in respect of Dissenting Shares.

     17. Except for the Merger Cash and cash paid in lieu of fractional shares of Parent Stock, 100 percent of Company Stock outstanding immediately prior to the Effective Time will be exchanged for Parent Stock. The issuance in the Merger of cash in lieu of fractional shares of Parent Stock represents a mere mechanical rounding off solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid pursuant to the Agreement to Shareholders instead of issuing fractional Parent Stock will not exceed one percent of the total consideration that will be issued pursuant to the Agreement to Shareholders in exchange for their Company Stock. The fractional share interests of each Shareholder will be aggregated, and no Shareholder will receive cash in an amount equal to or greater than the value of one full share of Parent Stock on the Closing Date.

     18. None of the compensation received by any stockholder-employees from Parent or from the Company following the Merger will be separate consideration for, or allocable to, any of their Company Stock. None of the Parent Stock received by any stockholder-employees will be given pursuant to any employment agreement. The compensation paid to any stockholder-employees by Parent or by the Company following the Merger will be for services actually rendered and will be commensurate with amounts that would be paid to third parties bargaining at arm's-length for similar services.

     19.  Parent has a bona fide business reason for engaging in the Merger.

     20. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's length negotiations.

     21. The undersigned are authorized to make all of the representations set forth herein.

B.    Reliance by You in Rendering Opinion:  Limitations on Your Opinion.
      ------------------------------------------------------------------

     The undersigned recognize and agree that with respect to each of you, (i) your tax opinion will be based on the statements and representations set forth herein and on the statements contained in the Agreement and documents related thereto, and (ii) your tax opinion will be subject to certain limitations and qualifications, including that it may not be relied upon if any such statements or representations are not accurate in all respects.


          Parent and Merger Sub undertake to inform each of you and Company immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                              Very truly yours,


                              Digital Island, Inc.

                              Ocean Acquisition Corp.

                                   Exhibit H
                                   ---------

                Form of Officer's Certificate of SoftAware, Inc.
                ------------------------------------------------


                              ______________, 2000

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, California  90071

Brobeck, Phleger & Harrison LLP
2200 Geng Road
Two Embarcadero Place
Palo Alto, California  94303

Ladies and Gentlemen:

          We refer to the Agreement and Plan of Reorganization dated as of July 17, 2000 (the "Agreement"), by and among Digital Island, Inc., a Delaware corporation ("Parent"), Ocean Acquisition Corp., a California corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and SoftAware, Inc., a California corporation ("Company"), which provides for the merger (the "Merger") of Merger Sub with and into Company on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereinafter referred to as the "Effective Time." Each of Latham & Watkins, counsel to Company, and Brobeck, Phleger & Harrison LLP, counsel to Parent, has been requested pursuant to Section 6.2(c) and 6.3(o) of the Agreement, respectively, to render its opinion regarding certain United States federal income tax consequences of the Merger. Capitalized terms not defined herein have the meanings specified in the Agreement.

A.  Statements and Representations.
--  ------------------------------

          In connection with such opinion to be rendered by each of you, and acknowledging that each of you will rely, with Company's consent, upon the statements and representations made in this letter in rendering such opinion, Company hereby certifies and represents to each of you that the statements and representations stated herein as they relate to Company are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time).

1. The fair market value of Parent common stock ("Parent Stock"), Merger Cash and cash in lieu of fractional shares of Parent Stock received by holders of Company Stock ("Shareholders") will be approximately equal to the fair market value of Company common stock ("Company Stock") surrendered in the Merger. In connection with the Merger, no Shareholders will receive in exchange for Company Stock, directly or indirectly, any consideration from Parent other than Parent Stock, Merger Cash and cash in lieu of fractional shares of Parent Stock.

     2. At the Effective Time, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid by Company to dissenting Shareholders, amounts used by Company to pay Merger expenses, amounts paid by Company to redeem stock, securities, warrants or options of Company as part of any overall plan of which the Merger is part, and amounts distributed by Company to Shareholders (except for any regular, normal dividends) as part of an overall plan of which the Merger is a part, in each case will be treated as constituting assets of Company immediately prior to the Effective Time.

     3. Each of Company and the Shareholders has paid and will pay only their respective expenses, if any, incurred in connection with the Merger. Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Shareholders.

     4. There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company.

     5. Company has no plan or intention to issue additional shares of its stock after the Effective Time that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code. At the Effective Time, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's Merger Sub or retention of control of Company, as defined in Section 368(c) of the Code.

     6. Neither Company nor any person related to Company within the meaning of Treas. Reg. (S)(S) 1.368-1(e)(3), (e)(4), and (e)(5), has purchased, redeemed or otherwise acquired, or made any extraordinary distributions (as defined in Treas. Reg. (S)1.368-1T(e)(1)(ii)(A)) with respect to, any Company Stock prior to or in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

     7. Company is not an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

     8. Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     9. Except for the Merger Cash and cash paid in lieu of fractional shares of Parent Stock, 100 percent of Company Stock outstanding immediately prior to the Effective Time will be exchanged for Parent Stock. The issuance in the Merger of cash in lieu of fractional shares of Parent Stock represents a mere mechanical rounding off solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid pursuant to the Agreement to the Shareholders as Merger Cash and instead of issuing fractional Parent Stock will not exceed one percent of the total consideration that will be issued pursuant to the Agreement to the Shareholders in exchange for their Company Stock. The fractional share interests of each Shareholder will be aggregated, and no Shareholder will receive cash in an amount equal to or greater than the value of one full share of Parent Stock on the Closing Date.

     10. None of the compensation received by any stockholder-employees of Company will be separate consideration for, or allocable to, any of their Company Stock. None of the Parent Stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     11. In the Merger, Company Stock representing control of Company (within the meaning of Section 368(c) of the Code) will be exchanged solely for "voting stock" of Parent (within the meaning of Sections 368(a)(1)(B) and (2)(E)). For purposes of this paragraph 11, Company Stock to be exchanged for cash or other property originating with Parent is treated as constituting outstanding Company Stock at the Effective Time.

     12. The business currently carried on by Company is its "historic business" within the meaning of Treas. Reg. (S) 1.368-1(d) and no assets of Company have been sold, transferred or otherwise disposed of which would prevent Company from continuing the "historic business" of Company or from using a "significant portion" of Company's "historic business" assets in a business following the Merger, as such terms are used in Treas. Reg. (S)1.368-1(d).

     13. At the Effective Time, there will be no accrued but unpaid dividends on Company Stock.

     14. Payments made in respect of Dissenting Shares, if any, shall be made solely from the funds of Company. No funds will be supplied for that purpose, directly or indirectly, by Parent or Merger Sub, nor will Parent or Merger Sub directly or indirectly reimburse Company for any payments made in respect of Dissenting Shares.

     15. At the Effective Time, the fair market value of Company's assets will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     16.  Company has a bona fide business reason for engaging in the Merger.

     17. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's length negotiations.

     18. The undersigned is authorized to make all of the representations set forth herein.

B.   Reliance by You in Rendering Opinion:  Limitations on Your Opinion.
     ------------------------------------------------------------------

          The undersigned recognizes and agrees that with respect to each of you, (i) your tax opinion will be based on the statements and representations set forth herein and on the statements contained in the Agreement and documents related thereto, and (ii) your tax opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such statements or representations are not accurate in all respects.

          Company undertakes to inform each of you and Parent immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.


                                 Dated:____________________


                                 Very truly yours,


                                  SoftAware, Inc.

                                   EXHIBIT I
                                   ---------

                          FORM OF ACCELERATION WAIVER



                   INVOLUNTARY TERMINATION STOCK ACCELERATION
                              AMENDMENT AND WAIVER


     This Involuntary Termination Stock Acceleration Amendment and Waiver (the "Amendment") relates to certain stock options and unvested shares of the Corporation's Common Stock pursuant to the Corporation's 1999 Stock Option/Issuance Plan and my stock option agreement and/or execution of the Corporation's Stock Purchase Agreement. An Addendum to the stock option agreement and/or stock purchase agreement (the "Addendum") provided certain rights in the case of an Involuntary Termination after a Corporate Transaction. A copy of the Addenda are attached hereto and incorporated herein by reference as Exhibit "A". All capitalized terms in this Amendment shall have the meaning assigned to them in this Amendment or the Corporation's 1999 Stock Option/Issuance Plan.

     I, _______________________ am an employee of the Corporation and am the holder of certain stock options and/or unvested shares and certain rights pursuant to the Addenda. I hereby acknowledge, for good and valuable consideration received, to amend the Addenda, only with respect the definition of Involuntary Termination, as follows:

     Delete: "(ii) Optionee's voluntary resignation following (A) a change in his or her position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, ..."

     And insert in its place: "(ii) Optionee's voluntary resignation following
(A) a material reduction in the fundamental nature and scope of the Optionee's duties and responsibilities with the Corporation (or Parent or Subsidiary thereof), although if any change or reduction in the nature and scope of Optionee's duties and responsibilities is occasioned solely by reason of the change in the status of Corporation from an independently operated entity to a wholly-owned subsidiary or to post-merger entity with integrated operations constitute grounds for a clause (A) Involuntary Termination, ...."

     I hereby acknowledge receipt of One Thousand dollars ($1,000.00) as good and valuable consideration in exchange for my waiver of the existing definition, and my agreement to the replacement for that portion of the definition, as set forth above.

     I further agree and acknowledge that I have the right to consult separate counsel of my own choosing, and at my own expense, to review and advise me with reference to the Amendment.

     To indicate (i) my waiver of that portion of the existing definition, and my agreement to the replacement for that portion of the definition, as set forth above; (ii) my acknowledgement of good and valuable consideration in exchange for the Amendment; and (iii) my exercise or waiver of separate counsel of my choosing to review and advise me with reference to the Amendment, I agree to and do sign and date this Amendment.

Dated:  _________________, 2000    Signature:__________________________________

                                   EXHIBIT J
                                   ---------

                                SOFTAWARE, INC.

                                  280G WAIVER


RECITALS
--------

          WHEREAS, the undersigned Executive has previously entered into a stock purchase agreement, stock option agreement, purchase option agreement, addendum to stock purchase agreement, addendum to stock option agreement, and/or any amendment thereto (collectively, the "Agreements") with SoftAware, Inc. (the "Company") pursuant to which Executive has purchased __________________ shares of the Company's common stock and/or has the option to purchase _________ shares of the Company's common stock ( collectively the "Shares").

          WHEREAS, the Company has agreed to be acquired by Digital Island, Inc. ("Parent") pursuant to the Agreement and Plan of Reorganization among Parent and the Company (the "Merger").

          WHEREAS, under the terms of the Agreements, all the Shares are to immediately vest, and the Company's repurchase rights with respect to those Shares are to lapse, upon Executive's termination without cause or involuntary termination following the Merger.


          WHEREAS, both the Executive's initial acquisition of the Shares and the accelerated vesting of those Shares upon Executive's termination without cause or involuntary termination following the Merger could result in Executive being deemed to have received a "parachute payment" pursuant to Section 280G of the Internal Revenue Code of 1986, as amended ("Section 280G").

          WHEREAS, Section 280G(b)(5)(A)(ii) provides that a payment will not be deemed to be a parachute payment if Executive's right to receive or retain the payment is contingent upon the approval of such payment by the Company's shareholders in accordance with the provisions of Section 280G and the applicable regulations thereunder.

          WHEREAS, the Company and Executive wish to amend the Agreements to provide that Executive's right to retain and/or purchase the Shares pursuant to the Agreements and the accelerated vesting of those Shares upon Executive's termination without cause or involuntary termination following the Merger shall be subject to shareholder approval in accordance with the provisions of Section 280G(b)(5)(A)(ii) in order to prevent the loss of a tax deduction by the Company and an imposition of an excise tax on Executive.

          NOW, THEREFORE, it is hereby agreed as follows:

          Notwithstanding any other provision of the Agreements to the contrary, Executive hereby waives any and all right or entitlement to (i) retain and/or purchase the Shares under the Agreements, and (ii) have the Shares vest on an accelerated basis upon Executive's termination without cause or involuntary termination following the Merger. Executive accordingly agrees that the provisions of the Agreements pursuant to which the Shares were issued to the Executive, the provisions of the Agreements pursuant to which the shares are purchasable by the Executive and the provisions of the Agreements pursuant to which the shares accelerate upon Executive's termination without cause or involuntary termination following the Merger, to the extent such provisions apply to the Shares, shall be null and void and without any force or effect and that Executive shall have no right or entitlement to retain and/or purchase the Shares under the Agreements and shall have no right or entitlement to accelerated vesting upon Executive's termination without cause or involuntary termination following the Merger, unless the Executive's initial grant and/or acquisition of the Shares pursuant to the Agreements and the accelerated vesting upon Executive's termination without cause or involuntary termination following the Merger is approved by the shareholders of the Company in accordance with the provisions of Section 280G and the regulations thereunder. Accordingly, Executive shall not be entitled to retain and/or purchase any of the Shares under the Agreements or receive any accelerated vesting upon Executive's termination without cause or involuntary termination following the Merger without such requisite shareholder approval.



IN WITNESS WHEREOF, the parties have executed this agreement as of , 2000.

                                         SOFTAWARE, INC.

                                         By:_______________________________

                                         Title: ___________________________



                                         ___________________________________
                                         Executive

                                       2